EXHIBIT 99.1

M&T BANK CORPORATION

RETIREMENT SAVINGS PLAN

M&T BANK CORPORATION

RETIREMENT SAVINGS PLAN

(Continued)

- ii -

(Continued)

- iii -

(Continued)

- iv -

(Continued)

- v -

(Continued)

- vi -

(Continued)

- vii -

M&T BANK CORPORATION

RETIREMENT SAVINGS PLAN

ARTICLE 1

NAME; EFFECTIVE DATE

Section 1.1 Name. This plan will be known as the M&T Bank Corporation Retirement Savings Plan, hereinafter referred to as the “Plan.”

Section 1.2 Effective Date.

(a) The Plan’s original effective date is April 1, 1986. The provisions of this Plan restatement are effective January 1, 2011, unless otherwise specified elsewhere in this document.

(b) Except as otherwise provided in the Plan, the rights of an Employee covered under the Plan who retired or otherwise separated from the service of the Employer before January 1, 2011 are governed by the terms of the Plan in effect at the time of his retirement or separation from service. On and after January 1, 2011, the rights of an Employee who retires or otherwise separates from the service of the Employer and the obligations of the Employer are governed by this restated Plan, together with any amendments to the Plan.

Section 1.3 Intent. The Plan is intended to be a qualified plan under Code Section 401(a) with a qualified cash or deferred arrangement under Code Section 401(k). The Plan is a combined profit sharing plan/stock bonus plan, and the stock bonus component of the Plan is (i) intended to be an “employee stock ownership plan” within the meaning of Code Section 4975(e)(7), and (ii) designed to invest primarily in M&T Stock.

ARTICLE 2

DEFINITIONS

As used in this Plan, and except as otherwise provided herein, the following terms have the meaning hereinafter set forth:

Section 2.1 “Account” means an account established for a Participant pursuant to Article 5 hereof.

Section 2.2 “Actual Deferral Percentage for Additional Employer Contributions” means, for a particular Plan Year, the average of the Deferral Percentages for Additional Employer Contributions of each Eligible Employee in the group for which the Actual Deferral Percentage for Additional Employer Contributions is to be determined.

Section 2.3 “Actual Deferral Percentage for Pretax Contributions” means, for a particular Plan Year, the average of the Deferral Percentages for Pretax Contributions of each Eligible Employee in the group for which the Actual Deferral Percentage for Pretax Contributions is to be determined.

Section 2.4 “Additional Employer Contribution” means a Contribution made pursuant to Section 4.2 hereof. For purposes of Section 5.1 hereof, Additional Employer Contributions include any employer contribution, other than an elective deferral as defined in Code Section 402(g), made to a plan described in Article 14 or 15 hereof.

Section 2.5 “After-tax Contribution” means an after-tax contribution made to the Plan prior to the adoption of a Plan amendment eliminating after-tax contributions. For purposes of Section 5.1 hereof, After-tax Contributions include any after-tax contribution made to a plan described in Article 14 or 15 hereof.

Section 2.6 “Affiliated Employer” means the Employer and any corporation that is a member of a controlled group of corporations (as defined in Code Section 414(b)) that includes the Employer; any trade or business (whether or not incorporated) that is under common control (as defined in Code Section 414(c)) with the Employer; any organization (whether or not incorporated) that is a member of an affiliated service group (as defined in Code Section 414(m)) that includes the Employer; and any other entity required to be aggregated with the Employer pursuant to Treasury Regulations under Code Section 414(o).

Section 2.7 “Anniversary Date” means the last day of each Plan Year.

Section 2.8 “Annuity Starting Date” means the first day of the first period for which an amount is payable as an annuity or, in the case of a benefit that is not payable in the form of an annuity, the first day on which all events have occurred that entitle the Participant to his benefit.

Section 2.9 “Applicable Percentage for Pretax Contributions” has the meaning provided in Section 4.1(a) hereof.

Section 2.10 “Beneficiary” means any person to whom a Distribution is payable upon the death of a Participant.

Section 2.11 “Code” means the Internal Revenue Code of 1986, as amended.

Section 2.12 “Committee” means the committee appointed by the Corporation in accordance with Section 9.1 hereof.

Section 2.13 “Compensation” has the following meanings:

(a) (1) For Plan Years beginning before January 1, 2006, an Employee’s Compensation, for purposes of Sections 4.1(a) and 4.2(a), is the sum of the following amounts paid to the Employee during the calendar year: (A) the Employee’s base salary, and (B) in the case of an Employee whose sales commissions for the calendar year are expected to exceed 50% of his total salary from the Employer for the calendar year, 75% of the Employee’s sales commissions. All forms of compensation paid in addition to base salary, (including, but not limited to, bonuses, overtime, commissions, incentives, and severance), other than the commissions described in (B) above, are excluded from Compensation.

(2) For Plan Years beginning after December 31, 2005, an Employee’s Compensation, for purposes of Section 4.1(a), 4.2(d), and 4.10, is the compensation reported by the Employer on Form W-2 in the box for wages, tips and other compensation under Code §§ 3401(a), 6041(d), 6051(a)(3) and 6052. Notwithstanding the preceding sentence, “Compensation” under this Section 2.13(a)(2) will include contributions made pursuant to a salary reduction agreement that are not includible in an Employee’s gross income under Code §§ 125, 132(f), 402(e)(3), 402(h) or 403(b), and will not include taxable amounts paid or reimbursed for moving, taxable amounts paid to compensate an Employee for taxes incurred with respect to reimbursed moving expenses, taxable stock option income, taxable income derived from payments under the Employer’s nonqualified deferred compensation plans, imputed income from group term life insurance benefits, taxable severance payments, taxable income derived from long term disability benefits and taxable income derived from Benefit Credits made available to the Employee under the M&T Bank Corporation Flexible Benefits Plan.

(3) Notwithstanding any other provision of the Plan to the contrary, for the purposes of determining the amount to be contributed on behalf of Qualified Disabled Participants pursuant to Section 4.10 and for Code Section 415 purposes, a Qualified Disabled Participant will be deemed to receive annual Compensation equal to the greater of: (A) his Compensation (as defined in Section 2.13(a)(2)) received during the Plan Year in which the Disabled Participant becomes eligible to receive long-term disability benefits under the M&T Bank Corporation Long-Term Disability Plan; or (B) his Compensation (as defined in Section 2.13(a)(2)) received during the Plan Year that precedes the Plan Year in which the Disabled Participant becomes eligible to receive long-term disability benefits under the M&T Bank Corporation Long-Term Disability Plan. Notwithstanding the preceding sentence, if a Qualified Disabled Participant does not receive Compensation in each month of the Plan Year referenced in clause (B) of the preceding sentence, the Participant’s deemed annual Compensation, for purposes of clause (B), will be the Qualified Disabled Participant’s average monthly Compensation (as defined in Section 2.13(a)(2)) for the portion of that Plan Year in which he performed services for the Employer multiplied by 12. In computing a Qualified Disabled Participant’s average monthly Compensation for the preceding Plan Year in which he performed services for the Employer, the Committee will disregard Compensation for months that are not full months of employment. The following special rules apply for the purposes of computing a Qualified Disabled Participant’s average monthly Compensation:

(i) A Qualified Disabled Participant’s Compensation will not include any Compensation paid during the period if such Compensation is not of the type the Qualified Disabled Participant would have received on an annual basis if his employment had continued (e.g., one-time signing bonuses); and

(ii) Bonuses, commissions and other similar types of Compensation paid during the period will be apportioned ratably among the months within the period during which the Qualified Disabled Participant performed services.

(b) For purposes of Sections 2.17 and 2.18 hereof, Compensation means amounts paid with respect to an Eligible Employee in the Plan Year and required to be reported on the Employee’s Form W-2 for services performed for the Employer. For any Plan Year, the Committee may elect to include in the definition of the term “Compensation” contributions made on behalf of an Eligible Employee by the Employer pursuant to a salary reduction agreement under Code Section 401(k), 125 or 132(f)(4); provided, however, that the election is applied consistently with respect to all Eligible Employees during any Plan Year.

(c) Notwithstanding the foregoing, solely for the purposes of Sections 2.33, 5.3, 11.1 and 11.2 hereof, Compensation means an Employee’s earned income, wages, salaries, and fees for professional services, and other amounts received for personal services actually rendered in the course of employment with an Employer, but does not include (i) employer contributions to a deferred compensation plan that are not includible in the Employee’s gross income for the taxable year in which contributed or any distributions from a deferred compensation plan (other than an unfunded nonqualified plan); (ii) amounts realized from the exercise of a nonstatutory stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (iii) amounts realized from the sale, exchange or other disposition of stock acquired under a statutory stock option; or (iv) other amounts which receive special tax benefits, such as premiums for group term life insurance to the extent not includible in the gross income of the individual. Notwithstanding anything to the contrary in the foregoing sentence, for purposes of Sections 2.35, 5.3, 11.1 and 11.2 hereof, Compensation includes (i) any elective deferral (as defined in Code Section 402(g)(3)), and (ii) any amount that is contributed or deferred by an Employer at the election of an Employee and is not includible in the gross income of the Employee by reason of Code Sections 125, 132(f)(4) or 457.

For purposes of applying the limitations of Section 5.3, Compensation for a Limitation Year means the Compensation actually paid or made available during the Limitation Year. Notwithstanding the preceding sentence, Compensation for a Participant in a defined contribution plan who is permanently and totally disabled (as defined in Code Section 22(e)(3)) is the Compensation the Participant would have received for the Limitation Year if the Participant had been paid at the rate of Compensation paid to him immediately before becoming permanently and totally disabled.

Compensation for purposes of applying the limitations of Section 5.3 will include amounts excluded from income under Code Section 125 that are not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage (“Deemed Code Section 125 Compensation”). An amount will be treated as Deemed Code Section 125 Compensation only if the Employer does not request or collect information regarding the Participant’s other health coverage as part of the enrollment process for the health plan.

For Limitation Years beginning after December 31, 2004, payments made within 2 1/2 months after Termination of Service will be Compensation if they are payments that, absent a Termination of Service, would have been paid to the employee while the employee continued in employment with the Employer and are regular compensation for services during the employee’s regular working hours, compensation for services outside the employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar compensation, and payments for accrued bona fide sick, vacation or other leave, but only if the employee would have been able to use the leave if employment had continued. Any payments not described above are not considered Compensation if paid after Termination of Service, even if they are paid within 2 1/2 months following Termination of Service, except for payments to an individual who does not currently perform services for the Employer by reason of qualified military service (within the meaning of Code Section 414(u)(1)) to the extent these payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering qualified military service.

(d) Notwithstanding the foregoing, for purposes other than Section 2.33 hereof, the amount of Compensation taken into account for any Employee for any calendar year (1) beginning before January 1, 2002, is limited to $150,000 (as adjusted in accordance with Code Section 401(a)(17) for cost-of-living increases); and (2) beginning after December 31, 2001, is limited to $200,000 (as adjusted in accordance with Code Section 401(a)(17)(B) for cost of living increases). The cost of living adjustment in effect for a calendar year applies to Compensation for the year that begins with or within that calendar year. This limitation will be prorated for partial years based on the number of actual weeks worked pursuant to applicable Treasury Regulations.

Section 2.14 “Continuous Service” means the period (1) beginning on the later of (A) the first date that an individual is paid or entitled to payment by the Employer for the performance of duties, or (B) the first date, after a Period of Severance that is not counted as Continuous Service, that the individual is entitled to payment by the Employer for the performance of duties, and (2) ending on his Severance from Service Date. In determining a Participant’s Continuous Service, the following rules apply:

(a) All periods of Continuous Service will be aggregated except that Continuous Service of less than 12 months prior to a Period of Severance of 12 months or more will not be aggregated with subsequent Continuous Service.

(b) A Period of Severance of less than 12 months will be counted as Continuous Service. A Period of Severance of 12 months or more will not be counted as Continuous Service.

(c) An individual also will be credited with Continuous Service for service with any corporation that is consolidated or merged with the Employer, or to whose business the Employer is a successor, if that individual becomes an Employee in connection with that consolidation, merger, or succession.

Section 2.15 “Contribution” means a contribution made pursuant to Article 4 hereof.

Section 2.16 “Corporation” means the Manufacturers and Traders Trust Company.

Section 2.17 “Deferral Percentage for Additional Employer Contributions” means, with respect to an Eligible Employee for a particular Plan Year, the ratio of (a) the sum of (i) Additional Employer Contributions to the Plan made by the Employer with respect to the Eligible Employee (other than Retirement Accumulation Account Contributions made pursuant to Section 4.10 hereof, and Additional Employer Contributions made to meet the requirements of Section 11.2 hereof) and (ii) After-tax Contributions, if any, to the Plan made by the Eligible Employee, to (b) the Eligible Employee’s Compensation from the Employer for the Plan Year, provided that the Employer, at its option and to the extent permitted by Treasury Regulations, may include in (a) above with respect to each Eligible Employee for the Plan Year, the Pretax Contributions to the Plan and qualified nonelective contributions (as defined in Code Section 401(m)(4)(C)) under the Plan or any other plan of the Employer qualified under Code Section 401.

Section 2.18 “Deferral Percentage for Pretax Contributions” means, with respect to an Eligible Employee for a particular Plan Year, the ratio of (a) the Pretax Contributions (including, except to the extent otherwise provided by Treasury Regulations, Pretax Contributions refunded to the Eligible Employee because of the limitation imposed by Code Section 402(g)) to the Plan made by the Employer with respect to the Eligible Employee for the Plan Year, to (b) the Eligible Employee’s Compensation from the Employer for the Plan Year, provided that the Employer, at its option and to the extent provided by Treasury Regulations, may include in (a) above with respect to each Eligible Employee for the Plan Year the amount of Additional Employer Contributions.

Section 2.19 “Deferral Percentage Test for Additional Employer Contributions” means the test set forth in Section 4.2(b) hereof.

Section 2.20 “Deferral Percentage Test for Pretax Contributions” means the test set forth in Section 4.1(c) hereof.

Section 2.21 “Distribution” means a payment pursuant to Article 8, 14 or 15 hereof.

Section 2.22 “East New York Bank” means The East New York Savings Bank.

Section 2.23 “East New York Plan” means the 401(k) Plan for the Employees of The East New York Savings Bank.

Section 2.24 “Effective Date” means April 1, 1986.

Section 2.25 “Eligible Employee” means an Employee who has satisfied the eligibility requirements of Section 3.1(b) hereof.

Section 2.26 “Eligible Participant” means an Eligible Employee who has satisfied the eligibility requirements of Section 3.1(c) hereof.

Section 2.27 “Employee” means any individual who is employed by the Employer. A Leased Employee will not be considered an Employee.

Section 2.28 “Employer” means the Corporation and any other Affiliated Employer that adopts the Plan with the consent of both the board of directors of the Affiliated Employer and the Board of Directors of the Corporation. As the context requires, the term “Employer” as used herein applies collectively to all corporations that are Employers under the Plan or singly to an Employer. For purposes of Sections 2.14, 2.43, 2.54 and 5.4(d) hereof only, the term “Employer” also includes any Affiliated Employer. An individual who is a nonresident alien (within the meaning of Code Section 7701(b)(1)(B)) working primarily outside the United States will not be considered an Employee for Plan purposes.

Section 2.29 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

Section 2.30 “ESOP Component” means the portion of the Plan consisting solely of the Money Market Fund and M&T Stock.

Section 2.31 “FNBR” means the First National Bank of Rochester or FNB Rochester Corp., as applicable.

Section 2.32 “FNBR Plan” means the First National Bank of Rochester Retirement Plan.

Section 2.33 “Highly Compensated Employee” means an Eligible Employee who, with respect to the Employer, is either:

(a) An Employee who performs services for the Employer during the Plan Year and who during the 12-month period immediately preceding the Plan Year (the “Lookback Year”):

(1) Was a “5 percent owner” (as defined in Code Section 414(q)) of an Affiliated Employer, or

(2) Received Compensation from an Affiliated Employer in excess of $80,000 (as adjusted under Code Section 414(q)(1) for cost-of-living increases); or

(b) An Employee who is a “5 percent owner” of an Affiliated Employer during the Plan Year; or

(c) An Employee who terminated service with the Affiliated Employers prior to the Plan Year, performed no service for an Affiliated Employer during the Plan Year, and was a Highly Compensated Employee for either the year he terminated such service or any Plan Year ending on or after his 55th birthday.

Section 2.34 “Investment Option” means a fund or other investment option established pursuant to Section 9.10 hereof.

Section 2.35 “Leased Employee” means any individual who is not a common law employee of, but who performs services for, the Employer if: (a) those services are performed pursuant to an agreement between the Employer and any other person; (b) the individual performs those services for the Employer (or for the Employer and related persons) on a substantially full-time basis for a period of at least one year; and (c) those services are performed under primary direction or control by the Employer.

Section 2.36 “M&T Stock” means any class of common stock or preferred stock of M&T Bank Corporation that constitutes “employer securities” within the meaning of Code Section 409(l).

Section 2.37 “Money Market Fund” means the Investment Option established pursuant to Section 9.10 hereof that invests in short-term, interest bearing instruments.

Section 2.38 “Multiple Use Limitation” means an amount equal to the sum of the following:

(a) 125 percent of the greater of (1) the Actual Deferral Percentage for Pretax Contributions for Non-Highly Compensated Employees, or (2) the Actual Deferral Percentage for Additional Employer Contributions for Non-Highly Compensated Employees; and

(b) The lesser of (1) 200 percent of the lesser of (a)(1) or (a)(2) of this Section 2.38, or (2) 2 percentage points plus the lesser of (a)(1) or (a)(2) of this Section 2.38.

Section 2.39 “Non-Highly Compensated Employee” means an Eligible Employee who is not a Highly Compensated Employee.

Section 2.40 “Onbank” means ONBANCorp, Inc.

Section 2.41 “Onbank Plan” means the ONBANCorp, Inc. 401(k) Savings Plan.

Section 2.42 “Participant” means an Employee with an Account or who has a Salary Reduction Agreement in effect.

Section 2.43 “Period of Severance” means any period commencing with an individual’s Severance from Service Date and ending with the first day on which the individual is paid or entitled to payment by the Employer for the performance of duties.

Section 2.44 “Plan” means the M&T Bank Corporation Retirement Savings Plan.

Section 2.45 “Plan Year” means the calendar year.

Section 2.46 “Pretax Contributions” means Contributions made pursuant to Section 4.1(a) hereof. For purposes of Sections 5.1 and 6.1 hereof, Pretax Contributions include any elective deferral contribution, as defined in Code Section 402(g), made to a plan described in Article 14 or 15 hereof.

Section 2.47 “Profit-Sharing Component” means the portion of the Plan consisting of all Investment Options established pursuant to Section 9.10 hereof other than M&T Stock and the Money Market Fund.

Section 2.48 “Qualified Domestic Relations Order” means a “qualified domestic relations order” within the meaning of Code Section 414(p).

Section 2.49 “Required Beginning Date” means, with respect to an individual, April 1 of the calendar year following the later of (1) the calendar year in which the individual attains, or would have attained, age 70 1/2, or (2) if the individual is not a 5% owner (as defined in Code Section 416) with respect to the calendar year in which he attained age 70 1/2, the calendar year in which the Participant terminates from service.

Section 2.50 “Retirement Accumulation Account Contribution” means a contribution made pursuant to Section 4.10 hereof.

Section 2.51 “Rollover Contribution” means a contribution or transfer made pursuant to Section 4.3 hereof. For purposes of Section 5.1 hereof, a Rollover Contribution includes any amount transferred pursuant to Code Section 402(a)(5) or 408(d)(3) to a plan described in Article 14 or 15 hereof.

Section 2.52 “Salary Reduction Agreement” means an agreement between an Eligible Employee and the Employer entered into pursuant to Section 4.1 hereof.

Section 2.53 “Salary Reduction Contribution” means the Pretax Contributions made pursuant to Section 4.1 hereof.

Section 2.54 “Severance from Service Date” means the earlier of:

(a) The date an individual dies, or resigns, retires, or is discharged from service with the Employer; or

(b) The first anniversary of the commencement of a period during which an individual remains absent from service with the Employer, with or without pay, for any other reason, including, but not limited to, vacation, holiday, sickness, disability, layoff or leave of absence, but excluding a paternity or maternity absence within the meaning of Code Section 410(a)(5)(E)(i); or

(c) The second anniversary of the commencement of a period during which an individual remains absent from service with the Employer for reason of a paternity or maternity absence within the meaning of Code Section 410(a)(5)(E)(i).

Section 2.55 “Termination of Service” means an Employee’s severance from employment (within the meaning of Code Section 401(k)(2)(B)(i)(I)), death or qualification for long-term disability benefits under the M&T Bank Corporation Long-Term Disability Plan

Section 2.56 “Trust” means the trust established under the Trust Agreement for the holding, investment, administration and distribution of the Trust Fund.

Section 2.57 “Trust Agreement” means the trust agreement between the Corporation and the Trustee providing, among other things, for the establishment of the Trust Fund, as that agreement may be amended from time to time. The Trust Agreement is hereby incorporated into the Plan by reference.

Section 2.58 “Trust Fund” means the assets held by the Trustee under the provisions of the Trust Agreement, without distinction as to principal or interest.

Section 2.59 “Trustee” means the person(s) appointed by the Corporation to be the trustee of the Plan, or such successor or additional Trustee or Trustees as may be appointed from time to time by the Corporation.

Section 2.60 “Valuation Date” means each day on which the New York Stock Exchange is open for business.

Section 2.61 “Stable Value Fund” means the Wilmington Trust Retirement and Institutional Services Company Collective Investment Trust III, which invests in Met Life Group Annuity Contract No. 28224. Effective September 30, 2011, that Group Annuity Contract merges with and into Contract No. 25554.

ARTICLE 3

ELIGIBILITY TO PARTICIPATE

Section 3.1 Eligibility To Participate.

(a) Each Employee who was a Participant in the Plan on December 31, 2010 and who is an Employee on January 1, 2011 will be a Participant on January 1, 2011.

(b) Subject to the provisions of Article 13 hereof, each other Employee will be an Eligible Employee and will be eligible to make Salary Reduction Contributions on the first day of the first administratively practicable payroll period following the latest of: (1) his date of employment, (2) his attainment of age 21, or (3) December 31, 2010. An Eligible Employee may elect to make Salary Reduction Contributions by entering into a Salary Reduction Agreement under Section 4.1 hereof.

(c) Subject to the provisions of Section 4.10(d) and Article 13 hereof, an Eligible Employee is eligible to become an Eligible Participant on the first day of the first administratively practicable payroll period following the latest of: (1) his completion of 12 months of Continuous Service during which he is an Employee, (2) his attainment of age 21, or (3) December 31, 2010.

Section 3.2 Ceasing To Be an Employee. An Eligible Employee who ceases to be an Employee, but who remains employed by an Affiliated Employer that is not an Employer, will cease to be eligible to participate in the Plan commencing on the date he ceases to be an Employee. He will be eligible to participate again in the Plan (a) for purposes of Salary Reduction Contributions, as soon as administratively practicable following the first date on which he again becomes an Employee, and (b) for purposes of Additional Employer Contributions, Safe Harbor Matching Contributions, and Retirement Accumulation Account Contributions, (1) if he completed at least 12 months of Continuous Service prior to the date on which he ceased to be an Employee, as soon as administratively practicable following the first date on which he again becomes an Employee, or (2) if he did not complete at least 12 months of Continuous Service prior to the date on which he ceased to be an Employee, as soon as administratively practicable following the date on which he satisfies the requirements of Section 3.1(c) hereof.

Section 3.3 Participation After Reemployment. A Participant whose service with the Employer terminates will cease to be eligible to participate on the date he ceases to be an Employee. He will be eligible to participate again in the Plan (a) for purposes of Salary Reduction Contributions, as soon as administratively practicable following the first date on which he again becomes an Employee, and (b) for purposes of Additional Employer Contributions, Safe Harbor Matching Contributions, and Retirement Accumulation Account Contributions, (1) if he completed at least 12 months of Continuous Service prior to the date on which he ceased to be an Employee, as soon as administratively practicable following the first date on which he again becomes an Employee, or (2) if he did not complete at least 12 months of Continuous Service prior to the date on which he ceased to be an Employee, as soon as administratively practicable the date on which he satisfies the requirements of Section 3.1(c) hereof.

Section 3.4 Dispute as to Eligibility. In the event of a dispute as to the eligibility of any individual to participate in the Plan, the decision of the Committee as to an individual’s eligibility will be final and conclusive for all purposes.

Section 3.5 Noncontributing Participant. An Employee who has not elected to make Salary Reduction Contributions but who makes a Rollover Contribution to the Plan pursuant to Section 4.3 hereof will be treated as a Participant under the Plan for all purposes.

Section 3.6 Rights of Certain Veterans.

(a) Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).

(b) HEART Act Provisions.

(1) In the case of a death occurring on or after January 1, 2007, if a Participant dies while performing qualified military service (as defined in Code Section 414(u)), the survivors of the Participant are entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan as if the Participant had resumed and then terminated employment on account of death. Moreover, the Plan will credit the Participant’s qualified military service as service for vesting purposes, as though the Participant had resumed employment under USERRA immediately prior to the Participant’s death.

(2) The provisions of the Heroes Earnings Assistance and Relief Tax Act of 2008 (“HEART Act”), which allow for continued benefit accruals for an individual who dies or becomes disabled while performing qualified military service, will not apply.

(3) For years beginning after December 31, 2008, (i) an individual receiving a differential wage payment, as defined by Code Section 3401(h)(2), is treated as an employee of the employer making the payment, (ii) the differential wage payment is treated as compensation for purposes of Code Section 415(c)(3) and Treasury Regulation Section 1.415(c)-2 (e.g., for purposes of Code Section 415, top-heavy provisions of Code Section 416, determination of highly compensated employees under Code Section 414(q), and applying the 5% gateway requirement under the Code Section 401(a)(4) regulations), and (iii) the Plan is not treated as failing to meet the requirements of any provision described in Code Section 414(u)(1)(C) (or corresponding plan provisions, including, but not limited to, Plan provisions related to the ADP or ACP test) by reason of any contribution or benefit that is based on the differential wage payment. The Plan Administrator operationally may determine, for purposes of the provisions described in Code Section 414(u)(1)(C), whether to take into account any deferrals, and if applicable, any matching contributions, attributable to differential wages. Differential wage payments (as described herein) will also be considered compensation for all Plan purposes.

Section 3.6(b)(3)(iii) above applies only if all employees of the Employer performing service in the uniformed services described in Code Section 3401(h)(2)(A) are entitled to receive differential wage payments (as defined in Code Section 3401(h)(2)) on reasonably equivalent terms and, if eligible to participate in a retirement plan maintained by the Employer, to make contributions based on the payments on reasonably equivalent terms (taking into account Code Sections 410(b)(3), (4), and (5)).

(4) Notwithstanding Section 3.6(b)(3)(i), if a Participant performs service in the uniformed services (as defined in Code Section 414(u)(12)(B)) on active duty for a period of more than 30 days, the Participant will be deemed to have a severance from employment solely for purposes of eligibility for distribution of amounts not subject to Code Section 412. However, the Plan will not distribute such a Participant’s account on account of this deemed severance unless the Participant specifically elects to receive a benefit distribution hereunder. If a Participant elects to receive a distribution on account of this deemed severance, then the individual may not make an elective deferral or employee contribution during the 6-month period beginning on the date of the distribution. If a Participant would be entitled to a distribution on account of a deemed severance, and a distribution on account of another Plan provision (such as a qualified reservist distribution), then the other Plan provision will control and the 6-month suspension will not apply.

ARTICLE 4

CONTRIBUTIONS

Section 4.1 Salary Reduction Contributions.

(a) An Eligible Employee may enter into a Salary Reduction Agreement with the Employer as follows.

(1) An Eligible Employee may, at the time and in the manner prescribed by the Committee, enter into a Salary Reduction Agreement, and the Salary Reduction Agreement will be effective on the first administratively practicable date following the Committee’s receipt thereof. The Salary Reduction Agreement will be applicable to all payroll periods ending after the Salary Reduction Agreement becomes effective and will provide that the Eligible Employee agrees to accept biweekly reductions in his salary payments from the Employer for each payroll period ending after the Salary Reduction Agreement becomes effective determined using the Pre-tax Applicable Percentage, as described in Section 4.1(a)(2) hereof. This percentage must be a whole percentage. The terms also will provide that the Salary Reduction Agreement will terminate on the earlier of the Eligible Employee’s Severance from Service Date or on the date he ceases to be an Employee. Further, the terms will provide that Salary Reduction Contributions will be suspended for 6 months following a withdrawal under Section 6.1 hereof.

(2) Pretax Contributions for an Eligible Employee for a payroll period will equal the Pretax Applicable Percentage of the Eligible Employee multiplied by his Compensation for the payroll period.

(3) Pretax Contributions made on behalf of an Employee will be the Salary Reduction Contributions made by or on behalf of the Employee. The Employer will contribute to the Eligible Employee’s Account, biweekly, with respect to each payroll period ending on or after the date the Salary Reduction Agreement becomes effective, a Salary Reduction Contribution in an amount equal to the resultant dollar amount for each payroll period.

(b) Salary Reduction Contributions made pursuant to this Section 4.1 will be governed by the following additional provisions:

(1) Pretax Contributions will be considered as Contributions made by the Employer.

(2) A Participant may amend, at the time and in the manner prescribed by the Committee, his Salary Reduction Agreement to specify a different Applicable Percentage, resulting in a different dollar amount reduction. The amended Salary Reduction Agreement becomes effective as soon as administratively practicable following the Committee’s receipt thereof.

(3) A Participant may cancel, at the time and in the manner prescribed by the Committee, a Salary Reduction Agreement effective as soon as administratively practicable following the Committee’s receipt of the Participant’s cancellation election. If a Participant cancels a Salary Reduction Agreement, the Participant may thereafter, at the time and in the manner prescribed by the Committee, enter into a new Salary Reduction Agreement that will become effective as soon as administratively practicable following the Committee’s receipt thereof

(4) The Employer may revoke its Salary Reduction Agreements with any or all Participants, or amend its Salary Reduction Agreements with any or all Participants, on a basis that does not discriminate in favor of Highly Compensated Employees if the Employer determines that it will not have sufficient current or accumulated profits or other available funds (determined in accordance with Section 4.4 hereof) to make the Contributions to the Plan required by the Salary Reduction Agreements.

(5) The Employer may revoke or amend its Salary Reduction Agreement with any Participant at any time, if the Employer determines that the revocation or amendment is necessary to ensure the limitations set forth in Section 5.3 hereof will not be exceeded with respect to the Participant, or to ensure that the Deferral Percentage Test for Pretax Contributions or Deferral Percentage Test for Additional Employer Contributions will be met.

(6) The Employer will deposit a Participant’s Salary Reduction Contributions with the Trustee within the period of time permitted by the Code, ERISA and applicable regulations.

(c) Subject to the provisions of Section 4.2(d), the Deferral Percentage Test for Pretax Contributions will be satisfied for a Plan Year if either of the following tests, using the current year data testing method (prior year data testing method in the case of the FNBR Plan for the 1997 and 1998 Plan Years), is met for the Plan Year:

(1) The Actual Deferral Percentage for Pretax Contributions for Highly Compensated Employees is not more than the Actual Deferral Percentage for Pretax Contributions for Non-Highly Compensated Employees multiplied by 1.25; or

(2) The excess of the Actual Deferral Percentage for Pretax Contributions for Highly Compensated Employees over the Actual Deferral Percentage for Pretax Contributions for Non-Highly Compensated Employees is not more than two percentage points (or a lesser amount designated by Treasury Regulations), and the Actual Deferral Percentage for Pretax Contributions for Highly Compensated Employees is not more than the Actual Deferral Percentage for Pretax Contributions for Non-Highly Compensated Employees multiplied by two (or a lesser amount designated by Treasury Regulations).

(d) For purposes of determining the Deferral Percentage for Pretax Contributions for a Highly Compensated Employee who is eligible to have elective contributions allocated to his account under two or more plans described in Code Section 401(k) that are maintained by an Affiliated Employer, this Section 4.1 will be applied by determining the Deferral Percentages for Pretax Contributions as if all the plans were a single plan. If those plans have different plan years, all those plans ending with or within the same calendar year will be treated as a single plan.

(e) If the Plan satisfies the requirements of Code Section 410(b) only by aggregating the Plan with one or more other plans, or if one or more other plans satisfy the requirements of Code Section 410(b) only if aggregated with the Plan, this Section 4.1 will be applied by determining the Deferral Percentages for Pretax Contributions as if all those plans were a single plan.

Section 4.2 Additional Employer Contributions.

(a) For Plan Years beginning before January 1, 2006, the Employer will contribute for each biweekly payroll period, at the same time Salary Reduction Contributions are made, Additional Employer Contributions on behalf of each Eligible Participant in amounts equal to the lesser of (i) 75% of the sum of such Salary Reduction Contributions made by or on behalf of such Eligible Participant or (ii) 4.5% of the Eligible Participant’s Compensation for such payroll period. The Additional Employer Contributions will be allocated among the Eligible Participants’ Accounts in the same proportions as the Salary Reduction Contributions, provided that the Additional Employer Contributions may not discriminate in favor of Highly Compensated Employees. In any event, Additional Employer Contributions for a Plan Year will not be made later than the time prescribed by law for filing the annual federal tax return of the Employer (including any extensions which have been granted for the filing of such return) for that Plan Year.

(b) Subject to the provisions of Section 4.2(d), the Deferral Percentage Test for Additional Employer Contributions will be satisfied for a Plan Year if either of the following tests, using the current year data testing method (prior year data testing method in the case of the FNBR Plan for the 1997 and 1998 Plan Years), is met for the Plan Year:

(1) The Actual Deferral Percentage for Additional Employer Contributions for Highly Compensated Employees is not more than the Actual Deferral Percentage for Additional Employer Contributions for Non-Highly Compensated Employees multiplied by 1.25; or

(2) The excess of the Actual Deferral Percentage for Additional Employer Contributions for Highly Compensated Employees over the Actual Deferral Percentage for Additional Employer Contributions for Non-Highly Compensated Employees is not more than two percentage points (or a lesser amount designated by Treasury Regulations), and the Actual Deferral Percentage for Additional Employer Contributions for Highly Compensated Employees is not more than the Actual Deferral Percentage for Additional Employer Contributions for Non-Highly Compensated Employees multiplied by two (or a lesser amount designated by Treasury Regulations).

(c) If the Plan satisfies the requirements of Code Section 410(b) only by aggregating the Plan with one or more other plans, or if one or more other plans satisfy the requirements of Code Section 410(b) only if aggregated with the Plan, Section 4.2(b) will be applied by determining the Deferral Percentages for Additional Employer Contributions as if all those plans were a single plan.

(d) Safe Harbor Matching Contributions.

(1) This Section 4.2(d) applies to Plan Years beginning on or after January 1, 2006, and will remain in effect until the Plan is amended so that it no longer applies. Safe Harbor Matching Contributions are intended to constitute the Employer’s Additional Employer Contributions for Plan Years beginning after December 31, 2005.

(2) The Employer will contribute for each biweekly payroll period, at the same time Salary Reduction Contributions are made, Safe Harbor Matching Contributions on behalf of each Eligible Participant in an amount equal to (i) 100% of the Eligible Participant’s Salary Reduction Contributions that do not exceed 3% of his Compensation for the payroll period, plus (ii) 50% of his Salary Reduction Contributions that exceed 3%, but do not exceed 6%, of his Compensation for the payroll period. In any event, Safe Harbor Matching Contributions for a Plan Year will not be made later than the time prescribed by law for filing the annual federal tax return of the Employer (including any extensions that have been granted for the filing of such return) for that Plan Year.

Notwithstanding the preceding paragraph, for each Plan Year, the Employer will make an additional safe harbor matching contribution on behalf of each Eligible Participant in an amount equal to the excess, if any, of the Eligible Participant’s Annual Match over the sum of the matching contributions made under the preceding paragraph on behalf of the Eligible Participant during the Plan Year (the “True-up Safe Harbor Matching Contribution”). A Participant’s “Annual Match” is an amount equal to (i) 100% of the Eligible Participant’s

Salary Reduction Contributions that do not exceed 3% of his Compensation for the Plan Year, plus (ii) 50% of his Salary Reduction Contributions that exceed 3%, but do not exceed 6%, of his Compensation for the Plan Year. The Employer will make True-up Safe Harbor Matching Contributions at least annually, but the Employer may, in its discretion, calculate and contribute True-up Safe Harbor Matching Contributions more frequently than annually. Collectively, all contributions made under this subsection (d)(2) are referred to in this Plan as “Safe Harbor Matching Contributions.”

(3) Safe Harbor Matching Contributions are subject to the following additional rules:

(i) Safe Harbor Matching Contributions must be made for each Eligible Participant who makes Salary Reduction Contributions during the Plan Year.

(ii) An Eligible Participant always has a 100% nonforfeitable right to the portion of his Account attributable to Safe Harbor Matching Contributions.

(iii) Safe Harbor Matching Contributions are subject to the same limitations and restrictions as to the permitted times of distribution as are Salary Reduction Contributions, except that Safe Harbor Matching Contributions may not be distributed on account of hardship under Article 6.

(iv) Participants must receive a Safe Harbor Matching Contribution Notice satisfying the following requirements:

(a) The Notice must be sufficiently accurate and comprehensive to inform a Participant of his rights and obligations under the Plan, and be written in a manner calculated to be understood by the average Eligible Participant.

(b) The Notice must describe the Safe Harbor Matching Contribution, other Plan contributions and the conditions under which they are made, the type and amount of compensation that can be deferred under the Plan, how to make a Salary Reduction Contribution election (including administrative requirements), the periods for making the Salary Reduction Contribution election under the Plan, and the withdrawal and vesting provisions applicable to contributions under the Plan.

(c) The Notice must be provided within a reasonable period before the beginning of the Plan Year. If an Employee becomes eligible to make Salary Reduction Contributions during the Plan Year, the Notice must be provided within a reasonable period before the Employee becomes eligible. An Employee or

Participant must have at least 30 days after receipt of the Notice to make or modify a Salary Reduction Contribution election.

(v) Safe Harbor Matching Contributions, in any event, must be made no later than 12 months after the close of the Plan Year to which they relate.

(vi) Safe Harbor Matching Contributions will be limited as required under Code Sections 402(g) and 415, and will be suspended following a withdrawal under Section 6.1 in accordance with the requirements of Section 4.1(a)(1).

(4) If the Safe Harbor Matching Contributions satisfy the conditions of Section 4.2(d)(3) for a Plan Year, the Plan will be deemed to have satisfied the Deferral Percentage Test for Pretax Contributions described in Section 4.1(b) for the Plan Year.

(5) If the Safe Harbor Matching Contributions satisfy the conditions of Section 4.2(d)(3) for a Plan Year, the Plan will be deemed to have satisfied the Deferral Percentage Test for Additional Employer Contributions described in Section 4.2(b) for the Plan Year.

Section 4.3 Rollover Contributions. An Employee may contribute to the Plan as a Rollover Contribution, at the time and in the manner prescribed by the Committee, a “direct rollover” (within the meaning of Treasury Regulations Section 1.401(a)(31)-1) of an “eligible rollover distribution” (within the meaning of Code Section 402(c)), including after-tax employee contributions, from a qualified plan described in Code Section 401(a) or 403(a). The Plan will not accept as a Rollover Contribution under this Section 4.3 (a) an indirect rollover of an eligible rollover distribution from a qualified plan described in Code Section 401(a) or 403(a), or (b) a direct or indirect rollover of an eligible rollover distribution from (i) an individual retirement account described in Section 408(a), (ii) an individual retirement annuity described in Code Section 408(b), (iii) an annuity contract described in Code Section 403(b), or (iv) an eligible plan under Code Section 457(b) maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state. Notwithstanding the preceding, if an Employee or former Employee (i) retires under the M&T Bank Corporation Pension Plan and receives a single sum distribution therefrom that constitutes an eligible rollover distribution, and (ii) has an Account under this Plan as of the date of his distribution, the Employee may make a direct rollover of that distribution to this Plan.

Section 4.4 Profits. Contributions may be made, in the discretion of the Employer, without regard to its profits.

Section 4.5 Determination of Amount of Contributions. The Employer will determine the amount of any Contributions to be made by it hereunder and, in making that determination, is entitled to rely on statements or estimates prepared by it or by an independent public accountant (on the basis of the Employer’s records), notwithstanding, and without recalculation for, any subsequent adjustment of the Employer’s records or profits. The Trustee is not under any duty to inquire into the correctness of the Contributions paid over to the Trustee hereunder; nor is the Trustee or any other person under any duty to enforce the payment of the Contributions to be made hereunder; and the Employer’s determination of the Contributions hereunder will be final and conclusive on all persons. The Employer may make Contributions in cash or in kind. Nothing in this Plan entitles any Trustee, Participant or Beneficiary to inquire into or demand the right to inspect the books and records of the Employer.

Section 4.6 Refunds of Excess Contributions.

(a) Pretax Contributions and all other amounts deferred on the Participant’s behalf during the Plan Year under plans or arrangements described in Code Sections 401(k), 408(k) or 403(b) of the Employer may not exceed the limitation imposed by Code Section 402(g). The Participant may request, at the time and in the manner prescribed by the Committee, the refund of a specified amount of Pretax Contributions made by the Employer on the Participant’s behalf in a particular Plan Year so that the limitation provided in Code Section 402(g)(1) is not exceeded. The request must be received by the Committee no later than the March 1 of the next succeeding Plan Year and must provide a certificate to the effect that, if the refund is not made, amounts deferred on the Participant’s behalf during the Plan Year under plans or arrangements described in Code Sections 401(k), 408(k) or 403(b) will exceed the limitation imposed by Code Section 402(g). A Participant will be deemed to have notified the Committee that he has exceeded the limitation imposed by Code Section 402(g) to the extent that he has exceeded that limitation for the taxable year calculated by taking into account only elective deferrals under all plans or arrangements described in Code Sections 401(k), 408(k) or 403(b) of the Employer. Notwithstanding any other provision of the Plan, refund amounts designated by a Participant in accordance with this Section 4.6(a), adjusted for income or loss allocable thereto for the Plan Year for which the refund is made, will be refunded to the Participant no later than the April 15 next succeeding his designation.

(b) Notwithstanding any other provision of this Plan, to the extent necessary to satisfy the Deferral Percentage Test for Pretax Contributions, the Plan will refund to Highly Compensated Employees a portion of the Pretax Contributions made on their behalves for the Plan Year, adjusted for income or loss allocable thereto for the Plan Year for which the refund is made. The refund will be made on or before the end of the Plan Year following the Plan Year for which the Contributions were made. The amount that would otherwise be refunded to a Participant under this Section 4.6(b) will be reduced, in accordance with Treasury Regulations, by any amounts refunded to the Participant under (a) above.

(c) Notwithstanding any other provision of the Plan, to the extent necessary to satisfy the Deferral Percentage Test for Additional Employer Contributions, the Plan will refund to Highly Compensated Employees a portion of their After-tax Contributions and the Additional Employer Contributions made on their behalves for the Plan Year, adjusted for income or loss allocable thereto for the Plan Year for which the refund is made. The payments will be made on or before the end of the Plan Year following the Plan Year for which the Contributions were made. The amount that would otherwise be refunded to the Employee under this Section 4.6(c) will be reduced, in accordance with Treasury Regulations, by any amounts refunded under (a) and (b) above.

(d) Notwithstanding any other provision of the Plan and after taking into account the reductions under (a), (b) and (c) above, to the extent that the Actual Deferral Percentage for Pretax Contributions for Highly Compensated Employees plus the Actual Deferral Percentage for Additional Employer Contributions for Highly Compensated Employees exceeds the Multiple Use Limitation, the Plan, in accordance with Treasury Regulations, will refund to Highly Compensated Employees Contributions amounts necessary to eliminate the excess. The payments will be made on or before the end of the Plan Year following the Plan Year for which the Contributions were made. The multiple use test described in Treasury Regulation Section 1.40l(m)-2 and this Section 4.6(d) does not apply for Plan Years beginning after December 31, 2001.

(e) To identify the Highly Compensated Employees whose Pretax Contributions will be refunded, if any, and to determine the amount, if any, by which Highly Compensated Employees’ Pretax Contributions must be refunded, the Employer will:

(1) Determine the maximum Actual Deferral Percentage for Pretax Contributions for Highly Compensated Employees permitted under Section 4.1(c) hereof;

(2) Identify the Highly Compensated Employees with Actual Deferral Percentages for Pretax Contributions in excess of the percentage limit determined pursuant to clause (1) above;

(3) Determine the dollar amount of the refund of each such Highly Compensated Employee’s Pretax Contributions that would be required so that the Actual Deferral Percentage for Pretax Contributions of Highly Compensated Employees would not exceed the percentage limit determined pursuant to clause (1) above. The dollar amount of the refund will be determined under a process whereby the Actual Deferral Percentage for Pretax Contributions of the Highly Compensated Employee(s) with the highest Actual Deferral Percentage(s) for Pretax Contributions is reduced so that it is equal to that of the Highly Compensated Employee(s) with the next highest Actual Deferral Percentage for Pretax Contributions. This process will be repeated until the Actual Deferral Percentage for Pretax Contributions of Highly Compensated Employees does not exceed the percentage limit determined pursuant to clause (1) above;

(4) Cause Pretax Contributions equal to the total dollar amount of Pretax Contributions determined pursuant to the preceding clause (3) above (the “Excess Deferrals”) to be refunded in the amounts and to the Highly Compensated Employees identified in clause (5) below; and

(5) Cause Pretax Contributions of the Highly Compensated Employees with the highest dollar amount of Pretax Contributions to be refunded in the amount required to cause the amount of Pretax Contributions of those Highly Compensated Employee(s) to be equal to the amount of Pretax Contributions of the Highly Compensated Employee(s) who have the next highest dollar amount of Pretax Contributions; provided, however, that if a lesser reduction would equal the amount of Excess Deferrals, the lesser reduction will be made. The process provided for in this clause (5) will be repeated until the total amount of refunds equals the amount of Excess Deferrals.

(f) A refund of any Contribution under (a) above will be withdrawn pro-rata from each of the Investment Options. In the case of any other refund of a Contribution under this Section 4.6, the refund will be withdrawn pro-rata from the Investment Options constituting (i) the Profit-Sharing Component of the Plan, in the case of a refund required with respect to the Profit-Sharing Component of the Plan, and (ii) the ESOP Component of the Plan, in the case of a refund required with respect to the ESOP Component of the Plan.

(g) This Section applies to any excess contributions (as defined in Code Section 401(k)(8)(B)) and any excess aggregate contributions (as defined in Code Section 401(m)(6)(B)) made with respect to Plan Years beginning after December 31, 2007. The Committee will not calculate and distribute allocable income for the gap period (i.e., the period after the close of the Plan Year in which the excess contribution or excess aggregate contribution occurred and prior to the distribution).

(h) With respect to any excess deferrals (as defined in Code Section 402(g)) made in taxable year 2007, the Committee must calculate allocable income for the taxable year and also for the gap period (i.e., the period after the close of the taxable year in which the excess deferral occurred and prior to the distribution); provided that the Committee will calculate and distribute the gap period allocable income only if the Committee in accordance with the Plan terms otherwise would allocate the gap period allocable income to the Participant’s account. With respect to excess deferrals made in taxable years after 2007, gap period income may not be distributed.

(i) For purposes of determining whether the Employer maintains an alternative defined contribution plan (described in Regulation Section 1.401(k)-1(d)(4)(i)) that would prevent the Employer from distributing elective deferrals (and other amounts, such as QNECs, that are subject to the distribution restrictions that apply to elective deferrals) from a terminating 401(k) plan, an alternative defined contribution plan does not include an employee stock ownership plan defined in Code Section 4975(e)(7) or 409(a), a simplified employee pension as defined in Code Section 408(k), a SIMPLE IRA plan as defined in Code Section 408(p), a plan or contract that satisfies the requirements of Code Section 403(b), or a plan that is described in Code Section 457(b) or (f).

Section 4.7 Application of the Deferral Percentage Tests to Plan Components. Notwithstanding any other provision of the Plan to the contrary, both the Deferral Percentage Test for Additional Employer Contributions and the Deferral Percentage Test for Pretax Contributions will be applied separately with respect to the Profit-Sharing Component of the Plan and the ESOP Component of the Plan.

Section 4.8 Contributions to Satisfy Acquisition Loan Obligations. Notwithstanding any other provision of the Plan, the Employer will contribute the amount, if any, necessary to allow the Trustee to meet the obligations of the Trust under any Acquisition Loan.

Section 4.9 Catch-up Contributions. Effective April 1, 2002, each Eligible Employee who has attained age 50 before the close of the Plan Year will be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Code Section 414(v). Those catch-up contributions will not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415. The Plan will not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Section 401(k)(3), 410(b) or 416, as applicable, by reason of the making of those catch-up contributions.

Section 4.10 Retirement Accumulation Account Contributions.

(a) For each Plan Year beginning on or after January 1, 2006, the Employer will contribute to the Trust, on behalf of each Qualified Participant and Qualified Disabled Participant, a percentage of each such Participant’s Compensation for the Plan Year as determined under the following table:

Years of Vesting Service	Retirement Accumulation Account Contribution Percentage
At least 1 but not more than 5	2.25%
More than 5 but not more than 10	2.75%
More than 10 but not more than 15	3.50%
More than 15 but not more than 20	4.25%
More than 20 but not more than 25	5.00%
More than 25 but not more than 30	5.75%
More than 30	6.50%

The first Plan Year for which a contribution will be made on behalf of a Qualified Disabled Participant will be the Plan Year in which there is rendered a final determination that the Participant is entitled to disability benefits under the federal Social Security Act or, if later, the Plan Year in which the Committee is furnished with proof, satisfactory to the Committee, that the Participant is entitled to those benefits. Notwithstanding any other provision of the Plan to the contrary, the last Plan Year for which a contribution will be made on behalf of a Qualified Disabled Participant will be the earliest to occur of (i) the Plan Year in which the Qualified Disabled Participant reaches Normal Retirement Age (as defined Plan Section 5.4(b)); (ii) the Plan Year immediately preceding the Plan Year that includes the effective date of a determination that the Participant is no longer entitled to federal Social Security disability benefits; or (iii) the Plan Year in which the Qualified Disabled Participant retires and begins to receive a distribution of his accrued benefit under the M&T Corporation Pension Plan. If the last Plan Year for which the Qualified Disabled Participant is entitled to a contribution is described in (i) or (iii) above, the Qualified Disabled Participant’s annual imputed Compensation will be prorated so as to exclude the Compensation the Qualified Disabled Participant would have been deemed to receive for the portion of the Plan Year following the Participant’s attainment of Normal Retirement Age or his retirement under the M&T Corporation Pension Plan (as the case may be) assuming deemed Compensation is earned ratably throughout the Plan Year.

Notwithstanding any other provision in the Plan to the contrary, a Qualified Disabled Participant is not entitled to Retirement Accumulation Account Contributions if he is eligible for a disability pension under the M&T Bank Corporation Pension Plan.

For purposes of determining a Qualified Disabled Participant’s Retirement Accumulation Account Percentage under Section 4.10(a), a Qualified Disabled Participant will be deemed to have the same number of Years of Vesting Service he had at the end of the Plan Year in which he becomes a Qualified Disabled Participant.

Retirement Accumulation Account Contributions for a Plan Year will be made as soon as practicable after the close of the Plan Year, and will not be made later than the time prescribed by law for filing the annual federal tax return of the Employer (including any extensions that have been granted for the filing of the return) for that Plan Year.

(b) The Committee will establish and maintain, as a permanent accounting record under the Plan, a “Retirement Accumulation Account” in the name of each Qualified Participant and Qualified Disabled Participant. As of the last business day of each Plan Year, the Committee will allocate so much of the total Retirement Accumulation Account Contribution for the Plan Year to the Retirement Accumulation Account of each Qualified Participant and Qualified Disabled Participant as will equal the product of such Participant’s Compensation for the Plan Year multiplied by his Retirement Accumulation Account Contribution Percentage (determined in accordance with Section 4.10(a) hereof) for the Plan Year.

(c) If a Qualified Participant or Qualified Disabled Participant becomes eligible for the Retirement Accumulation Account Contribution on any day other than the first day of the Plan Year, his Compensation for purposes of calculating his Retirement Accumulation Account Contribution will be limited to only that Compensation paid (or deemed to be paid, in the case of a Qualified Disabled Participant) after the Qualified Participant or Qualified Disabled Participant became so eligible.

(d) For purposes of the Retirement Accumulation Account Contribution, a “Qualified Participant,” with respect to any Plan Year, is any Eligible Participant who:

(1) Either -

(i) Was a participant in the M&T Bank Corporation Pension Plan and made an election, or is deemed to have made an election, under Section 5.03(a)(7)(B) of the M&T Bank Corporation Pension Plan, to receive post-December 31, 2005 benefit accruals in the form of Retirement Accumulation Account Contributions under this Plan;

(ii) Never became a participant in the M&T Bank Corporation Pension Plan and became an Eligible Participant with respect to this Plan on or after January 1, 2006;

(iii) Was a participant in the M&T Bank Corporation Pension Plan who is a Reemployed Participant (as defined in Section 5.12 of the

M&T Bank Corporation Pension Plan), and was reemployed after December 31, 2005 by the Employer; or

(iv) Was a participant in the M&T Bank Corporation Pension Plan (other than a Reemployed Participant, as defined in Pension Plan Section 5.12) who (A) made the election in Pension Plan Section 5.03(a)(7)(A), (B) terminated employment with the Employer after December 31, 2005, (C) did not incur at least five consecutive One-Year Breaks in Service (within the meaning of Section 2.39 of the M&T Bank Corporation Pension Plan) and (D) is subsequently reemployed by the Employer after December 31, 2005; and

(2) Is credited with at least 1,000 Hours of Service during the Plan Year; and

(3) Is an active Employee of the Employer on the last day of the Plan Year.

Notwithstanding the preceding, (x) each Eligible Participant described in Section 4.10(d)(1)(i) or (ii) who, regardless of his employment status on the last day of the Plan Year and regardless of the number of Hours of Service credited to him during the Plan Year, retires under Section 5.01, 5.02 or 5.04 of the M&T Bank Corporation Pension Plan during the Plan Year will be a Qualified Participant for that Plan Year, and (y) Section 4.10(d)(3) will not apply to any Eligible Participant whose employment terminates during the Plan Year and who the Employer determines is entitled, during the Plan Year, to severance pay benefits. A Participant who (x) retires under the M&T Bank Corporation Pension Plan in accordance with Sections 5.01, 5.02 or 5.04 of the M&T Bank Corporation Pension Plan, or (y) otherwise terminates employment as a participant in the M&T Bank Corporation Pension Plan with more than 1,000 Hours of Service at the time of his termination, and who returns to employment in the same Plan Year, will have Compensation considered for purposes of determining benefits under the Plan from his reemployment date.

(e) For purposes of the Retirement Accumulation Account Contribution, a “Qualified Disabled Participant” is any Qualified Participant (determined without reference to Subparagraphs 2 and 3 of Paragraph (d) of this Section 4.10) who becomes disabled on or after January 1, 2006 as a result of a disabling condition that entitles the Participant to disability benefits under the federal Social Security Act (i.e., federal Social Security benefits on account of a total and permanent disability) and who, as of the date he becomes disabled, is an Employee and has at least 10 Years of Vesting Service standing to his credit under the Plan.

ARTICLE 5

ACCOUNTS

Section 5.1 Separate Accounts and Records.

(a) The Committee will maintain a separate Account in the name of each Participant and Beneficiary having an interest in the Trust. Contributions on behalf of a Participant will be credited to his Account. If a Participant is entitled to have an Additional Employer Contribution or Safe Harbor Matching Contribution credited to his Account, but his service with the Employer is terminated before the Contribution is made to the Trust and the credit effected, the Contribution will be made and the credit will be effected as though the Participant’s service with the Employer had not terminated.

(b) The Committee will establish and maintain, as a permanent accounting record under the Plan, a separate “Retirement Accumulation Account” in the name of each Qualified Participant. Retirement Accumulation Account Contributions on behalf of a Participant will be credited to his Retirement Accumulation Account.

(c) Records will be kept showing separately the amount of Pretax Contributions, Additional Employer Contributions, Safe Harbor Matching Contributions, Retirement Accumulation Account Contributions, After-tax Contributions and Rollover Contributions made on behalf of or by each Participant. A statement of a Participant’s Account and Retirement Accumulation Account balance at each March 31, June 30, September 30, and December 31, will be distributed to him within a reasonable time after those dates.

Section 5.2 Investment and Valuation of Accounts.

(a) A Participant may elect, at the time and in the manner prescribed by the Committee, to have Contributions made on his behalf invested in one or more of the Investment Options. The election must be made so that the percentage of Contributions invested in any Investment Option is an integral multiple of one percent.

(b) As of each Valuation Date, all income and gains (realized and unrealized) relating to each Investment Option for the period since the next preceding Valuation Date will be credited to, and all losses (realized and unrealized) and expenses of each Investment Option for the period since the next preceding Valuation Date will be charged to, the various Accounts invested in the Investment Option as of the Valuation Date, in proportion to the values of the portions of the Accounts invested in the Investment Option as of the next preceding Valuation Date.

(c) A Participant may elect, at the time and in the manner prescribed by the Committee, to change the designation of the Investment Option or Options in which future Contributions on his behalf are invested. A Participant’s election must provide that the percentage of the Contributions invested in any Investment Option will be an integral multiple of one percent.

(d) A Participant may elect, at the time and in the manner prescribed by the Committee, to transfer some or all of his Account balance among the Investment Options. A transfer may be processed based on percentage, dollar amount or number of shares in the Investment Option from which an amount is transferred. Participant direction of transfers between Investment Options may be restricted in accordance with the Investment Option prospectus in effect at the time of the transfer request. Restrictions on transfers may include limits on the frequency and timing of transfers and the imposition of a redemption fee for short-term holdings.

(e) If the Committee liquidates an Investment Option prior to the termination of the Plan, each Participant must elect, at the time and in the manner prescribed by the Committee, to invest the portion of his Account and future Contributions that otherwise would have been invested in the liquidated Investment Option in another Investment Option or Options.

(f) Notwithstanding the foregoing, for Plan Years beginning after December 31, 2006, if any portion of the account of a Participant (including, for purposes of this Article, a Beneficiary entitled to exercise the rights of a Participant) attributable to elective deferrals or employee contributions is invested in Employer securities that are readily tradable on an established securities market, the Participant may elect to direct the Plan to divest any such securities, and to reinvest an equivalent amount in other Investment Options that satisfy the following requirements:

(1) Other investment options must include not less than three investment options, other than Employer securities, to which the Participant may direct the proceeds of a divestment of Employer securities, each of which option is diversified and has materially different risk and return characteristics.

(2) The Plan must provide reasonable divestment and reinvestment opportunities at least quarterly.

(3) Except as provided in applicable regulations, the Plan may not impose restrictions or conditions on the investment of Employer securities that the Plan does not impose on the investment of other Plan assets, other than restrictions or conditions imposed by reason of the application of securities laws or a condition permitted under IRS Notice 2006-107 or other applicable guidance.

(g) Notwithstanding the foregoing, for Plan Years beginning after December 31, 2006, if any portion of a Participant’s account attributable to nonelective or matching contributions is invested in publicly-traded Employer securities, then a Participant, or a Beneficiary of any deceased Participant entitled to exercise the right of a Participant, may elect to direct the Plan to divest any such securities, and to reinvest an equivalent amount in other Investment Options that satisfy the requirements of Section 5.2(f).

Section 5.3 Limitations on Annual Additions.

(a) Notwithstanding any other provision of this Plan, and except to the extent permitted under Section 4.9 hereof and Code Section 414(v) for periods after March 31, 2002, in no event may the Annual Additions to the accounts of any Participant under this Plan and under any other defined contribution plan or plans maintained by the Employer exceed (i) for Plan Years beginning before January 1, 2002, the lesser of (A) $30,000, or (B) 25 percent of the Participant’s Compensation for the Plan Year, and (ii) for Plan Years beginning after December 31, 2001, (A) $40,000 (as adjusted in accordance with Code Section 415(d) for cost of living increases), or (B) 100 percent of the Participant’s Compensation for the Plan Year. The Annual Additions taken into account for purposes of the limitations in this Section 5.3 will be the sum of the following items for the Plan Year: (i) forfeitures allocated to the Participant under all defined contribution plans of the Employer, (ii) the amount of contributions to those plans by the Participant, (iii) all Employer contributions made to those plans on behalf of the Participant, and (iv) for purposes of the $30,000 limit or $40,000 limit, as applicable, described above, amounts described in Code Sections 415(1)(1) and 419A(d)(2); provided, however, that if, for any Plan Year, the aggregate of the loan repayment contributions under an Employee Stock Ownership Plan allocable to individuals who are Highly Compensated Employees for the Plan Year does not exceed one-third of the total amount of all of the loan repayment contributions under the Employee Stock Ownership Plan for the Plan Year, then that portion of the loan repayment contributions to the Employee Stock Ownership Plan that is applied to the payment of interest on a securities acquisition loan is not counted as an Annual Addition. The Annual Addition for any Plan Year before 1987 will not be recomputed to treat all contributions by an employee to defined contribution plans of the Employer as an Annual Addition. For purposes of this Section 5.3(a), the term “Employee Stock Ownership Plan” means any employee stock ownership plan (as defined in Code Section 4975(e)(7)) maintained by the Employer or an Affiliated Employer in which Employees are eligible to participate.

(b) In the event the Annual Additions to the accounts of any Participant exceed the limitation set forth in Section 5.3(a) hereof for any Plan Year (“Excess Annual Additions”) as a result of either the allocation of forfeitures or a reasonable error in calculating a Participant’s Compensation, then Salary Reduction Contributions made on behalf of the Participant for that Plan Year equal to the excess amounts, including any earnings thereon, will be returned to the Participant.

For Limitation Years beginning on or after January 1, 2008, the Committee will correct Excess Annual Additions in accordance with the Employee Plans Compliance Resolution System (EPCRS) as set forth in Revenue Procedures 2006-27, 2008-50 or any other relevant or superseding guidance, including, but not limited to, the preamble of the final Regulations under Code Section 415.

(c) For purposes of the Plan, “Limitation Year” means the Plan Year, unless a different 12-consecutive month period is designated pursuant to a written resolution adopted by the Board of Directors of the Corporation.

(d) Notwithstanding the foregoing provisions of this Section, contributions and allocations under the Plan will be subject to the further Code Section 415 limitations described in Appendix A.

Section 5.4 Vesting.

(a) A Participant’s Account (excluding that portion of his Account attributable to Retirement Accumulation Account Contributions, if any) will at all times be fully vested and nonforfeitable.

(b) A Qualified Participant’s Retirement Accumulation Account will be vested and nonforfeitable in accordance with the following schedule:

Years of Vesting Service	Vesting Percentage
One	0%
Two	20%
Three	40%
Four	60%
Five	100%

Notwithstanding the foregoing, each Qualified Participant’s Retirement Accumulation Account will become fully vested upon the date he attains Normal Retirement Age while an Employee of the Employer or the date of his death prior to Normal Retirement Age if he is an Employee of the Employer as of the date of death. Notwithstanding the foregoing, dividends paid on shares of M&T Stock held in Trust and allocated to a Participant’s Account under Section 16.3 will be 100% vested and nonforfeitable.

In no event will a Participant acquire a vested interest in any Contribution that is subject to the provisions of Section 12.3 hereof, dealing with contributions made under a mistake of fact.

For purposes of this Plan, “Normal Retirement Age” means the later of (1) the Participant’s 65th birthday, or (2) the fifth anniversary of the Participant’s commencement of participation in the Plan.

(c) Year of Vesting Service.

(1) For purposes of the Plan, “Year of Vesting Service” means a Plan Year in which the Participant completes at least 1,000 Hours of Service.

(2) For a Participant (A) who is a former participant in the Pension Plan and Trust of Allfirst Financial Inc. (the “Allfirst Plan”), or (B) who was an employee of Allfirst Financial Inc. or a subsidiary thereof as of March 31, 2003, and who became an Employee on April 1, 2003, “Years of Service” (as defined in the Allfirst Plan for purposes of vesting) credited to the Participant under the terms of the Allfirst Plan, as in effect as of March 31, 2003, will constitute “Years of Vesting Service” under the Plan. Notwithstanding the preceding sentence, any Years of Service credited to a Participant under the terms of the Allfirst Plan’s 2002 Enhanced Voluntary Early Retirement Program will not count as “Years of Vesting Service” under this Plan.

(3) Years of service credited to an Employee in accordance with Section 7.02(c)-(m) of the M&T Bank Corporation Pension Plan will constitute “Years of Vesting Service” under this Plan.

(4) Notwithstanding the provisions of Section 5.4(c), Years of Vesting Service before at least five consecutive One-Year Breaks in Service will be disregarded in the case of a nonvested Participant who incurs those consecutive One-Year Breaks in Service. The Participant’s aggregate number of Years of Vesting Service before those One-Year Breaks in Service will not include any Years of Vesting Service not required to be taken into account under this Section 5.4(c) by reason of any prior One-Year Break in Service.

(d) Hour of Service.

(1) For purposes of the Plan, “Hour of Service” means an Hour of Service that is credited to an Employee as follows:

(i) One Hour of Service for each hour for which an Employee is paid or entitled to payment by the Employer for performance of duties during a computation period;

(ii) One Hour of Service for each hour for which an Employee is paid or entitled to such payment by the Employer (irrespective of whether the employment relationship has terminated) for reasons other than for the performance of duties during a computation period, including but not limited to, payment for vacation, sickness, or disability;

(iii) One Hour of Service for each hour for which an Employee receives back pay (irrespective of mitigation of damages) for Hours of Service for which he has not otherwise received credit under this Section. Those Hours of Service will be credited to the computation period to which the back pay pertains;

(iv) One Hour of Service for each hour for which an Employee otherwise would normally have been credited but for the absence from work of the Employee (A) pursuant to the Family and Medical Leave Act; or (B) for any period (I) by reason of the pregnancy of the Employee, (II) by reason of the birth of a child of the Employee, (III) by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee, or (IV) for purposes of caring for such child for a period beginning immediately following such birth or placement.

(2) Notwithstanding anything in this Section 5.4(d) to the contrary, (i) effective January 1, 2003, in the case of any Employee for whom the Employer’s records do not accurately reflect the Employee’s actual Hours of Service, if the Employee is credited with one Hour of Service in any week, he will be credited with 45 Hours of Service for such week, regardless of the actual number of Hours of Service the Employee completes, and (ii) effective January 1, 2006, an

Employee will be credited with 501 Hours of Service for each period of absence for which he is paid due to disability, workers’ compensation or severance from employment. For purposes of clause (ii) above, a period of absence that crosses two Plan Years will be treated as two separate periods of absence.

(3) (i) Crediting of Hours of Service under (d)(1)(ii) above, or under (d)(1)(iii) above with respect to periods described in (d)(1)(ii) above, will be limited to a maximum of 501 hours with respect to any single continuous period during which the Employee performs no duties on account of short-term and long-term disability, workers compensation and severance, regardless of whether that period occurs in a single computation period. Notwithstanding the preceding sentence, no Hours of Service will be credited under (d)(1)(ii) or (d)(1)(iii) above if payment is made or due to the Employee under a plan maintained solely for the purpose of complying with applicable workers compensation, unemployment compensation or disability insurance laws, or if that payment solely reimburses an Employee for medical or medically related expenses incurred by the Employee. Where an Employee is credited with Hours of Service under (d)(1)(ii) above, the number of Hours of Service to be credited and the computation period to which those Hours of Service are credited will be determined under Title 29, Code of Federal Regulations, Section 2530.200b-2(b) and (c), which regulation is hereby incorporated into this Plan by reference.

(ii) Notwithstanding (i) above, if an Employee is a former employee of Allfirst Financial, Inc., or any subsidiary thereof, and if the Employee terminates employment with the Employer during the one-year period beginning on April 1, 2003 and receives severance pay as a result of that termination, the Employee will be credited with an appropriate number of Hours of Service, using the payroll equivalency method set forth in (b) above, for his severance pay period to the extent those Hours of Service have not otherwise been credited under this Section.

(4) Crediting of Hours of Service under (d)(1)(iv) above will be for the sole purpose of determining whether an Employee has incurred a One-Year Break in Service and will be limited to a maximum of 501 hours with respect to any single continuous period during which the Employee performs no duties. Hours credited under (d)(1)(iv) will be credited to an Employee only in the computation period in which the absence from work begins, if the Employee would be prevented from incurring a One-Year Break in Service in that period solely because the period of absence is treated as Hours of Service, or in the case of Hours of Service credited under (d)(1)(iv)(B), in the immediately following computation period.

(5) Notwithstanding the foregoing, (i) an Employee will be credited with Hours of Service based on his standard work schedule while on a leave of absence compensated solely by the Employer (and not Employer provided insurance) and granted prior to January 1, 1976, without regard to the duration of such leave of absence.

(ii) For all purposes of this Plan, an Employee will be credited with Hours of Service based on his standard work schedule, or the payroll equivalency method set forth in (d)(2) above for Plan Years after 2002, pursuant to the provisions of USERRA.

(e) For purposes of the Plan, “One-Year Break in Service” means any Plan Year during which an Employee completes not more than 500 Hours of Service.

(f) The Retirement Accumulation Account of a Participant who terminates employment with the Employer and who does not have a 100% nonforfeitable right in his Retirement Accumulation Account will be valued as of the close of the Plan Year in which in the Participant incurs five consecutive One-Year Breaks in Service. The Participant’s Retirement Accumulation Account will be forfeited at that time. Any Retirement Accumulation Account Contribution allocated to a reemployed Participant after he incurs five consecutive One-Year Breaks in Service will be credited to a new Retirement Accumulation Account. A Participant’s nonforfeitable interest in the new Company Contribution Account will be determined in accordance with Section 5.4(b).

(g) Notwithstanding the provisions of Section 5.4(f), if a Participant receives a Distribution of his entire vested account balance before the close of the Plan Year in which the Participant incurs five consecutive One-Year Breaks in Services, the non-vested portion of the Participant’s Account will be forfeited. If that Participant is reemployed by the Employer or an Affiliated Corporation before he incurs five consecutive One-Year Breaks in Service and if, during the Repayment Period, the Participant repays to the Plan the full amount of the Distribution attributable to Employer contributions, the dollar amount forfeited by the Participant under this subsection (g) will be restored to his Retirement Accumulation Account within a reasonable period of time after the Participant repays the Plan.

The “Repayment Period,” for purposes of this subsection (g) is the period ending on earlier of (i) five years after the first date on which the Participant is subsequently reemployed by the Employer or an Affiliated Corporation or (ii) the last day of the Plan Year in which the Participant incurs the fifth consecutive One-Year Break in Service after the Distribution.

Any restoration of forfeited amounts under this subsection (g) will first be made from forfeitures, if any, occurring during the Plan Year the restoration occurs and then, if necessary, by an additional Employer contribution.

(h) Forfeitures will be used first to restore Accounts that are required to be reinstated pursuant to the provision of Section 5.4(g). Any remaining forfeitures will be used to reduce Additional Employer Contributions and Retirement Accumulation Account Contributions for the Plan Year following the Plan Year in which the forfeiture arises.

(i) Former Partners Trust Plan Participants—Special Vesting Rules. Notwithstanding the foregoing, a Former Partners Trust Plan Participant’s account attributable to matching contribution made under the Partners Trust Plan will be vested and nonforfeitable in accordance with the following schedule:

Years of Vesting Service	Vesting Percentage
Less than 1	0%
1 year, but less than 2	20%
2 years, but less than 3	40%
3 years, but less than 4	60%
4 years, but less than 5	80%
5 or more years	100%

A Former Partners Trust Plan Participant’s account attributable to BSB matching contributions held under the Partners Trust Plan prior to its merger into the Plan will be vested and nonforfeitable in accordance with the following schedule:

Period of Service	Vesting Percentage
Less than 1 year	0%
1 year, but less than 2	33%
2 years, but less than 3	66%
3 or more years	100%

For purposes of this second paragraph of Section 5.4(i), “Period of Service” means period of service as defined under Section 4.1(c) of the Partners Trust Plan.

(j) Former Wilmington Trust Plan Participants – Special Vesting Rules. Notwithstanding the foregoing, a Former Wilmington Trust Plan Participant’s account attributable to matching contribution made under the Wilmington Trust Plan will be vest and nonforfeitable in accordance with the following schedule:

Years of Vesting Service	Vesting Percentage
Less than 1	0%
1 year, but less than 2	20%
2 years, but less than 3	40%
3 years, but less than 4	60%
4 years, but less than 5	80%
5 or more years	100%

A Former Wilmington Trust Plan Participant’s account attributable to matching contributions made under the Wilmington Trust Plan will also be 100% vested if he attains his Normal Retirement Age or dies while an employee of an Employer.

ARTICLE 6

IN-SERVICE WITHDRAWALS AND DISTRIBUTIONS

Section 6.1 Withdrawals.

(a) In the event a Participant suffers a financial hardship and upon written application by the Participant, the Committee may permit him to withdraw all or a portion of his Account (other than his Retirement Accumulation Account) under the Plan, provided that the withdrawal is made on account of an immediate and heavy financial need of the Participant and does not exceed the lesser of (i) the amount required to meet that financial need, or (ii) the balance in the Participant’s Account as of the next preceding Valuation Date, minus any earning on Pretax Contributions earned after December 31, 1988, less the amount of any outstanding Plan loan secured by the Participant’s Account. The amount of an immediate and heavy financial need may include any amount necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution. An application for a financial hardship withdrawal under this Section 6.1(a) will be deemed to be an election by the Participant to make a cash withdrawal from the portion of his Account, if any, invested in the ESOP Component of the Plan.

(b) The determination of whether there is an immediate and heavy financial need will be determined by the Committee in a uniform and nondiscriminatory manner and will be based on all relevant circumstances. It is not necessary that the need be unforeseeable or involuntarily incurred by the Participant. An immediate and heavy financial need will be considered to exist for purposes of this Section 6.1 only if a withdrawal is made on account of the following:

(1) Medical expenses, described in Code Section 213(d), previously incurred by the Participant, the Participant’s spouse, or any dependent of the Participant (as defined in Code Section 152) or necessary for these persons to obtain medical care described in Code Section 213(d);

(2) The purchase (excluding mortgage payments) of a principal residence for the Participant;

(3) The payment of tuition for the next 12 months of post-secondary education for the Participant, his spouse, child, or dependent (as defined in Code Section 152, and for taxable years beginning on or after January 1, 2005, without regard to Code Section 152(b)(1), (b)(2), and (d)(1)(B));

(4) The need to prevent the eviction of the Participant from his principal residence or the foreclosure on the mortgage of the Participant’s principal residence;

(5) Payments for burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependents (as defined in Code Section 152, and for taxable years beginning on or after January 1, 2005, without regard to Code Section 152(d)(1)(B));

(6) Expenses for the repair of damage to the Participant’s principal residence that would qualify for a casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of your adjusted gross income); and

(7) Other expenses listed in Internal Revenue Service revenue rulings or notices, or other Internal Revenue Service documents of general, rather than individual, applicability.

(c) A distribution will not be considered necessary to satisfy an immediate and heavy financial need of a Participant to the extent the need may be satisfied from other resources reasonably available to the Participant. The Participant is required to provide to the Committee a written certification as to the nature of the financial hardship, the funds reasonably available to him from other sources and the amount he desires to withdraw from his Account. The Committee is not obligated to make any further investigation as to the facts and circumstances to which the Participant certifies. The sources reasonably available to the Participant include the following:

(1) Reimbursement or compensation by insurance or otherwise;

(2) Reasonable liquidation of the Participant’s assets, to the extent liquidation would not itself cause an immediate and heavy financial need;

(3) Cessation of the Participant’s Pretax Contributions under the Plan;

(4) Other distributions or nontaxable (at the time of the loan) loans from plans maintained by the Employer or by any other employer, or loans from commercial sources on reasonable commercial terms; or

(5) Assets of the Participant’s spouse or minor children reasonably available to the Participant.

(d) The Participant’s Pretax Contributions and other employee contributions under all other qualified and non-qualified plans maintained by the Employer must be suspended for at least 6 months after making the hardship withdrawal.

(e) A Participant’s hardship event, for purposes of the Plan’s safe harbor hardship distribution provisions pursuant to Treasury Regulation Section 1.401(k)-1(d)(3)(iii)(B), does not include an immediate and heavy financial need of the Participant’s primary beneficiary under the Plan. For purposes of this Article, a Participant’s “primary beneficiary under the Plan” is an individual who is named as a Beneficiary under the Plan and has an unconditional right to all or a portion of the Participant’s account balance under the Plan upon the Participant’s death.

(f) Qualified reservist distributions, within the meaning of Code Section 401(k)(2)(b)(i)(V), will not be allowed.

Section 6.2 Post-Age 59 1/2 Withdrawals. Before separating from the service of the Employer, a Participant who has attained age 59 1/2 may request a lump sum distribution of all or part of his vested Account (other than his Retirement Accumulation Account). A distribution under this Section will be made as soon as administratively practicable following the Plan’s receipt of all necessary elections and consents.

Section 6.3 Order of Withdrawal. To provide funds for a withdrawal, amounts will be withdrawn pro-rata from each of the Investment Options.

ARTICLE 7

LOANS

Section 7.1 Application. Subject to the limitations set forth below, a Participant may borrow from his Account. A Participant, however, may not borrow from his Retirement Accumulation Account. An application for a loan must be made at the time and in the manner prescribed by the Committee. A loan application will be processed and loan amount distributed as soon as practicable after the loan application is received by the Committee. To provide funds for a loan, amounts will be withdrawn pro-rata from each of the Investment Options. Within each Investment Option, amounts to provide funds for a loan will be withdrawn prorata from the different types of Contributions (other than his Retirement Accumulation Account Contributions) in the Participant’s Account (other than his Retirement Accumulation Account).

Section 7.2 Limitations.

(a) A Participant may have no more than one loan from his Account outstanding at any time.

(b) The amount of a Participant’s loan from his Account may not exceed the lesser of (1) $50,000 or (2) 50 percent of the value of the Participant’s vested Account (other than his Retirement Accumulation Account) as of the Valuation Date next preceding the loan processing date, provided that the $50,000 amount in (1) above will be reduced by the highest outstanding balance of loans, during the 12-month period immediately preceding the date the loan is made, from his Account (other than his Retirement Accumulation Account) and from any other “qualified employer plan” (within the meaning of Code Section 72(p)(4)) maintained by any Affiliated Employer.

(c) The amount of a Participant’s loan from his Account may not be less than $1,000.

(d) If there is a Termination of Service with respect to a Participant, the Participant is not eligible to borrow from his Account unless he remains a party-in-interest, within the meaning of ERISA Section 3(14), with respect to the Plan.

Section 7.3 Terms.

(a) A loan from an Account must bear simple interest at an annual rate equal to one percentage point over the prime rate published in The Wall Street Journal on the date on which the loan is processed. Effective January 1, 2004, the annual interest rate on a loan to a Participant on military leave subject to the Soldiers’ and Sailors’ Relief Act Amendments of 1942 may not exceed the interest rate set forth in that Act.

(b) A loan to a Participant from his Account must be secured by the loan receivable created by the loan.

(c) A loan to a Participant from his Account (1) will be for a term, not more than five years, specified by the Participant in his loan application, and (2) will be repaid in equal biweekly payments, that must be deducted from the Employee’s biweekly Compensation payments for so long as he is an Employee. If a Participant’s biweekly Compensation is insufficient to make a scheduled loan repayment, the Participant must pay the difference in cash or by check. A Participant may prepay his loan in full without penalty, but partial prepayments are not permitted.

(d) If there is a Termination of Service with respect to a Participant who has an outstanding Plan loan, his loan will be immediately due and payable. Notwithstanding the preceding, if there is a Termination of Service with respect to a Participant but the Participant remains a party-in-interest with respect to the Plan, within the meaning of ERISA Section 3(14), the individual’s loan will not be immediately due and payable, and he must repay the loan in equal biweekly installments.

(e) Loan repayments will be credited to a Participant’s Account (other than his Retirement Accumulation Account) based on his then current Investment Option allocation election for future Contributions. If a Participant stops making Salary Reduction Contributions to the Plan prior to paying off his loan, loan repayments will be credited to the Participant’s Account (other than his Retirement Accumulation Account) based on his most recent Investment Option allocation election for future Contributions on file with the Committee. If no allocation election is on file with the Committee, loan repayments to a Participant’s Account will be allocated to the qualified default investment alternative designated by the Committee under Section 9.10.

Section 7.4 Other Provisions.

(a) Failure to make a repayment on a loan when due will constitute a default. If the default is not cured within 90 days, the outstanding unpaid balance of the loan will be immediately due and payable, the Plan will foreclose against the loan receivable securing the loan on the first day on which the defaulting Participant could receive a Distribution under Article 8 hereof, and the amount of the foreclosure will be treated as a Distribution.

(b) The loan receivable created by a loan to a Participant will be credited to, and only to, his Account (other than his Retirement Accumulation Account).

(c) A Participant who was a participant in a plan that merged, in whole or in part, into the Plan and who has an outstanding loan transferred from that plan to this Plan will continue to repay his loan in accordance with the terms of the loan as of the date of the transfer, except that the loan must be repaid in accordance with Section 7.3(c)(2) hereof.

(d) Fees for processing and administering a loan to a Participant will be charged to, and deducted from, the Participant’s balance in his Account (other than his Retirement Accumulation Account).

ARTICLE 8

DISTRIBUTION OF BENEFITS

Section 8.1 Entitlement to Distribution. Upon a Participant’s Termination of Service, he (or in the event of his death, his Beneficiary) will be entitled to a Distribution in the amount of his vested Account. A Distribution will be a distribution on account of early retirement if the Participant retires before age 65, but after age 55 and after having completed at least 10 years of service under Section 4.04 of the M&T Bank Corporation Pension Plan.

Section 8.2 Notice by Employer. The Employer will certify to the Committee the date of Termination of Service with the Employer of any Participant. The Committee may rely on that certification in determining the extent to which the Participant or his Beneficiary will be entitled to a Distribution under the Plan.

Section 8.3 Time of Distribution.

(a) Where a Participant becomes entitled to receive a Distribution under Section 8.1 hereof, then, except as otherwise provided below, the Distribution will be made as soon as practicable following the date the Participant requests a Distribution. A Participant may request a distribution at the time and in the manner prescribed by the Committee. Subject to (c) below, a Participant who has terminated employment with the Employer may defer Distribution of his Account until a date not later than April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2. If a Participant terminates employment after that date, Distribution of his Account will be made as soon as administratively practicable following his termination of employment.

(b) Where a Beneficiary becomes entitled to receive a distribution under Section 8.1 hereof, the Distribution will be made as soon as administratively practicable following the Participant’s death.

(c) (1) Notwithstanding (a) above, if, as of any Valuation Date following a Participant’s Termination of Service, the value of the Participant’s nonforfeitable interest in the Plan does not exceed $5,000, a Distribution of the Participant’s nonforfeitable interest in the Plan will be made on, or as soon as practicable after, that Valuation Date. For purposes of determining whether the value of a Participant’s nonforfeitable interest in the Plan exceeds $5,000, effective with respect to any Distribution made after December 31, 2001, amounts attributable to rollover contributions (and earnings allocable thereto) within the meaning of Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii) and 457(e)(16) will be disregarded.

Effective March 28, 2005, if, prior to his attainment of Normal Retirement Age, a Participant receives a mandatory distribution under this Section 8.3(c) of an amount greater than $1,000, the Committee will pay the distribution in a Direct Rollover to an individual retirement plan designated by the Committee, unless the Participant elects either to have the distribution paid by Direct Rollover to an Eligible Retirement Plan specified by the Participant in accordance with Section 8.7, or to have the distribution paid to him directly in accordance with Section 8.4.

(2) If a Participant receives a Distribution under (c)(1) above, the portion of his Retirement Accumulation Account in which he does not have a nonforfeitable interest, if any, is forfeited.

(d) (1) Notwithstanding any provision of the Plan to the contrary, a Participant must receive, or begin to receive, a Distribution of his entire interest in the Plan not later than April 1 of the calendar year following the later of (i) the calendar year in which the Participant attains age 70 1/2, or (ii) in the case of a Participant who is not a 5% owner (as defined in Code Section 416) with respect to the calendar year in which he attained age 70 1/2, the calendar year in which the Participant terminates service.

(2) If a Participant (i) is a 5% owner (as defined in Code Section 416) with respect to the calendar year in which the Participant attained age 70 1/2, and (ii) has not terminated from service, then, with respect to each calendar year during which and after the Participant attained age 70 1/2, the Plan will distribute to the Participant, at his election, either (i) the minimum Distribution required under Code Section 401(a)(9), or (ii) the Participant’s Account balance as of the applicable Valuation Date. That Distribution will be made as soon as practicable after (i) the December 31 of the calendar year in which the Participant attained age 70 1/2, or (ii) the September 30 of any calendar year thereafter. For this purpose, “applicable Valuation Date” means the Participant’s Account balance as of December 31 of the calendar year immediately preceding the calendar year for which the required Distribution is made.

(3) Notwithstanding (1) and (2) above, if a Participant (i) attains age 70 1/2 on or before December 31, 1998, but is not a 5% owner (as defined in Code Section 416) with respect to the calendar year in which he attains age 70 1/2, and (ii) has not terminated from service, he may elect, at the time and in the manner prescribed by the Committee, to (A) defer any Distribution of his Account until after his termination of service, or (B) to begin (or continue) receiving in-service Distributions of his Account upon his attainment of age 70 1/2. If the Participant elects to receive in-service Distributions of his Account, then, with respect to each calendar year during which and after the Participant attained age

70 1/2, the Plan will make in-service Distributions to the Participant as if he were a Participant described in (2) above.

(e) In addition, unless the Participant elects otherwise, Distributions to the Participant will begin not later than the 60th day after the latest of the close of the Plan Year in which (1) the Participant attains age 65; (2) occurs the tenth anniversary of the year in which the Participant commenced participation in the Plan; or (3) the Participant terminates service with the Employer.

(f) Effective for determining minimum required distributions for calendar years beginning before 2003, if a Participant dies after the Required Beginning Date (Annuity Starting Date in the case of an annuity Distribution under Article 14 hereof), any Distribution payable after the death of the Participant will be made in accordance with the terms of, and at least a rapidly as under, the form of Distribution elected by the Participant and in effect on his date of death. If a Participant dies before the Required Beginning Date, any Distribution payable after the death of the Participant must meet one of the following requirements:

(1) If a Distribution is payable to the surviving spouse of a Participant, the Distribution must commence no later than the date on which the Participant would have attained age 70 1/2 and must be paid over a period no longer than the life of the spouse or a period not extending beyond the life expectancy of the spouse.

(2) If a Distribution is payable to a designated Beneficiary other than a surviving spouse, the Distribution must commence within one year after the date of the Participant’s death and will be paid over a period no longer than the life of the designated Beneficiary or a period not extending beyond the life expectancy of the designated Beneficiary.

(3) If a Participant has no surviving spouse or designated Beneficiary, Distribution of the Participant’s entire interest in the Plan must be made within five years of the death of the Participant.

(g) Subject to Section 8.9 hereof,

(1) Each Distribution under the Plan must be made in accordance with Code Section 401(a)(9), including the minimum death benefit requirements of Code Section 401(a)(9)(G), and the Treasury Regulations thereunder. If any provision of the Plan conflicts with the requirements of Code Section 401(a)(9) and the Treasury Regulations thereunder, the requirements of Code Section 401(a)(9) and the Treasury Regulations thereunder supersede that Plan provision.

(2) With respect to Distributions under the Plan made for calendar years beginning on or after January 1, 2002, the Plan will apply the minimum distribution requirements of Code Section 401(a)(9) in accordance with the Treasury Regulations under Code Section 401(a)(9) that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary. This Section 8.3(f)(2) will continue in effect until the end of the last calendar year beginning before the effective date of final regulations under Code Section 401(a)(9) or another date specified in guidance published by the Internal Revenue Service.

(h) Early Distribution Consent.

(1) If the Participant’s nonforfeitable interest in the Plan exceeds the Consent Limit, no benefit will be paid to the Participant before the later of his Normal Retirement Age or age 62, unless the Participant consents in writing to the commencement of the distribution of the benefit. If the required consent is not obtained, payment of the benefit will commence as otherwise provided under this Article. The term “Consent Limit” means means $5,000. For purposes of determining whether a Participant’s vested account balance exceeds the Consent Limit, a Participant’s vested account balance will not include: (1) accumulated deductible employee contributions within the meaning of Code Section 72(o)(5)(B) for Plan Years beginning prior to January 1, 1989, and (2) the portion of the vested account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16).

(2) A Participant’s consent, including any necessary spousal consent, will not be valid –

(i) Unless the Participant has received a notice containing a general description of the material features of the Plan and an explanation of his right to defer receipt of the benefit (the “Notice of Deferral Rights”). For any Notice of Deferral Rights issued in Plan Years beginning before January 1, 2007, the Notice of Deferral Rights must be provided no less than 30 days and no more than 90 days before the Annuity Starting Date. For any Notice of Deferral Rights issued in Plan Years beginning after December 31, 2006, the Notice of Deferral Rights must be provided no less than 30 days and no more than 180 days before the Annuity Starting Date.

The Notice of Deferral Rights must be written in a manner that would satisfy the notice requirements of Code Section 417(a)(3). For any Notice of Deferral Rights issued in Plan Years beginning after December 31, 2006, the description of a Participant’s right, if any, to defer receipt of a distribution also will describe the consequences of failing to defer receipt of the distribution. For Notices of Deferral Rights issued before the 90th day after the issuance of Treasury regulations (unless future Internal Revenue Service guidance otherwise requires), the Notices of Deferral Rights will include: (i) a description indicating the investment options, if any, available under the Plan (including fees) that will be available if the Participant defers distribution; and (ii) the portion of the summary plan description that contains any special rules that might affect materially a Participant’s decision to defer.

(ii) If the written consent of the Participant to the distribution is made before the Participant receives the Notice of Deferral Rights, and (x) in the case of a distribution during Plan Years beginning before January 1, 2007, is made more than 90 days before the Annuity Starting Date and (y) in the case of a distribution during Plan Years beginning after December 31, 2006, is made more than 180 days before the Annuity Starting Date.

(iii) If a significant detriment is imposed under the Plan on any Participant who does not consent to the distribution.

(3) If a Distribution is one to which Code Sections 401(a)(11) and 417 do not apply, the Distribution may be made less than 30 days after the notice required under Treasury Regulation Section 1.411(a)-11(c) is given provided that (i) the Committee clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether to elect a distribution (and, if applicable, a particular distribution option), and (ii) the Participant, after receiving the notice, affirmatively elects a Distribution.

Section 8.4 Method of Distribution.

(a) A Distribution under this Plan will be paid in a lump sum (1) to the Participant or to the person or persons designated in a Qualified Domestic Relations Order, or (2) on the death of the Participant, to the Participant’s surviving spouse, or, if there is no surviving spouse or the surviving spouse consents, or the consent may not be obtained, as described in Section 8.6(b) hereof, to a designated Beneficiary.

(b) A Distribution to a Participant or Beneficiary will be made in cash, except that, with respect to that portion of an Account invested in the ESOP Component, the Distribution may be made, at the election of the Participant, either in cash, in M&T Stock, or partly in cash and partly in M&T Stock.

Section 8.5 Prohibition on Alienation. The right of a Participant or Beneficiary to receive a Distribution is not subject to alienation or assignment, and is not subject to anticipation, encumbrance or claims of creditors. Neither a Distribution to the estate of a deceased Participant or Beneficiary or to an heir or legatee of a right to receive a Distribution hereunder, nor a Distribution in accordance with a Qualified Domestic Relations Order, will be deemed an alienation, assignment or anticipation for the purposes of this Section 8.5.

Section 8.6 Designation of Beneficiary.

(a) Each Participant may designate a person or persons who may receive the Distribution payable hereunder on the death of the Participant and, subject to Section 8.6(b) hereof, has the right to revoke that designation. Any such designation must be evidenced by a written instrument filed with the Committee and signed by the Participant. The designation by a Participant of a Beneficiary who is not the Participant’s spouse requires an effective consent thereto by the Participant’s spouse or surviving spouse, or a demonstration that the consent may not be obtained, as described in Section 8.6(b) hereof. If no beneficiary designation is on file with the Committee at the time of the death of a Participant, or if the designation is not effective for any reason as determined by the Committee, then payment of the Distribution will be made to the Participant’s surviving spouse or, if there is no surviving spouse, to the estate of the Participant.

(b) A Participant may designate a person as Beneficiary who is not his spouse if:

(1) The following conditions are satisfied:

(i) His spouse consents in writing to the designation,

(ii) The designation may not be changed without spousal consent (or the consent of the spouse expressly permits designations by the Participant without further consent by the spouse), and

(iii) The spouse’s consent acknowledges the effect of the election and is witnessed by a representative of the Plan or a notary public; or

(2) It is established to the satisfaction of the Committee that the consent may not be obtained because there is no spouse, because the spouse cannot be located, or because of other circumstances prescribed by Treasury Regulations. Any consent by a spouse (or establishment that the consent of a spouse may not be obtained) will be effective only with respect to that spouse.

(c) Notwithstanding (a) above, upon the dissolution of the marriage of a Participant, the Committee will treat the Participant’s former spouse as having predeceased the Participant with respect to any designation of the former spouse as the Participant’s Beneficiary under (a) above unless (1) after the dissolution of the marriage, the Participant files with the Committee another written instrument executed by the Participant explicitly designating the former spouse as the Participant’s Beneficiary, or (2) a qualified domestic relations order (as defined in Code Section 414(p)) explicitly requires the Participant to maintain the former spouse as his Beneficiary. In any case in which the Participant’s former spouse is treated as having predeceased the Participant, no heir or other beneficiary of the former spouse will receive any benefits from the Plan as a Beneficiary except as otherwise provided in the Participant’s written Beneficiary designation.

Section 8.7 Rollover Distribution.

(a) Notwithstanding any provision of the Plan to the contrary that would limit a Distributee’s election under this Section 8.7, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover, as those terms are defined below.

(b) For purposes of this Section 8.7, an “Eligible Rollover Distribution” is any distribution of all or any portion of the balance to the credit of the Distributee, except that an

Eligible Rollover Distribution does not include: (1) any Distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary, or for a specified period of 10 years or more; (2) any Distribution to the extent the Distribution is required under Code Section 401(a)(9); (3) with respect to any Distribution made prior to January 1, 2002, the portion of the Distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); or (4) with respect to any Distribution made after December 31, 1998, the portion of the Distribution that is made on account of financial hardship pursuant to Article 6 hereof.

(c) For purposes of this Section 8.7, an “Eligible Retirement Plan” is any of the following that accepts a Distributee’s Eligible Rollover Distribution: (i) an individual retirement account described in Code Section 408(a); (ii) an individual retirement annuity described in Code Section 408(b); (iii) an annuity plan described in Code Section 403(a); (iv) a qualified trust described in Code Section 401(a); (v) with respect to any Distribution made after December 31, 2001, an annuity contract described in Code Section 403(b); or (vi) with respect to any Distribution made after December 31, 2001, an eligible plan under Code Section 457(b) maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state that agrees to separately account for amounts transferred into the plan from this Plan. However, in the case of an Eligible Rollover Distribution made prior to January 1, 2002, to a Participant’s surviving spouse, an “Eligible Retirement Plan” is an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b).

With respect to any Distribution made after December 31, 2001, a portion of a Distribution will not fail to be an Eligible Rollover Distribution merely because that portion consists of after-tax employee contributions not includible in gross income. However, that portion may be transferred only (i) to an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b), or (ii) to a qualified defined contribution plan described in Code Section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of the distribution includible in gross income and the portion of the distribution not so includible.

(d) For purposes of this Section 8.7, a “Distributee” includes a Participant. In addition, the surviving spouse of a Participant or former Participant, or a Participant’s or a former Participant’s spouse or former spouse who is an alternate payee under a Qualified Domestic Relations Order are Distributees with regard to the interest of the spouse or former spouse.

(e) For purposes of this Section 8.7, a “Direct Rollover” is a payment by the Plan to an Eligible Retirement Plan specified by the Distributee.

(f) For taxable years beginning after December 31, 2006, a Participant may elect to transfer Participant after-tax contributions or Roth elective deferral contributions, if any, by means of a direct rollover to a qualified plan or to a Code Section 403(b) plan that agrees to account separately for amounts so transferred, including accounting separately for the portion of such distribution that is includible in gross income and the portion of such distribution which is not includible in gross income.

(g) For distributions made after December 31, 2007, a Participant may elect to roll over directly an eligible rollover distribution to a Roth IRA described in Code Section 408A(b).

(h) Non-Spouse Beneficiary Rollover Right.

(1) For distributions after December 31, 2006, a non-spouse beneficiary who is a designated beneficiary under Code Section 401(a)(9)(E) and the Regulations thereunder, by a direct trustee-to-trustee transfer (“direct rollover”), may roll over all or any portion of his distribution to an individual retirement account the Beneficiary establishes for purposes of receiving the distribution. To be able to roll over the distribution, the distribution otherwise must satisfy the definition of an eligible rollover distribution under Code Section 401(a)(31).

(2) Although a non-spouse Beneficiary may roll over directly a distribution as provided in Section 8.7(h)(1), any distribution made prior to January 1, 2010 is not subject to the direct rollover requirements of Code Section 401(a)(31) (including Code Section 401(a)(31)(B), the notice requirements of Code Section 402(f) or the mandatory withholding requirements of Code Section 3405(c)). If a non-spouse Beneficiary receives a distribution from the Plan, the distribution is not eligible for a “60-day” (non-direct) rollover.

(3) If the Participant’s named beneficiary is a trust, the Plan may make a direct rollover to an individual retirement account on behalf of the trust, provided the trust satisfies the requirements to be a designated beneficiary within the meaning of Code Section 401(a)(9)(E).

(4) A non-spouse Beneficiary may not roll over an amount which is a required minimum distribution, as determined under applicable Regulations and other Internal Revenue Service guidance. If the Participant dies before his Required Beginning Date and the non-spouse Beneficiary rolls over to an individual retirement account the maximum amount eligible for rollover, the Beneficiary may elect to use either the 5-year rule or the life expectancy rule, pursuant to Treasury Regulation Section 1.401(a)(9)-3, A-4(c), in determining the required minimum distributions from the individual retirement account that receives the non-spouse Beneficiary’s distribution.

Section 8.8 Distributions to Alternate Payees. Notwithstanding any other provision of the Plan, the Account balance of a Participant may be apportioned between the Participant and an alternate payee, as defined in Code Section 414(p)(8), either through separate Accounts or by providing the alternate payee a percentage of the Participant’s Account, in accordance with the terms of a Qualified Domestic Relations Order. The Plan will comply with a Qualified Domestic Relations Order that directs the Plan to make a Distribution to an alternate payee of the alternate payee’s separate Account or percentage of the Participant’s Account prior to the date on which the Participant attains the earliest retirement age, as defined in Code Section 414(p)(4)(B), under the Plan. If the Plan receives a Qualified Domestic Relations Order directing that all or a portion of a Participant’s Account be assigned or paid to an alternate payee, the Participant’s Account will be charged a reasonable cost for processing and implementing the Qualified Domestic Relations Order to the extent that the Participant or alternate payee does not pay the cost with his own funds.

Effective April 6, 2007, a domestic relations order that otherwise satisfies the requirements for a Qualified Domestic Relations Order will not fail to be a Qualified Domestic Relations Order: (i) solely because the order is issued after, or revises, another domestic relations order or QDRO; or (ii) solely because of the time at which the order is issued, including issuance after the annuity starting date or after the Participant’s death. A domestic relations order described in this Section is subject to the same requirements and protections that apply to Qualified Domestic Relations Orders generally.

Section 8.9 Minimum Distribution Requirements for Plan Years After 2002.

(a) General Rules.

(1) The provisions of this Section 8.9 will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

(2) The requirements of this Section 8.9 will take precedence over any inconsistent provisions of the Plan.

(3) All Distributions required under this Section 8.9 will be determined and made in accordance with the Treasury Regulations under Code Section 401(a)(9).

(4) Notwithstanding the other provisions of this Section 8.9, Distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (“TEFRA”) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

(b) Time and Manner of Distribution.

(1) The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date

(2) If the Participant dies before Distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(i) Subject to Section 8.9(b)(2)(v) hereof, if the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, then Distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2 , if later.

(ii) Subject to Section 8.9(b)(2)(v) hereof, if the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, then Distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(iii) If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iv) If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before Distributions to the surviving spouse begin, this Section 8.9(b)(2), other than Sections 8.9(b)(2)(i) and (v), will apply as if the surviving spouse were the Participant.

(v) If the Participant dies before Distributions begin, and there is a Designated Beneficiary, distribution to the Designated Beneficiary is not required to begin by the date specified in Sections 8.9(b)(2)(i) through (iv), but the Participant’s entire interest will be distributed to the Designated Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant death. This Section 8.9(b)(2)(v) will apply to all distributions.

For purposes of this Section 8.9(b)(2) and Section 8.9(d) hereof, unless Section 8.9(b)(2)(iv) hereof applies, Distributions are considered to begin on the Participant’s Required Beginning Date. If Section 8.9(b)(2)(iv) hereof applies, Distributions are considered to begin on the date Distributions are required to begin to the surviving spouse under Section 8.9(b)(2)(i) hereof. If Distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving spouse before the date Distributions are required to begin to the surviving spouse under Section 8.9(b)(2)(i) hereof), the date Distributions are considered to begin is the date Distributions actually commence.

(3) Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year, Distributions will be made in accordance with Sections 8.9(c) and (d) hereof. If the

Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and the Treasury Regulations.

(c) Required Minimum Distributions During Participant’s Lifetime.

(1) During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.40(a)(9)-9 of the Treasury Regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year.

(2) Required minimum distributions will be determined under this Section 8.9(c) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.

(d) Required Minimum Distributions After Participant’s Death.

(1) (i) If the Participant dies on or after the date Distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s Designated Beneficiary, determined as follows:

(a) The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(b) If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, the remaining life expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(c) If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(ii) If the Participant dies on or after the date Distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2) (i) Subject to Section 8.9(b)(2)(v), the Participant dies before the date Distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining life expectancy of the Participant’s Designated Beneficiary, determined as provided in Section 8.9(d)(1) hereof.

(ii) If the Participant dies before the date Distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, Distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iii) If the Participant dies before the date Distributions begin, the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, and the surviving spouse dies before Distributions are required to begin to the surviving spouse under Section 8.9(b)(2)(i) hereof, this Section 8.9(d)(2) will apply as if the surviving spouse were the Participant.

(e) Definitions.

(1) “Designated Beneficiary” means the individual who is designated as the Beneficiary under Section 8.6 hereof and is the designated beneficiary under Code Section 401(a)(9) and Section 1.401(a)(9)-1, Q&A-4, of the Treasury Regulations.

(2) “Distribution Calendar Year” means a calendar year for which a minimum distribution is required. For Distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For Distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which Distributions are required to begin under Section 8.9(b)(2) hereof. The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

(3) “Life Expectancy” means the life expectancy as computed by use of the Single Life Table in Treasury Regulations Section 1.401(a)(9)-9.

(4) “Participant’s Account Balance” means the Account balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (“Valuation Calendar Year”) increased by the amount of any Contributions made and allocated or forfeitures allocated to the Account Balance as of dates in the Valuation Calendar Year after the Valuation Date and decreased by Distributions made in the Valuation Calendar Year after the Valuation Date. The Account Balance for the Valuation Calendar Year includes any amounts rolled over or transferred to the Plan either in the Valuation Calendar Year or in the Distribution Calendar Year if distributed or transferred in the Valuation Calendar Year.

(5) “Required Beginning Date” means the date specified in Section 2.49.

(f) Notwithstanding any provision of the Plan, a Participant or Beneficiary who would have been required to receive required minimum distributions for 2009 but for the enactment of Code Section 401(a)(9)(H) (“2009 RMDs”), and who would have satisfied that requirement by receiving distributions that are (1) equal to the 2009 RMDs, or (2) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant’s designated beneficiary, or for a period of at least 10 years (“Extended 2009 RMDs”), will receive those distributions for 2009 unless the Participant or Beneficiary chooses not to receive such distributions. Participants and Beneficiaries described in the preceding sentence will be given the opportunity to elect to stop receiving the distributions described in the preceding sentence.

Notwithstanding any provision of the Plan, and solely for purposes of applying the direct rollover provisions of the Plan, a direct rollover will be offered only for distributions that would be eligible rollover distributions without regard to Code Section 401(a)(9)(H) of the Code.

Section 8.10 Lost Participant or Beneficiary. If a Participant or Beneficiary to whom a Distribution is payable cannot be located, and reasonable efforts have been made to find the Participant or Beneficiary, including the sending of notification by certified or registered mail to his last known address, the Participant’s Account will be forfeited three years after the date the Distribution first becomes payable. If the Participant or Beneficiary is located after the forfeiture of the Participant’s Account, the Account will be restored (without earnings thereon). Forfeitures arising under this Section 8.10 may be used to reduce future Additional Employer Contributions. Account restorations under this Section 8.10 will be made out of Employer contributions made for this purpose.

ARTICLE 9

ADMINISTRATION OF THE PLAN

Section 9.1 The Committee.

(a) The Board of Directors of the Corporation will appoint the Committee, consisting at all times of at least three individuals, which will administer this Plan in accordance with its terms. The Committee has

(1) The exclusive and complete authority to control and manage the operation and administration of the Plan, including the authority to appoint “investment managers” within the meaning of ERISA Section 3(38). By way of example, and not by way of limiting the general grant of authority and discretion described above, the Committee will: be the sole and exclusive arbiter of all questions arising with respect to issues under the Plan as to coverage and eligibility, both as to participation and as to benefits and the amount of benefits, and the determination of a Participant’s interest in the Trust; have the full and complete discretion, authority and power to make factual determinations relating to the amount and manner of allocations and distributions of benefits; have the full and complete discretion, authority and power to determine whether a domestic relations order constitutes a Qualified Domestic Relations Order and whether a putative alternate payee otherwise qualifies for benefits under the Plan; have the full and complete discretion, authority and power to determine whether the Plan has suffered a defacto termination; and have the full and complete discretion, authority and power to make all factual findings. The Committee has the full and complete discretionary authority and power to correct any defect, supply any omission or reconcile any inconsistency, including but not limited to mathematical or arithmetical errors, resolve any ambiguity and to construe the terms of the Plan, in any manner and to any extent that it deems necessary to carry out the purposes of the Plan. The Committee may adopt any rules it deems advisable for administering the Plan. In all events, the Committee’s decision in any and all such matters will be binding and conclusive on all parties.

(2) The responsibility of filing and distributing reports and returns with or to government agencies and Participants and Beneficiaries as required under ERISA and the Code. The Committee is the Plan administrator within the meaning of ERISA Section 3(16).

(b) Any individual, including an officer, director, shareholder or employee of the Employer, is eligible for appointment as a member of the Committee.

(c) Each member of the Committee will serve until his death, resignation or removal. The Board of Directors of the Corporation may at any time remove a member of the Committee and appoint a successor.

(d) Members of the Committee serving from time to time will be named fiduciaries within the meaning of ERISA Section 402(a)(1).

(e) Members of the Committee, by a written instrument, may allocate their responsibilities to control and manage the operation of the Plan and the responsibility to file reports and returns among themselves, and may designate other persons to carry out those responsibilities. If a member agrees to an allocation, the member will not be liable for any act or omission of the person to whom responsibility is allocated, except as provided in ERISA Section 405(c)(2). If the members have made an allocation or designation, the members will not be liable for any act or omission of the person to whom that responsibility is allocated or who is so designated, except as provided in ERISA Section 405(c)(2).

Section 9.2 Agents. The Committee may employ agents, including counsel, it deems advisable for the administration of the Plan. Those agents need not be Participants.

Section 9.3 Compensation and Expenses of Committee. Members of the Committee serve without compensation as members, but the Employer will pay all the expenses of the Committee. To the extent permitted by law, the Employer will indemnify each member of the Committee and any employee of the Employer who has been designated to carry out responsibilities pursuant to Section 9.1(e) hereof against any liability (not reimbursed by insurance) incurred in the course of the administration of the Plan, except liability arising from his own negligence, willful misconduct or breach of fiduciary duty under ERISA.

Section 9.4 Action by the Committee. Action of the Committee will be by majority vote either at a meeting or in writing without a meeting; however, a direction, certificate, statement or other declaration signed by any member of the Committee designated by it as its representative to sign the document is conclusive evidence of the regularity of that direction, certificate, statement or declaration.

Section 9.5 Records. The acts and decisions of the Committee will be duly recorded. The Committee will make available for examination by any Participant during the business hours of the Corporation a copy of this Plan and the records that pertain to the computation of the Participant’s benefits.

Section 9.6 Defect or Omission. Any defect, omission or inconsistency in this Plan will be referred by the Committee to the Board of Directors of the Corporation for action necessary to correct the defect, supply the omission, or reconcile the inconsistency.

Section 9.7 Disqualification of Member. A member of the Committee may not vote upon any question relating specifically to himself or his Beneficiary.

Section 9.8 Liability of Committee Members. Except for his own negligence, willful misconduct, or breach of fiduciary duty under ERISA, no member of the Committee nor any agent or other person appointed by the Committee or member thereof will be liable to anyone for any act or omission in the course of the administration of the Plan.

Section 9.9 Funding Policy. The Committee will establish and review a funding policy consistent with the objectives of the Plan.

Section 9.10 Establishment of Investment Options.

(a) (1) The Committee will establish the Investment Options in which Participants may elect, under Section 5.02, to invest Contributions made on their behalf and the amounts of their Accounts. The Investment Options will include the Stable Value Fund and M&T Stock. The Committee may establish new Investment Options or discontinue existing Investment Options, provided that the Stable Value Fune and M&T Stock must continue to be offered as Investment Options and the number and type of Investment Options offered will be sufficient to satisfy the requirements of ERISA Section 404(c).

(2) The Committee may designate one of the Investment Options to serve as a “qualified default investment alternative” as described in regulations issued under ERISA Section 404(c)(5). To the extent a Participant fails to give proper investment direction for part or all of the Participant’s Account, the Account will be invested in the qualified default investment alternative.

(3) The Money Market Fund will continue to be an Investment Option, but only to the extent needed to operate the ESOP Component. The Money Market Fund is not an Investment Option for any other purpose.

(b) The authorization in subsection (a) to invest in the Stable Value Fund includes an authorization for the Group Annuity Contract held by the Stable Value Fund to invest in separate accounts that are managed by Wilmington Trust Company (or any other affiliate of the Corporation).

(c) The Investment Option under the Profit Sharing Component that consists of the MTB Prime Money Market Fund is closed to new contributions effective June 1, 2011, and is no longer an Investment Option upon the merger of the Wilmington Trust Thrift Savings Plan into this Plan effective September 15, 2011.

Section 9.11 Claims by Employees and Participants. Any question as to the eligibility of any individual to become a Participant or the calculation of benefits of a Participant will be determined by the Committee in accordance with the terms of the Plan. If any Employee or Participant disagrees with the decision of the Committee, the Committee will provide the Employee or Participant with a copy of the claims procedure established and followed by the Committee, as required by applicable Department of Labor regulations. Upon exhaustion of the claims procedure, the determination of the Committee will be final and conclusive for all purposes.

Section 9.12 Direction of Trustee. The Committee will direct the Trustee to the extent provided in the Trust Agreement.

Section 9.13 Payment of Trustee Compensation and Plan Expenses. All reasonable costs and expenses attributable to the administration of the Plan, as well as the Trustee’s compensation, will be paid by the Plan, unless paid by the Employer. The Plan may charge Plan expenses to the Accounts of Participants on a uniform basis or in proportion to Account balances. In accordance with Section 5.2(b), expenses of each Investment Option (e.g., investment management and administration fees) also may be charged to those Participant

Accounts invested in the Investment Option. Finally, to the extent permitted by law, the Plan may make a reasonable charge to the Accounts of specific Participants for certain administrative expenses if the expense is related to an individual’s utilization of an administrative service (e.g., fees attributable to the processing and implementation of a Qualified Domestic Relations Order in accordance with the provisions of Section 8.8).

ARTICLE 10

TERMINATION, CONTINUATION AND MERGER

Section 10.1 Termination of the Plan.

(a) The Corporation, by action of its Board of Directors or the Executive Committee of its Board of Directors or the delegatee of its Board of Directors, reserves the right to revoke or terminate the Plan and the Trust at any time with respect to its employees, in whole or in part, or to reduce, suspend or discontinue its contributions under the Plan. Any Affiliated Employer that participates in the Plan may terminate, reduce, suspend or discontinue its contributions to the Plan at any time. Revocation, termination, reduction, suspension or discontinuance will be effective upon the date set forth in a resolution of the Board of Directors of the Affiliated Employer authorizing such action.

(b) Upon the complete or partial termination of the Plan, the assets of the Trust will continue to be held in the Trust, and Distributions and withdrawals will continue to be made in accordance with the terms of this Plan.

Section 10.2 Continuation or Merger of Plan.

(a) The Plan may be continued by any other organization succeeding to the business of the Employer if some or all of the Participants are employed by the successor organization and if the successor organization agrees to assume the liabilities of this Plan to the affected Participants.

(b) This Plan may not be merged, consolidated with, or transfer its assets or liabilities to, any other plan unless each Participant would receive (if the transferee plan then terminated) a benefit immediately after the merger, consolidation or transfer that is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan then terminated).

(c) Except as otherwise provided in Article 14 or 15 hereof, if an account (“Transferred Account”) is transferred from another defined contribution plan (“Transferor Plan”) to this Plan and the Transferor Plan provides an optional form of benefit (as defined in Treasury Regulations Section 1.411(d)-4) with respect to all or a portion of the Transferred Account that is not otherwise available under this Plan, the optional form of benefit will be provided under this Plan with respect to the applicable portion of the Transferred Account to the extent required by, and subject to the terms and conditions imposed by the Committee consistent with, the provisions of Code Section 411(d)(6) and the Treasury Regulations thereunder.

ARTICLE 11

TOP-HEAVY PROVISIONS

Section 11.1 Definition of Top-Heavy Plan. This Plan will be considered a Top-Heavy Plan for a Plan Year if, on the Determination Date (as defined below), the Cumulative Accrued Benefits (as defined below) of Key Employees (as defined below) exceed 60% of the Cumulative Accrued Benefits of all Participants under the Plan or, if the Plan is included in an Aggregation Group (as defined below), under all plans included in an Aggregation Group. For purposes of this Article 11, the following terms have the following meanings:

(a) “Determination Date” means the last day of the preceding Plan Year or, for the first Plan Year of the Plan, the last day of the first Plan Year.

(b) “Cumulative Accrued Benefit” means, with respect to a Participant, the sum of the value of his defined contribution accounts under all defined contribution plans (including this Plan) included in an Aggregation Group, plus the present value of his accrued benefits under all defined benefit plans included in an Aggregation Group, provided that there will not be taken into account any amount with respect to (1) a Participant who has not performed any services for an Affiliated Employer at any time during the five-year period ending on the Determination Date or (2) a non-Key Employee who was a Key Employee in any prior Plan Year, and provided further that there will be taken into account any distributions from any such plan, including any terminated plan that would be included in an Aggregation Group had it not terminated, made during the five-year period ending on the Determination Date and any contributions due but unpaid as of the Determination Date. The value of the Account balance and the present value of accrued benefits will be determined as of the most recent Determination Date, except as provided in Code Section 416 and regulations thereunder for the first and second Plan Years. The accrued benefit in a defined benefit plan of an employee other than a Key Employee will be determined under (a) the method, if any, uniformly applied for accrual purposes under all plans maintained by the Affiliated Employers, or (b) if there is no such method, as if the benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code Section 411(b)(1)(C).

For purposes of determining the present values of accrued benefits and the amounts of account balances of Employees as of the Determination Date for Plan Years beginning after December 31, 2001:

(1) The present value of accrued benefits and the amounts of account balances of an Employee as of the Determination Date will be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the one-year period ending on the Determination Date. The preceding sentence also applies to distributions under a terminated plan that, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than Termination of Service, death or disability, this provision will be applied by substituting “five-year period” for “one-year period.”

(2) The accrued benefits and accounts of any individual who has not performed services for the Employer during the one-year period ending on the Determination Date will not be taken into account.

(c) “Aggregation Group” means each plan of the Employer in which a Key Employee is a participant, and each other plan of the Employer that enables any plan in which a Key Employee participates to meet the requirements of Code Section 401(a)(4) or 410, provided that there may also be included, at the election of the Corporation, any other plan of the Employer if the Aggregation Group, taking into account that other plan, would continue to meet the requirements of Code Sections 401(a)(4) and 410.

(d) “Key Employee” means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of the Corporation or any Affiliated Employer having annual compensation greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002), a five-percent owner of the Corporation or any Affiliated Employer, or a one-percent owner of the Corporation or any Affiliated Employer having annual compensation of more than $150,000. For this purpose, “annual compensation” means compensation within the meaning of Code Section 415(c)(3). The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

(e) “NonKey Employee” means any employee who is not a Key Employee.

(f) “Present Value” will be computed by discounting benefits only for a reasonable mortality rate and 5% annual interest rate.

Section 11.2 Top-Heavy Rules. If the Plan is a Top-Heavy Plan, as defined in Section 11.1 hereof, for a Plan Year, the following rules apply during the Plan Year, notwithstanding any provision of the Plan to the contrary:

(a) The Employer will contribute annually, with respect to each Participant who is a Non-Key Employee, a Minimum Amount, determined without taking into account Pretax Contributions and other elective deferrals within the meaning of Code Section 402(g). The “Minimum Amount” is equal to the lesser of: (1) 3 percent of each Participant’s Compensation or (2) the percentage at which Contributions (other than After-tax Contributions) are made (or required to be made) for the year for the Key Employee for whom that percentage is the highest for the year.

(b) For Plan Years beginning after December 31, 2001, Additional Employer Contributions will be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2) and the Plan. The preceding sentence applies with respect to Additional Matching Contributions under the Plan or, if the Plan provides that the minimum contribution requirement will be met in another plan, with respect to employer matching contributions under that other plan. Employer matching contributions used to satisfy the minimum contribution requirements will be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Code Section 401(m).

(c) The Minimum Amount requirement will not apply to any Participant who was not employed by the Employer on the last day of the Plan Year or to any Participant covered under any qualified plan of an Employer participating in the Plan under which the appropriate test provided in Code Section 416(c) is satisfied for that plan for the Plan Year.

(d) If a Participant participates in the Plan and a defined benefit plan of the Employer in a Plan Year in which the Plan is Top-Heavy, Contributions (other than After-tax Contributions) made on behalf of the Participant for such Plan Year be not less than 5% of the Participant’s Compensation.

(e) For purposes of this Section 11.2(d), all defined contribution plans of the Employer will be aggregated to the end that the percentage rules will be satisfied if the aggregate contributions made on behalf of each Non-Key Employee to all defined contribution plans equals 3% (or the applicable lesser percentage) or 5%, as the case may be, of that Non-Key Employee’s Compensation.

ARTICLE 12

MISCELLANEOUS

Section 12.1 Rights of All Interested Parties Determined by Terms of the Plan. The Plan and Trust are purely voluntary on the part of the Employer, the Trust is the sole source of benefits provided in the Plan, and in no event will the Employer be liable or responsible therefore. The Plan is binding on all parties thereto and all Participants, and on their respective heirs, executors, administrators, successors, and assigns, and upon all persons having or claiming to have any interest of any kind or nature under the Plan or the Trust.

Section 12.2 No Employment Rights Created. The creation and maintenance of the Plan does not confer any right to continued employment on any employee, and all employees remain subject to discharge to the same extent as if the Plan had never been established.

Section 12.3 Mistaken Contributions, etc. The assets of the Plan may not inure to the benefit of the Employer, and will be held for the exclusive purposes of providing benefits to Participants and Beneficiaries and defraying reasonable expenses of administering the Plan. Notwithstanding the foregoing sentence, if the Committee determines that a Contribution was made by an Employer under a mistake of fact, as provided in Code Section 401(a)(2), the Contribution may be returned to the Employer, at the discretion of the Employer, within six months after that determination.

Section 12.4 Construction. It is intended that this Plan will be construed so that (i) the Profit-Sharing Component of the Plan qualifies as a profit-sharing plan meeting the requirements of Code Section 401(a), (ii) the ESOP Component of the Plan qualifies as a stock bonus plan meeting the requirements of Code Sections 401(a) and 4975(e)(7), and (iii) the cash or deferred arrangement of the Profit-Sharing Component and ESOP Component qualifies as such under Code Section 401(k).

Section 12.5 Number and Gender. Where necessary or appropriate to the meaning hereof, the singular is deemed to include the plural, the plural to include the singular, the masculine to include the feminine and neuter, the feminine to include the masculine and neuter, and the neuter to include the masculine and feminine.

Section 12.6 Notice to Employees. Notice of the existence and the provisions of this Plan and amendments thereto will be communicated to all persons who are or who become Eligible Employees.

Section 12.7 Notification of Address. Each person eligible to receive benefits under the Plan will notify the Committee in writing of his post office address and any change of post office address thereafter. Any communication, statement or notice addressed to that person at his last post office address as filed with the Committee (or if no post office address was filed with the Committee, then his last post office address shown by the Employer’s payroll records) will be binding on that person for all purposes of this Plan, and neither the Employer nor the Committee will be obligated to search for or ascertain the whereabouts of that person.

Section 12.8 Amendments. The Corporation, by action of its Board of Directors or the Executive Committee of its Board of Directors or the delegatee of its Board of Directors, reserves the right to amend, alter, modify or suspend, in whole or in part, any provision or provisions of this Plan at any time, retroactively or otherwise, without the consent of the Trustee, provided that:

(a) No such action may cause or permit any portion of the corpus or income of the Trust to revert to or become the property of or be used for the benefit of the Employer, or divert any portion of the corpus or income of the Trust for purposes other than the exclusive benefit of the Participants and their Beneficiaries.

(b) No protected benefit (within the meaning of Code Section 411(d)(6)) may be reduced or eliminated by Plan amendment, or otherwise, with respect to benefits attributable to service rendered before the later of the adoption date or effective date of such amendment, alteration, modification or suspension, except as permitted under Code Section 411(d)(6).

(c) No such action may cause or permit any increases the duties or responsibilities of the Trustees without their written consent.

(d) No such action may cause or permit the Employer to be vested with any right, title or interest in or to any property or funds held under the Trust.

(e) No such action may cause a reduction in the accrued benefit of any Participant or decreases a Participant’s nonforfeitable interest.

Any amendment, alteration, modification or suspension will be set forth in a written instrument executed by the Corporation.

Section 12.9 Headings. The headings and subheadings in this Plan are inserted for convenience and reference only and are not intended to be used in construing this Plan or any provision hereof.

Section 12.10 Governing Law. This Plan will be construed according to the law of the State of New York and applicable federal law, and all provisions hereof will be administered according to the law of the State of New York and applicable federal law.

ARTICLE 13

ADMISSION OF CERTAIN EMPLOYEES

Section 13.1 Former Boeing Company Employees.

(a) General. For purposes of this Section 13.1, a former Boeing Company employee is an Employee who was employed by Boeing Company on September 30, 1986 and became employed by the Employer on October 1, 1986.

(b) Entry Date. The term “Entry Date” for a former Boeing Company employee includes, in addition to the Entry Dates specified in Section 2.30 hereof, October 1, 1986.

(c) Continuous Service. Boeing Company will be considered an Employer for the sole purpose of determining the Continuous Service of a former Boeing Company employee.

(d) Compensation. The Compensation of a former Boeing Company employee for the Plan Year ending December 31, 1986 is his annual salary with the Employer on October 1, 1986.

Section 13.2 Former Chemical Bank Employees.

(a) General. For purposes of this Section 13.2, a former Chemical Bank employee is an Employee (1) who was employed by Chemical Bank on October 14, 1988 and became employed by the Employer on October 17, 1988, or (2) who was employed by Chemical Bank on December 8, 1994 and became employed by the Employer on December 9, 1994.

(b) Continuous Service. Chemical Bank and any employer described in Appendix V of the Savings Incentive Plan of Chemical Bank and Certain Affiliated Companies that is the employer of a former Chemical Bank employee described in that Appendix V will be considered Employers for the sole purpose of determining the Continuous Service of a former Chemical Bank employee.

Section 13.3 Former East New York Employees. If an Employee attained age 21 on or before December 31, 1989 and completed 1000 “Hours of Service” with the East New York Bank, under the terms of the East New York Plan, as in effect on December 31, 1989, during the period in 1989 commencing on his date of employment with East New York Bank, or an anniversary thereof, and ending on December 31, 1989, the Employee will be eligible to participate in this Plan on January 1, 1990.

Section 13.4 Former Monroe Savings Bank, F.S.B. Employees. A former employee of Monroe Savings Bank, F.S.B. who became an Employee on January 29, 1990 will be eligible to participate in the Plan on January 1, 1991 if he becomes an Eligible Employee on or before that date. For purposes of determining whether a former employee of Monroe Savings Bank, F.S.B. is an Eligible Employee, his service with Monroe Savings Bank, F.S.B. will be counted.

Section 13.5 Former Empire Federal Savings Bank of America Employees. A former employee of Empire Federal Savings Bank of America who became an Employee on September 29, 1990 will be eligible to participate in the Plan on July 1, 1991 if he becomes an Eligible Employee on or before that date. For purposes of determining whether a former employee of Empire Federal Savings Bank of America is an Eligible Employee, his service with Empire Federal Savings Bank of America will be counted.

Section 13.6 Former Goldome Employees. A former employee of Goldome who became an Employee on June 1, 1991 will be eligible to participate in the Plan on January 1, 1992 if he becomes an Eligible Employee on or before that date. For purposes of determining whether a former employee of Goldome is an Eligible Employee, his service with Goldome will be counted.

Section 13.7 Former Endicott Trust Company Employees and Central Trust Company Employees. A former employee of Endicott Trust Company or Central Trust Company who became an Employee on July 1, 1992 will be eligible to participate in the Plan on January 1, 1993 if he becomes an Eligible Employee on or before that date. For purposes of determining whether a former employee of Endicott Trust Company or Central Trust Company is an Eligible Employee, his service with Endicott Trust Company or Central Trust Company will be counted.

Section 13.8 Former Citizens Savings Bank Employees. A former Citizens Savings Bank employee is an Employee who was employed by Citizens Savings Bank, F.S.B. prior to December 1, 1994. Citizens Savings Bank, F.S.B. will be an Employer for the purpose of determining the Continuous Service of a former Citizens Savings Bank employee.

Section 13.9 Former Statewide Funding Corp. Employees. A former Statewide Funding Corp. employee is an Employee who was employed by Statewide Funding Corp. prior to March 26, 1995. Statewide Funding Corp. will be an Employer for the purpose of determining the Continuous Service of a former Statewide Funding Corp. employee.

Section 13.10 Former Chase Bank Employees. A former Chase Bank employee is an Employee who was employed by Chase Manhattan Bank, N.A. on July 21, 1995 and who became employed by the Employer on July 22, 1995. Chase Manhattan Bank, N.A. will be an Employer for the purpose of determining the Continuous Service of a former Chase Bank employee.

Section 13.11 Former Exchange Mortgage Corp. Employees. A former Exchange Mortgage Corp. employee is an Employee who was employed by Exchange Mortgage Corp. on October 1, 1995 and who became employed by the Employer on October 2, 1995.

Exchange Mortgage Corp. will be an Employer for the purpose of determining the Continuous Service of a former Exchange Mortgage Corp. employee.

Section 13.12 Former Integra Bank Employees. A former Integra Bank employee is an Employee who was an employee of Integra Bank before January 1, 1996 and who became employed by the Employer on or before January 1, 1996. Integra Bank will be an Employer for the purposes of determining the Continuous Service of a former Integra Bank employee.

Section 13.13 Former GreenPoint Bank Employees. A former GreenPoint Bank employee is an Employee who was an employee of GreenPoint Bank on January 26, 1997 and who became employed by the Employer on January 27, 1997. GreenPoint Bank will be an Employer for the purpose of determining the Continuous Service of a former GreenPoint Bank employee.

Section 13.14 Former Onbank Employees.

(a) A former Onbank employee is an Employee who was employed by Onbank prior to April 1, 1998. Onbank will be an Employer for the purpose of determining the Continuous Service of a former Onbank employee.

(b) (1) Any former Onbank employee who became an Employee on April 1, 1998 and (i) had a “Compensation Reduction Agreement” (as defined in Section 1.15 of the Onbank Plan) in effect on March 31, 1998, (ii) was eligible to have a Compensation Reduction Agreement” in effect under the Onbank Plan on March 31, 1998, or (iii) had attained age 21 and had completed a “Year of Eligibility Service” (as defined in Section 1.70 of the Onbank Plan) as of March 31, 1998, will be eligible to elect to participate in the Plan on April 1, 1998.

(2) If a former Onbank employee (i) was hired by Onbank on or after April 2, 1997, (ii) completed “1000 Hours of Service” (as defined in Section 1.35 of the Onbank Plan) under the Onbank Plan prior to April 1, 1998, and (iii) became an Employee on April 1, 1998, the Employee will be eligible to elect to participate in the Plan not later than the earlier of (i) the first day of the payroll period coincident with or following the Employee’s first anniversary of his date of hire, or (ii) the first day of the payroll period coincident with or following the Employee’s completion of 12 months of Continuous Service, provided that he is an Employee and has attained age 21 on that date.

Section 13.15 Former FNBR Employees.

(a) A former FNBR employee is an Employee who was an employee of FNBR on May 31, 1999 and who became an Employee on June 1, 1999. FNBR will be an Employer for the purpose of determining the Continuous Service of a former FNBR employee.

(b) If a former FNBR employee (i) was hired by FNBR on or after August 2, 1998, (ii) completed 1000 “Hours of Service” (as defined in Section 1.27 of the FNBR Plan)

under the FNBR Plan prior to August 1, 1999, and (iii) became an Employee on or before August 1, 1999, the Employee will be eligible to elect to participate in the Plan not later than the earlier of (i) the first day of the payroll period coincident with or following the Employee’s first anniversary of his date of hire, or (ii) the first day of the payroll period coincident with or following the Employee’s completion of 12 months of Continuous Service, provided that he is an Employee and has attained age 21 on that date.

Section 13.16 Former Chase Manhattan Employees. A former Chase Manhattan employee is an Employee who was employed by The Chase Manhattan Bank on September 23, 1999 and who became employed by the Employer on September 24, 1999. The Chase Manhattan Bank will be an Employer for purposes of determining the Continuous Service of a former Chase Manhattan employee.

Section 13.17 Matthews, Bartlett & Dedecker, Inc. Employees. Service completed by an Employee with Matthews, Bartlett & Dedecker, Inc. will be credited under Section 3.1 hereof to the extent that his service would constitute “Continuous Service” under this Plan. Notwithstanding the preceding, if an individual (i) is not an Employee on March 1, 2000, (ii) terminated employment with Matthews, Bartlett & Dedecker, Inc. prior to March 1, 2000, and (iii) is rehired by an Employer after that date, his service with Matthews, Bartlett & Dedecker, Inc. prior to March 1, 2000 will not constitute Continuous Service under this Plan.

Section 13.18 Former CFS Bank Employees. A former CFS Bank employee is an Employee who was employed by CFS Bank on April 2, 2000 and who was an Employee on April 3, 2000. CFS Bank will be an Employer for purposes of determining the Continuous Service of a former CFS Bank employee.

Section 13.19 Former Keystone Employees.

(a) A former Keystone employee is an Employee who was employed by Keystone Financial, Inc. or any subsidiary thereof (“Keystone”) on October 6, 2000 and who was an Employee on October 7, 2000. Keystone will be an Employer for purposes of determining the Continuous Service of a former Keystone employee.

(b) (1) Any Employee who was a participant, or who was eligible to participate, in the Keystone Financial 401(k) Savings Plan (“Keystone Plan”) on October 6, 2000, and who was an Employee on October 7, 2000, will be eligible to participate in this Plan on the first payroll date following October 7, 2000 (provided that he is an Employee on that date).

(2) Any Employee not described in (1) above who (A) was hired by Keystone on or after June 2, 2000, (B) completed 500 Hours of Service (as defined in the Keystone Plan), and (C) became an Employee on or before December 1, 2000, that Employee will be eligible to elect to participate in the Plan not later than the earlier of (I) the first day of the payroll period coincident with or following the Employee’s six-month anniversary of his date of hire by Keystone, or (II) on the first day of the payroll period coincident with or next following his completion of six months of Continuous Service, provided that he is an Employee and has attained age 21 on that date.

Section 13.20 Former Premier Employees.

(a) A former Premier employee is an Employee who was employed by Premier National Bancorp, Inc. or any subsidiary thereof (“Premier”) on February 9, 2001 and who was an Employee on February 10, 2001. Premier will be an Employer for purposes of determining the Continuous Service of a former Premier employee.

(b) (1) Any Employee who was an active participant in the Premier National Bancorp Retirement & Thrift Plan (“the Premier Plan”) on February 9, 2001, had a salary reduction authorization (as described in Section 4.1 of the Premier Plan) in effect on such date, and who became an Employee on February 10, 2001, will be eligible to participate in this Plan on March 9, 2001, (provided that he is an Employee on that date).

(2) Any Employee not described in (1) above who was an employee of Premier on February 9, 2001 and who became an Employee on February 10, 2001, will be eligible to participate in the Plan on the first day of the payroll period coincident with or next following his completion of 12 months of Continuous Service, provided that he is an Employee and has attained age 21 on that date.

Section 13.21 Former Allfirst Employees.

(a) A former Allfirst employee is an Employee who was employed by Allfirst Financial Inc. or any subsidiary thereof (“Allfirst”) on March 31, 2003 and who became employed by the Employer on April 1, 2003. Allfirst will be an Employer for purposes of determining the Continuous Service of a former Allfirst employee.

(b) Any Employee who (i) was an employee of Allfirst on March 31, 2003; (ii) was eligible to participate in The Allfirst Financial Inc. Capital Accumulation Retirement Plan and Trust on March 31, 2003, and (iii) became an Employee on April 1, 2003, will be eligible to participate in the Plan on and after April 1, 2003.

Section 13.22 Former Hess Egan Hagerty and L’Hommedieu, Inc. Employees.

(a) A former Former Hess Egan Hagerty and L’Hommedieu, Inc. (“Hess Egan”) Employee is an Employee who was employed by Hess Egan on January 31, 2006 and who became employed by the Employer on February 1, 2006. Hess Egan will be an Employer (i) for purposes of determining Continuous Service of a former Hess Egan employee, and (ii) for purposes of determining Years of Vesting Service.

(b) Any Employee who (i) was an employee of Hess Egan on January 31, 2006, (ii) was eligible to participate in the Hess Egan 401(k) Profit Sharing Plan on January 31,

2006, and (iii) became an Employee on February 1, 2006, will be eligible to participate in the Plan on and after February 1, 2006.

Section 13.23 Former Partners Trust Employees.

(a) Definition. A “Former Partners Trust Employee” is an Employee who (i) was employed by Partners Trust Financial Group, Inc. or any subsidiary thereof (“Partners Trust”) on the Closing Date specified in Section 2.2 of the Agreement and Plan of Merger Among M&T Bank Corporation, Partners Trust Financial Group, Inc. and MTB One, Inc, dated as of July 18, 2007 (the “Partners Trust Merger Agreement”), and (ii) became employed by the Employer at the Effective Time specified in Section 2.2 of the Partners Trust Merger Agreement.

(b) Past Service Credit. Partners Trust will be an Employer for the purpose of determining the Continuous Service of a Former Partners Trust Employee. For purposes of the Retirement Accumulation Account contribution provisions of Section 4.10 and the vesting provisions of Section 5.04, the Plan will take into account a Former Partners Trust Employee’s service with Partners Trust to the same extent that such service was credited under the Partners Trust Bank Incentive Savings Plan.

(c) Eligibility and Entry. Notwithstanding any other provision of the Plan —

(1) A Former Partners Trust Employee will not become an Eligible Employee in accordance with Section 3.01(b) and will not be eligible to make Salary Reduction Contributions any earlier than January 1, 2008.

(2) A Former Partners Trust Employee will not become an Eligible Participant in accordance with Section 3.01(c) and will not be eligible to receive Additional Employer Contributions or Retirement Accumulation Account Contributions any earlier than January 1, 2008.

If the transaction contemplated by the Partners Trust Merger Agreement is consummated, a Former Partners Trust Employee who performs an Hour of Service on or after January 1, 2008 and who satisfies the relevant eligibility age and service requirements of Article 3 —

(1) Will, on or after January 1, 2008, become an Eligible Employee in accordance with Section 3.01(b) and will be eligible to make Salary Reduction Contributions.

(2) Will, on or after January 1, 2008, become an Eligible Participant in accordance with Section 3.01(c) and will be eligible to receive Additional Employer Contributions and Retirement Accumulation Account Contributions.

Section 13.24 Former Provident Employees.

(a) Definition. A “Former Provident Employee” is an Employee who (i) was employed by Provident Bank or any subsidiary thereof (“Provident”) on the Closing Date specified in the Agreement and Plan of Merger among Provident Bankshares Corporation,

Merger Sub, and M&T Bank Corporation, dated as of December 18, 2008 (the “Provident Merger Agreement”), and (ii) became employed by the Employer at the Effective Time specified in the Provident Merger Agreement.

(b) Past Service Credit. Provident will be an Employer for the purpose of determining the Continuous Service of a Former Provident Employee. For purposes of the Retirement Accumulation Account contribution provisions of Section 4.10 and the vesting provisions of Section 5.04, the Plan will take into account a Former Provident Employee’s service with Provident to the same extent that such service was credited under the Employees Retirement Savings Plan of Provident Bank.

(c) Eligibility and Entry. Notwithstanding any other provision of the Plan —

(1) A Former Provident Employee will not become (A) an Eligible Employee in accordance with Section 3.01(b) for purposes of becoming eligible to make Salary Reduction Contributions, or (B) an Eligible Participant in accordance with Section 3.01(c) purposes of becoming eligible to receive Additional Employer Contributions, any earlier than the Effective Time specified in the Provident Merger Agreement.

(2) A Former Provident Employee (A) will not become an Eligible Participant in accordance with Section 3.01(c) for purposes of becoming eligible to receive Retirement Accumulation Account Contributions, and (B) will not be eligible to receive Retirement Accumulation Account Contributions for Plan Year commencing, any earlier than January 1, 2010.

Section 13.25 Former Wilmington Trust Employees.

(a) Definition. A “Former Wilmington Trust Employee” is an Employee who (i) was employed by Wilmington Trust Corporation or any subsidiary therof (“Wilmington Trust”_on May 15, 2011, and (ii) became employed by the Employer on May 16, 2011 as a result of the acquisition of Wilmington Trust by M&T Bank Corporation.

(b) Past Service Credit. Wilmington Trust will be an Employer for the purpose of determining the Continuous Service of a Former Wilmington Trust Employee. For purposes of determining “Years of Vesting Service” under the Retirement Accumulation Account contribution provisions of Section 4.10 and the vesting provisions of Section 5.4, the Plan will take into account a Former Wilmington Trust Employee’s service with Wilmington Trust to the same extent that such service was credited under the Wilmington Trust Thrift Savings Plan.

(c) Eligibility and Entry. Notwithstanding any other provision of the Plan:

(1) A Former Wilmington Trust Employee will not become (A) an Eligible Employee in accordance with Section 3.1(b) for purposes of becoming eligible to make Salary Reduction Contributions, or (B) an Eligible Participant in accordance with Section 3.1(c) for purposes of becoming eligible to receive Additional

Employer Contributions, any earlier that the first payroll period beginning in June 2011.

(2) A Former Wilmington Trust Employee (A) will not become an Eligible Participant in accordance with Section 3.1(c) for purposes of becoming eligible to receive Retirement Accumulation Account Contributions any earlier than July 1, 2012, and (B) no Compensation earned before that date will be taken into account in determining the amount of such Contributions.

ARTICLE 14

PROTECTED BENEFIT OPTIONS FOR

FORMER PARTICIPANTS IN PLANS PREVIOUSLY

SUBJECT TO CODE SECTIONS 401(A)(11) AND 417

Section 14.1 Definitions. For purposes of this Article 14, the following terms are defined as follows:

(a) Annuity Starting Date: The first day of the first period for which an amount is payable as an annuity or, in the case of a benefit that is not payable in the form of an annuity, the first day on which all events have occurred that entitle the Former Merged Plan Participant to his benefit.

(b) Chase Manhattan Plan: The 401(k) Savings Plan of The Chase Manhattan Bank.

(c) Citizens Plan: The Citizens Savings Bank Money Purchase Pension Plan.

(d) Disability Retirement Date: The first day of the month following the date on which a Former ENY Plan Participant becomes “permanently and totally disabled” as defined in Section 2.38 of the M&T Bank Corporation Pension Plan.

(e) ENY Plan: The 401(k) Plan for the Employees of The East New York Savings Bank.

(f) Early Retirement Date: The first day of the month following the earlier of (1) a Former ENY Plan Participant’s attainment of age 60 and his completion of five “Years of Service” following the commencement of participation in the ENY Plan, or (2) a Former ENY Plan Participant’s completion of 30 “Years of Service” following the commencement of participation in the ENY Plan. If a Former ENY Plan Participant did not complete five or 30 “Years of Service” (whichever is applicable) from the date of his commencement of participation in the ENY Plan through December 31, 1989, his years of service after commencement of participation in this Plan will be counted as “Years of Service.” In determining “Years of Service” under this Plan, the term “Years of Service” has the same meaning as that term is used in, and a Former ENY Plan Participant will be credited with “Years of Service” in accordance with the terms of, the ENY Plan in effect on December 31, 1989.

(g) Former Chase Manhattan Plan Participant: An individual with an account under the Chase Manhattan Plan on the Merger Date.

(h) Former Citizens Plan Participant: An individual with an account balance in the Citizens Plan on the Merger Date.

(i) Former ENY Plan Participant: An individual with an account balance in the ENY Plan on the Merger Date.

(j) Former MBD Plan Participant: An individual with an account balance in the MBD Plan on the Merger Date.

(k) Former MHT Plan Participant: An individual with an account balance in the MHT Plan on the Merger Date.

(l) Former Premier Plan Participant: An individual with an account balance in the Premier Plan on the Merger Date.

(m) Joint and 50% Survivor Annuity: An annuity payable monthly to a Former Merged Plan Participant for his lifetime, and upon his death, an annuity payable monthly to the Former Merged Plan Participant’s survivor annuitant for his lifetime, which monthly annuity will be equal to 50 percent of the monthly annuity payable to the Former Merged Plan Participant.

(n) Former Merged Plan Participant: A Former ENY Plan Participant, a Former MHT Plan Participant, a Former Citizens Plan Participant, a Former Chase Manhattan Plan Participant, a Former MBD Plan Participant or a Former Premier Plan Participant.

(o) Joint and 100% Survivor Annuity: An annuity payable monthly to the Former Merged Plan Participant for his lifetime, and upon his death, an annuity payable monthly to the Former Merged Plan Participant’s survivor annuitant for his lifetime, which monthly annuity will be equal to 100% of the monthly annuity payable to the Former Merged Plan Participant.

(p) Life Annuity: A monthly annuity payable over the lifetime of the annuitant.

(q) MBD Plan: The Matthews Bartlett & Dedecker Deferred Profit Sharing Plan.

(r) MHT Plan: The Employees’ Savings Incentive Plan of Manufacturers Hanover Trust Company and Certain Affiliated Companies.

(s) Merged Plan: The ENY Plan, the MHT Plan, the Citizens Plan, the Chase Manhattan Plan, the MBD Plan or the Premier Plan.

(t) Merger Date: December 31, 1991, in the case of the ENY Plan; January 1, 1993, in the case of the MHT Plan; January 1, 1996 in the case of the Citizens Plan; November

15, 1999 in the case of the Chase Manhattan Plan; August 15, 2000 in the case of the MBD Plan; or May 1, 2001 in the case of the Premier Plan.

(u) Normal Form of Annuity: A Qualified Joint and Survivor Annuity, in the case of a Former Merged Plan Participant who has a Spouse on his Annuity Starting Date, and a Life Annuity in the case of a Former Merged Plan Participant who does not have a Spouse on his Annuity Starting Date.

(v) Normal Retirement Date: The first day of the month following the later of a Former ENY Plan Participant’s (1) attainment of age 65, or (2) fifth anniversary of participation in this Plan.

(w) Premier Plan: The Premier National Bancorp Retirement & Thrift Plan.

(x) Preretirement Survivor Annuity: A Life Annuity payable to a surviving Spouse that can be provided with 100 percent of the Protected Balance of a Former Merged Plan Participant.

(y) Protected Balance: The lesser of a Former Merged Plan Participant’s (a) account balance under the Merged Plan as of the Merger Date (plus, in the case of a Former Citizens Plan Participant, earnings on the account balance after the Merger Date), or (b) Account balance under this Plan.

(z) Qualified Election: A waiver of the Normal Form of Annuity will be invalid unless: (1) the Former Merged Plan Participant’s Spouse consents in writing to the election; (2) the election designates a form of Distribution and a specific Beneficiary, including any class of Beneficiaries or any contingent Beneficiary, that may not be changed without Spousal consent (or the Spouse expressly permits designations by the Former Merged Plan Participant without any further Spousal consent); (3) the Spouse’s consent acknowledges the effect of the election; and (4) the Spouse’s consent is witnessed by a Plan representative or notary public. A consent that permits designations by the Former Merged Plan Participant without any requirement of further Spousal consent must acknowledge that the Spouse has the right to limit consent to a specific Beneficiary and a specific form of Distribution, and that the Spouse voluntarily elects to relinquish either or both of those rights. If it is established to the satisfaction of the Committee that Spousal consent cannot be obtained because there is no Spouse, because the Spouse cannot be located, or because of other circumstances prescribed by Treasury Regulations, a waiver without Spousal consent will be a valid Qualified Election. Any Spousal consent obtained under this Article 14 (or establishment that the consent of a Spouse cannot be obtained) will be effective only with respect to that Spouse.

(aa) Qualified Joint and Survivor Annuity: A Joint and 50% Survivor Annuity where the survivor annuitant is the surviving Spouse of the Former Merged Plan Participant.

(bb) Spouse: The spouse to whom a Former Merged Plan Participant is married for the 12 month period ending on the earlier of the Former Merged Plan Participant’s death or Annuity Starting Date. The 12-month requirement does not apply to a Former ENY Plan Participant.

Section 14.2 Protected Distribution Options Available to Former Merged Plan Participants. Subject to Section 14.8 hereof,

(a) If the Protected Balance of a Former Merged Plan Participant (other than a Former Citizens Plan Participant) is greater than $5,000 and if the Former Merged Plan Participant elects a Distribution of his Protected Balance in the form of an annuity, he will receive an amount of his Account equal to his Protected Balance in the Normal Form of Annuity.

(b) If the Protected Balance of a Former Merged Plan Participant (other than a Former Citizens Plan Participant) is $5,000 or less, Distribution of the Former Merged Plan Participant’s Protected Balance will be made in accordance with Article 8 hereof.

(c) A Former Citizens Plan Participant will receive an amount of his Account equal to his Protected Balance in the form of a Life Annuity unless he elects another form of benefit under Article 8 hereof.

Section 14.3 Additional Protected Distribution Options Available to Former ENY Plan Participants.

(a) A Former ENY Plan Participant is eligible to elect to receive an amount of his Account up to his Protected Balance as an in-service withdrawal as described in Article 6 hereof or as described below. Amounts withdrawn under this Section 14.3(a) will be withdrawn pro rata from the Investment Options in which the Former ENY Plan Participant’s Protected Balance is invested.

(1) A Former ENY Plan Participant may withdraw all or part of his Protected Balance attributable to after-tax contributions, additional employer contributions, rollover contributions and direct transfers from predecessor plans at any time.

(2) A Former ENY Plan Participant may withdraw all or part of his Protected Balance at any time upon the Former ENY Plan Participant’s attainment of age 59 1/2.

(b) Subject to Sections 14.2 and 14.8 hereof, a Former ENY Plan Participant who retires at or after his Normal, Early or Disability Retirement Date is eligible to elect to receive an amount of his Account equal to his Protected Balance in any form of benefit described in Article 8 hereof or in any form described below:

(1) A Joint and 100% Survivor Annuity, where the survivor annuitant is the Former ENY Plan Participant’s surviving Spouse. A Former ENY Plan Participant may elect this option without the consent of his Spouse.

(2) A Life Annuity.

(3) A Life Annuity, with the provision that, if the Former ENY Plan Participant dies prior to receiving 120 payments, the remainder of the 120 payments will be paid to the Former ENY Plan Participant’s Beneficiary. If the

joint life expectancy of the Former ENY Plan Participant and his Beneficiary is less than 120 months, the number of guaranteed payments will be equal to the period (in full months) of the joint life expectancy of the Former ENY Plan Participant and his Beneficiary.

(4) A Life Annuity, and upon the death of the Former ENY Plan Participant, a lump sum payment to his Beneficiary equal to the excess, if any, of the net consideration provided to purchase the Life Annuity over the total amount of payments made to the Former ENY Plan Participant.

(c) Subject to Sections 14.2 and 14.8 hereof, a Former ENY Plan Participant who terminates service with the Employer prior to his Normal, Early or Disability Retirement Age is eligible to elect to receive an amount of his Account equal to his Protected Balance in any form of benefit described in Article 8 hereof or in the form of an annuity described in (b)(4) above, with payments commencing at Normal or Early Retirement Date. The Former ENY Plan Participant may convert that annuity into a lump-sum payment, a Life Annuity, or a Life Annuity with 120 guaranteed payments during the 90-day period preceding his Annuity Starting Date.

Section 14.4 Additional Protected Distribution Options Available to Former MHT Plan Participants. Subject to Sections 14.2 and 14.8 hereof, a Former MHT Plan Participant is eligible to elect to receive an amount of his Account equal to his Protected Balance in any form of benefit described in Article 8 hereof or in any form described below:

(a) A joint and survivor annuity under which a Life Annuity is payable to the Former MHT Plan Participant and, upon his death, a Life Annuity in the same or lesser amount is payable to the Former MHT Participant’s survivor annuitant. If the Former MHT Plan Participant or his survivor annuitant dies prior to the Former MHT Plan Participant’s Annuity Starting Date, the election of this option is void.

(b) A Life Annuity.

Section 14.5 Additional Protected Distribution Options Available to Former Chase Manhattan Plan Participants.

(a) A Former Chase Manhattan Plan Participant is eligible to elect to receive an amount of his Account up to his Protected Balance as an in-service withdrawal as described in Article 6 hereof or as described below. Amounts withdrawn under this Section 14.5(a) will be withdrawn pro rata from the Investment Options in which the Former Chase Manhattan Plan Participant’s Protected Balance is invested.

(1) A Former Chase Manhattan Plan Participant may withdraw all or part of his Protected Balance attributable to after-tax contributions or rollover contributions at any time.

(2) A Former Chase Manhattan Plan Participant may withdraw all or any part of his Protected Balance attributable to employer matching contributions made on or before December 31, 1996 at any time.

(3) A Former Chase Manhattan Plan Participant may withdraw all or part of his Protected Balance after attaining age 59 1/2 at any time.

(b) Subject to Sections 14.2 and 14.8 hereof, a Former Chase Manhattan Plan Participant is eligible to elect to receive an amount of his Account equal to his Protected Balance in any form of benefit described in Article 8 hereof or in any form described below:

(1) Quarterly or annual installments of at least $500 in cash, Common Stock (to the extent his Protected Balance in so invested) or in cash and Common Stock, over a period not exceeding the Former Chase Manhattan Plan Participant’s life expectancy or the joint life expectancies of the Former Chase Manhattan Plan Participant and his Beneficiary. This option is also available to the Beneficiary of a Former Chase Manhattan Plan Participant who also participated in The Thrift-Incentive Plan of the Chase Manhattan Bank, NA (the “Thrift Plan”) prior to its merger into the Chase Manhattan Plan on January 1, 1997 with respect to the Former Chase Manhattan Plan’s account balance under the Thrift Plan as of December 31, 1996.

(2) In the case of a Former Chase Manhattan Plan Participant who also is a “Chase Lincoln Participant” (as defined in the Chase Plan), a Life Annuity, a Joint and 50% Survivor Annuity or a Joint and 100% Survivor Annuity.

(3) Notwithstanding any other provision of this Plan, if the Employer sells substantially all the assets used in a trade or business or sells a subsidiary, a Former Chase Manhattan Plan Participant who continues employment with the acquiring corporation may elect to receive a lump sum Distribution of an amount of his Account equal to that portion of his Protected Balance attributable to elective deferrals (as defined in Code Section 402(g)), to the extent permitted under Code Section 401(k)(10).

Section 14.6 Additional Protected Benefit Options for Former MBD Plan Participants. Subject to Sections 14.2 and 14.8 hereof, a Former MBD Plan Participant is eligible to elect to receive an amount of his Account equal to his Protected Balance in any form of benefit described in Article 8 hereof or in any form described below:

(a) A Life Annuity; Life Annuities with certain periods of five, ten or fifteen years; a Life Annuity with installment refund; survivorship Life Annuities with installment refund and survivorship percentages of 50, 66 2/3, or 100; fixed period annuities for any period of whole months not less than 60 and not exceeding the life expectancy of the Former MBD Plan Participant and the named Beneficiary where the life expectancy is not recalculated; and a series of installments with a minimum payment each year beginning with the year the Former MBD Plan Participant attains age 70  1/2 and made in accordance with the minimum distribution rules of Code Section 401(a)(9) where life expectancy is recalculated.

(b) If the Former MBD Plan Participant attains age 70  1/2 before January 1, 2002, but is not a 5% owner (as defined in Code Section 416) with respect to the calendar year in which he attains age 70  1/2, and (ii) has not terminated from service, he may elect, at the time and in the manner prescribed by the Committee, to (A) defer any Distribution of his Account until after his termination of service, or (B) to begin (or continue) receiving in-service Distributions of his Account upon his attainment of age 70  1/2. If the Participant elects to receive in-service Distributions of his Account, then, with respect to each calendar year during which and after the Participant attained age 70  1/2, the Plan will make in-service Distributions to the Participant as if he were a Participant described in Section 8.3(c)(2) hereof.

Section 14.7 Additional Protected Benefit Options for Former Premier Plan Participants. A Former Premier Plan Participant is eligible to elect to receive an amount of his Account up to his Protected Balance as an in-service withdrawal as described in Article 6 hereof or as described below. Amounts withdrawn under this Section 14.7 will be withdrawn pro rata from the Investment Options in which the Former Premier Plan Participant’s Protected Balance is invested.

(a) A Former Premier Plan Participant may withdraw all or part of his Protected Balance attributable to after-tax contributions and rollover contributions at any time.

(b) A Former Premier Plan Participant who has attained age 59 1/2 may withdraw all or part of his Protected Balance attributable to pre-tax contributions and employer matching contributions at any time.

(c) A Former Premier Plan Participant who becomes disabled and can no longer continue in active service with the Employer may withdraw all or part of his Protected Balance at any time in the form of a single sum payment.

Section 14.8 Election to Waive the Normal Form of Annuity. A Former Merged Plan Participant (other than a Former Citizens Plan Participant) who elects an annuity will receive the Normal Form of Annuity unless he waives the Normal Form of Annuity and elects another annuity option described in Section 14.3, 14.4, 14.5, or 14.6 hereof, whichever is applicable, pursuant to a Qualified Election made within the 90-day period ending on the Annuity Starting Date. The Committee must provide each Former Merged Plan Participant no less than 30 days and no more than 90 days (180 days for explanations issued in Plan Years beginning after December 31, 2006) prior to the Annuity Starting Date a written explanation of: (a) the terms and conditions of the Normal Form of Annuity and other Distribution options under the Plan, including the relative values of those options; (b) the Former Merged Plan Participant’s right to make, and the effect of, an election to waive the Normal Form of Annuity; (c) the rights of the Former Merged Plan Participant’s Spouse; and (d) the right to make, and the effect of, a revocation of a previous election to waive the Normal Form of Annuity. Notwithstanding the preceding sentence, a Former Merged Plan Participant may elect (with Spousal consent and to the extent permitted under the Code and applicable Treasury Regulations) to waive the foregoing 30-day period, provided that the Participant’s annuity payments begin no earlier than seven days after the date the foregoing written explanation is provided to him. A Qualified Election is not valid unless the Former Merged Plan Participant has received the foregoing written explanation. A Former Merged Plan Participant may revoke a Qualified Election at any time before the Annuity Starting Date without the consent of his Spouse. The number of revocations are unlimited.

Section 14.9 Preretirement Death of Former Merged Plan Participant. If a Former Merged Plan Participant (other than a Former Citizens Plan Participant) dies prior to his Annuity Starting Date and the Former Merged Plan Participant elected an annuity distribution during the 90-day period prior to his Annuity Starting Date, his surviving Spouse is eligible for a Preretirement Survivor Annuity. The surviving Spouse (or, if there is no surviving Spouse, the Beneficiary) of a Former Merged Plan Participant may waive, within 30 days of the death of the Former Merged Plan Participant, the Preretirement Survivor Annuity in favor of Distribution of the Former Merged Plan Participant’s Protected Balance in the form of a lump sum payment, or, in the case of a Former MHT Plan Participant, installment payments described in Section 15.2(b)(1) hereof. A Preretirement Survivor Annuity or other death benefit payable under this Section 14.9 will be payable on the 90th day after the Valuation Date elected by the surviving Spouse or Beneficiary, except that if the Former Merged Plan Participant’s Protected Balance as of the Valuation Date next following his date of his death is $5,000 or less, the Protected Balance will be payable in accordance with the terms of Article 8 hereof.

Section 14.10 Purchase of Annuity. Any annuity Distribution payable under this Article 14 will be funded with an insurance contract purchased with a Former Merged Plan Participant’s Protected Balance. The insurance contract will be distributed to the Former Merged Plan Participant (or his Surviving Spouse or Beneficiary), and, by its terms, will not be transferable by the Former Merged Plan Participant (or his Surviving Spouse or Beneficiary) and will be consistent with the terms of this Plan.

Section 14.11 Preservation of Code Section 411(d)(6) Benefits. Notwithstanding any other provision of the Plan, the Plan will preserve all applicable optional forms of benefits available under a Merged Plan with respect to any Protected Balance transferred from the Merged Plan to this Plan to the extent required by Code Section 411(d)(6).

Section 14.12 Elimination of Annuity and Installment Distributions. Prior to May 1, 2001, the Plan provided for distributions of Protected Balances in the forms of annuity payments and installment payments. Effective as of May 1, 2001, the Plan no longer provides for distributions in annuity or installment payment forms except as provided in Section 14.2(c) hereof. Notwithstanding the foregoing, if a Former Merged Plan Participant’s Annuity Starting Date occurs before the earlier of (1) 90 days following the date the Former Merged Plan Participant is provided with a notice describing elimination of those payment forms that meets the requirements of Department of Labor Regulations Section 2520.104b-3, or (2) the first day of the second Plan Year following the Plan Year in which this Section 14.12 is adopted, the Former Merged Plan Participant may elect to receive a distribution of his Protected Balance in any eliminated form of payment to the extent the Former Merged Plan Participant was eligible to elect that eliminated form of payment under the Plan immediately prior to May 1, 2001.

Section 14.13 Repayment of Cashout.

(a) If, upon separation from service, a Former Merged Plan Participant received a distribution from his account thereunder when he was less than 100 percent vested in his account and forfeited his nonvested account balance, and if the Former Merged Plan Participant then is employed by the Employer before he incurs five consecutive one-year Breaks in Service, his forfeited account balance will be restored to him if he repays to the Plan the full amount of the distribution attributable to employer contributions before the earlier of (1) five years after the date on which the Former Merged Plan Participant is employed by the Employer, or (2) the date on which the Former Merged Plan Participant incurs five consecutive one-year Breaks in Service following the distribution.

(b) If, upon separation from service, a Former Merged Plan Participant who was zero percent vested in his account under a Merged Plan was deemed to have received a distribution of his vested account thereunder and forfeited his nonvested account balance, his forfeited account balance will be restored to him if he is employed by the Employer before he incurs five consecutive one-year Breaks in Service.

(c) For purposes of (a) and (b) above, (i) the term “Merged Plan” means the Premier Plan,” and (ii) the term “Break in Service” has the same meaning as assigned that term in the Premier Plan.

ARTICLE 15

PROTECTED BENEFIT OPTIONS FOR FORMER PARTICIPANTS

IN PLANS NOT SUBJECT TO CODE SECTION 401(A)(11)

Section 15.1 Definitions. For purposes of this Article 15, the following terms are defined as follows:

(a) Allfirst Plan: The Allfirst Financial, Inc. Capital Accumulation Plan and Trust.

(b) Chase Plan: The Thrift-Incentive Plan of The Chase Manhattan Bank, N.A.

(c) Chemical Plan: The Savings Incentive Plan of Chemical Bank and Certain Affiliated Companies.

(d) Citizens Plan: The Citizens Savings Bank Profit Sharing/Salary Investment Plan.

(e) Disability: With respect to a Former Onbank Plan Participant and a Former FNBR Plan Participant, “Permanent and Total Disability” as defined in the M&T Bank Corporation Pension Plan.

(f) Early Retirement: In the case of a Former Onbank Plan Participant, a Participant’s termination of service from the Employer as of the first day of any month coincident with or next following the Participant’s (i) attainment of age 60 and completion of five years of vesting service; (ii) attainment of age 55 and completion of 10 years of vesting service, provided that the Participant was a participant of the Savings and Loan Association of Auburn Retirement Income Plan on May 31, 1980 and became a participant in the Retirement Plan of Onondaga Savings Bank in Retirement System for Savings Institutions on June 1, 1980; or (iii) completion of 30 years of vesting service. For purposes of this Section 15.1(f), the term

“years of vesting service” has the same meaning as the term “Years of Vesting Service” under the M&T Bank Corporation Pension Plan.

(g) Former Allfirst Plan Participant: An individual with an account under the Allfirst Plan on the Merger Date.

(h) Former Chase Plan Participant: An individual with an account balance in the Chase Plan on the Merger Date.

(i) Former Chemical Plan Participant: An individual with an account balance in the Chemical Plan on the Merger Date.

(j) Former Citizens Plan Participant: An individual with an account balance in the Citizens Plan on the Merger Date.

(k) Former FNBR Plan Participant: An individual with an account balance in the FNBR Plan on the Merger Date.

(l) Former Keystone Plan Participant: An individual with an account balance in the Keystone Plan on the Merger Date.

(m) Former Merged Plan Participant: A Former Chase Plan Participant, a Former Chemical Plan Participant, a Former Citizens Plan Participant, a Former Onbank Plan Participant, a Former Statewide Plan Participant, a Former Onbank ESOP Participant, a Former FNBR Plan Participant, a Former Keystone Plan Participant,a Former Allfirst Plan Participant, or Former Wilmington Trust Plan Participant.

(n) Former Onbank ESOP Participant: An individual with an account balance in the Onbank ESOP on the Merger Date.

(o) Former Onbank Plan Participant: An individual with an account balance in the Onbank Plan on the Merger Date.

(p) Former Statewide Plan Participant: An individual with an account balance in the Statewide Plan on the Merger Date.

(q) Franklin Transfer Account: A separate individual account established under the Onbank Plan as of August 31, 1994 on behalf of a Former Onbank Plan Participant who is a former participant in the Franklin First Federal Savings Bank Employee Savings Plan, plus gains and losses allocable thereto under the Onbank Plan through May 31, 1998.

(r) Keystone Plan: The Keystone Financial 401(k) Savings Plan.

(s) Merged Plan: The Chase Plan, the Chemical Plan, the Citizens Plan, the Statewide Plan, the Onbank Plan, the Onbank ESOP, FNBR Plan, the Keystone Plan, the Allfirst Plan, the Partners Trust Plan, the Provident Plan, or the Wilmington Trust Plan.

(t) Merger Date: January 1, 1995, in the case of a Former Chemical Plan Participant or a Former Citizens Plan Participant; April 1, 1995, in the case of a Former Statewide Plan Participant; October 1, 1995, in the case of a Former Chase Plan Participant; June 1, 1998, in the case of a Former Onbank Plan Participant; October 1, 1998 in the case of a Former Onbank ESOP Participant; August 1, 1999 in the case of a Former FNBR Plan Participant; December 1, 2000 in the case of a Former Keystone Plan Participant; March 1, 2004 in the case of the Allfirst Plan; March 3, 2008 in the case of a Former Partners Trust Plan Participant; September 1, 2009 in the case of a Former Provident Plan Participant; or September 15, 2011, in the case of a Former Wilmington Trust Plan Participant.

(u) Onbank ESOP: The Employee Stock Ownership Plan of Onbank.

(v) Protected Balance: The lesser of a Former Merged Plan Participant’s (1) account balance in a Merged Plan as of the Merger Date, or (2) Account balance as of the Valuation Date coincident with a Distribution thereof.

(w) Statewide Plan: The Statewide Funding Corp. Profit Sharing Plan and Trust.

(x) BSB Plan: BSB Bank & Trust Company 401(k) Savings Plan.

(y) Partners Trust Plan: The Partners Trust Bank Incentive Savings Plan.

(z) Former BSB Plan Participant: A Former Partners Trust Plan Participant who was a participant in the BSB Plan on the day the BSB Plan merged into the Partners Trust Plan.

(aa) Former Partners Trust Plan Participant: An individual with an account balance in the Partners Trust Plan on the Merger Date.

(bb) Former Provident Plan Participant: An individual with an account balance in the Provident Plan on the Merger Date.

(cc) Provident Plan: Employees Retirement Savings Plan of Provident Bank.

(dd) Former Wilmington Trust Plan Participant: An individual with an account balance in the Wilmington Trust Plan on the Merger Date.

(ee) Wilmington Trust Plan: Wilmington Trust Thrift Savings Plan.

Section 15.2 Protected Benefit Options for Former Chemical Plan Participants.

(a) A Former Chemical Plan Participant is eligible to elect to receive an amount of his Account up to his Protected Balance as an in-service withdrawal as described in Article 6 hereof or as described below. Amounts withdrawn under this Section 15.2(a) will be withdrawn pro rata from the Investment Options in which the Former Chemical Plan Participant’s Protected Balance is invested.

(1) A Former Chemical Plan Participant may withdraw all or part of his Protected Balance attributable to after-tax contributions and rollover contributions at any time.

(2) A Former Chemical Plan Participant may withdraw at any time all or part of his Protected Balance attributable to (i) “MHT Optional Allocations,” if any, contributed under the MHT Profit Sharing Plan prior to January 1, 1980; and (ii) “Matching Contributions,” if any, contributed under the MHT Performance Incentive Plan on or before March 1, 1988.

(3) A Former Chemical Plan Participant who has attained age 59  1/2 may withdraw all or part of his Protected Balance at any time.

(b) If a Former Chemical Plan Participant’s Protected Balance is greater than $5,000, he is eligible to elect to receive an amount of his Account equal to his Protected Balance in any form of benefit described in Article 8 hereof or in any form described below:

(1) Approximately equal annual cash installments of at least $500 over a period no longer than the life expectancy of the Former Chemical Plan Participant or the joint life expectancy of the Former Chemical Plan Participant and his designated Beneficiary. The $500 minimum installment requirement does not apply to a Former Chemical Plan Participant who was a participant in the Chemical Savings Plan on December 31, 1987.

(2) Deferral of benefit commencement until the Valuation Date coincident with or next following the date on which the Former Chemical Plan Participant attains age 70  1/2.

(3) Distribution of After-Tax Contributions made to the Chemical Plan prior to January 1, 1993 in a lump sum as soon as practicable after the Valuation Date coincident with or next following the Former Chemical Plan Participant’s termination of service with the Employer, and deferral of his remaining Protected Balance until a date no later than the date described in (2) above.

(c) A Former Chemical Plan Participant who is also a Former MHT Plan Participant (as defined in Section 14.1(k) hereof) is eligible to elect (1) to have his entire Protected Balance Distributed to him in any form described in (b) above, or (2) to have that part of his Protected Balance described in Section 14.1(y) hereof, if any, Distributed in a form described in Section 14.4 hereof and the remainder of his Protected Balance distributed in a form described in (b) above.

(d) The Beneficiary of a Former Chemical Plan Participant who was a participant in the Chemical Savings Plan on December 31, 1992 may elect to have his death benefit payable in approximately equal annual installments up to a maximum of 15 installment payments.

Section 15.3 Protected Benefit Options for Former Citizens Plan Participants.

(a) A Former Citizens Plan Participant is eligible to elect to receive an amount of his Account up to his Protected Balance as an in-service withdrawal as described in Article 6 hereof or as described below. Amounts withdrawn under this Section 15.3(a) will be withdrawn pro rata from the Investment Options in which the Former Citizens Plan Participant’s Protected Balance is invested.

(1) A Former Citizens Plan Participant may withdraw all or part of his Protected Balance attributable to after-tax contributions at any time.

(2) A Former Citizens Plan Participant who has attained age 59  1/2 may withdraw all or part of his Protected Balance at any time.

(b) Notwithstanding any other provision of this Plan, if a Former Citizens Plan Participant’s Protected Balance is greater than $5,000 when he terminates employment, he is eligible to elect to defer Distribution of his Protected Balance until the Valuation Date preceding or coincident with the April 1 of the calendar year following the calendar year in which the Former Citizens Plan Participant attains age 70  1/2.

Section 15.4 Protected Benefit Options for Former Statewide Plan Participants. If a Former Statewide Plan Participant’s Protected Balance is greater than $5,000, he is eligible to elect to receive an amount of his Account equal to his Protected Balance in any form of benefit described in Article 8 hereof or in monthly, quarterly, semiannual or annual cash installments over a period no longer than the life expectancy of the Former Statewide Plan Participant or the joint life expectancy of the Former Statewide Plan Participant and his designated Beneficiary.

Section 15.5 Protected Benefit Options for Former Chase Plan Participants.

(a) A Former Chase Plan Participant is eligible to elect to receive an amount of his Account up to his Protected Balance as an in-service withdrawal as described in Article 6 hereof or as described below. Amounts withdrawn under this Section 15.5(a) will be withdrawn pro rata from the Investment Options in which the Former Chase Plan Participant’s Protected Balance is invested.

(1) A Former Chase Plan Participant may withdraw all or part of his Protected Balance attributable to rollover contributions at any time.

(2) A Former Chase Plan Participant may withdraw all or part of his Protected Balance attributable to his: (i) Company Contributions Account (as defined in Chase Plan Section 2.9), excluding Limited Deferral Allocations (as defined in Chase Plan Section 2.32); and (ii) TIP Saver Account (as defined in Chase Plan Section 2.51) at any time.

(3) A Former Chase Plan Participant who has attained age 59 1/2 may withdraw all or part of his Protected Balance attributable to his TaxWiser Account (as defined in Chase Plan Section 2.46).

(b) If a Former Chase Plan Participant’s Protected Balance is greater than $5,000, he is eligible to elect to receive an amount of his Account equal to his Protected Balance in any form of benefit described in Article 8 hereof or in quarterly cash installments over a period of five or ten years, as elected by the Former Chase Plan Participant, but not beyond the 80th birthday of the Former Chase Plan Participant.

Section 15.6 Protected Benefit Options for Former Onbank Plan Participants.

(a) A Former Onbank Plan Participant is eligible to elect to receive an amount of his Account up to his Protected Balance as an in-service withdrawal as described in Article 6 hereof, or as described below. Amounts withdrawn under this Section 15.6(a) will be withdrawn pro rata from the Investment Options in which the Former Onbank Plan Participant’s Protected Balance is invested.

(1) A Former Onbank Plan Participant may withdraw all or part of his Protected Balance attributable to rollover contributions and matching contributions (as defined in Section 1.41 of the Onbank Plan) at any time.

(2) A Former Onbank Plan Participant who has attained age 59 1/2 may withdraw at any time all or part of his Protected Balance attributable to his (A) Voluntary Contributions (as defined in Section 1.69 of the Onbank Plan) under the Onbank Plan, and (B) Basic Contributions (as defined in Section 1.6 of the Onbank Plan) under the Onbank Plan.

(3) A Former Onbank Plan Participant who has attained age 59  1/2 may withdraw at any time all or part of his Protected Balance attributable to his Franklin Transfer Account.

(b) Except, as provided in Sections 8.3(c) and (f) hereof, if a Former Onbank Plan Participant terminates from service on account of Disability, Early Retirement or on or after the attainment of age 65 (age 55 for purposes of (iv) below), and if the Former Onbank Plan Participant’s Protected Balance is greater than $5,000, he is eligible to elect to receive an amount of his Account equal to his Protected Balance in any form of benefit described in Article 8 hereof, or in (i) a lump sum payment as of any Valuation Date which date is not later than 13 months following the Former Onbank Plan Participant’s termination of service; (ii) in annual installments over a period not to exceed 20 years; (iii) partially in a lump sum in accordance with (i) and partially in annual installment payments over a fixed period not to exceed 10 years; or (iv) to the extent of his Franklin Transfer Account, if any, in monthly, quarterly, semiannual or annual installments over a period certain.

(1) The period over which the installment payments are to be made will in no event exceed the life expectancy of the Former Onbank Plan Participant or the joint and last survivor life expectancy of the Former Onbank Plan

Participant and the Beneficiary designated by him. The life expectancy of the Former Onbank Plan Participant or the joint life and last survivor expectancy of the Former Onbank Plan Participant and his designated Beneficiary will be determined only once, as of the Valuation Date on which the installment payments are scheduled to commence on the basis of Tables V and VI, as applicable, of Section 1.72-9 of the Treasury Regulations.

(2) A Former Onbank Plan Participant who has elected a Distribution under Section 15.6(b)(1)(i), (ii) or (iii) hereof may request a change in his method of payment.

Section 15.7 Protected Benefit Options for Former Onbank ESOP Participants. A Former Onbank ESOP Participant is eligible to elect to receive an amount of his Account up to his Protected Balance (a) in any form described in Article 8 hereof, or (b) if his Protected Balance exceeds $5,000 and he requests on a form provided by the Committee and filed with the Committee no later than 15 days prior to the date on which his employment with the Employer terminates, in substantially equal annual installments (1) over a period of five years, or (2) a shorter or longer period than in (1) above, which period is less than the lesser of (A) 20 years, or (B) the life expectancy of the Former Onbank ESOP Participant and his Beneficiary or, if his Beneficiary is a natural person, the joint life and last survivor expectancy of the Former Onbank ESOP Participant and his Beneficiary.

Section 15.8 Protected Benefit Options for Former FNBR Plan Participants.

(a) Notwithstanding any other provision of this Plan, if the Employer sells substantially all the assets used in a trade or business or sells a subsidiary, a Former FNBR Plan Participant who continues employment with the acquiring corporation may elect to receive a lump sum Distribution of an amount of his Account equal to that portion of his Protected Balance attributable to elective deferrals (as defined in Code Section 402(g)), to the extent permitted under Code Section 401(k)(10).

(b) If a Former FNBR Plan Participant terminates from service for any reason (including on account of Disability), and if the Former FNBR Plan Participant’s Protected Balance is greater than $5,000, he (or his Beneficiary if the Participant had not made a Distribution election prior to his death) is eligible to elect to receive a Distribution of an amount of the Participant’s Account equal to his Protected Balance at any time prior to the date Distribution is required pursuant to Sections 8.3(c) through (f) hereof, in (i) a lump sum, (ii) monthly, quarterly or annual installments (including in the form of a nontransferable annuity contract) over a fixed and reasonable period not to exceed the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and his Beneficiary, which installments may be accelerated at any time upon the written election of the Participant (or, if applicable, his Beneficiary), or (iii) any combination of (i) and (ii) above. Except in the case of a surviving spouse, a Beneficiary’s election under the preceding sentence is subject to any restrictions designated by the Participant in writing and not revoked at the time of his death. For purposes of Sections 8.3(e) and (f) hereof, the Committee will redetermine the life expectancy of the Participant and/or, if applicable, his spouse, upon written request.

Section 15.9 Protected Benefit Options for Former Keystone Plan Participants.

(a) A Former Keystone Plan Participant is eligible to elect to receive an amount of his Account up to his Protected Balance as an in-service withdrawal as described in Article 6 hereof or as described below. Amounts withdrawn under this Section 15.9(a) will be withdrawn pro rata from the Investment Options in which the Former Keystone Plan Participant’s Protected Balance is invested.

(1) A Former Keystone Plan Participant may withdraw all or part of his Protected Balance attributable to after-tax contributions at any time.

(2) A Former Keystone Plan Participant who has attained age 59 1/2 may withdraw all or part of his Protected Balance at any time.

(b) Notwithstanding any other provision of this Plan, if a Former Keystone Plan Participant’s Protected Balance is greater than $5,000 when he terminates employment, he is eligible to elect to defer Distribution of his Protected Balance until the Valuation Date preceding or coincident with the April 1 of the calendar year following the calendar year in which the Former Keystone Plan Participant attains of age 70 1/2.

Section 15.10 Protected Benefit Options for Former Allfirst Plan Participants.

(a) A Former Allfirst Plan Participant is eligible to elect to receive an amount of his Account up to his Protected Balance as an in-service withdrawal as described in Article 6 hereof, or as described below. Amounts withdrawn under this Section 15.10(a) will be withdrawn pro rata from the Investment Options in which the Former Allfirst Plan Participant’s Protected Balance is invested.

(1) A Former Allfirst Plan Participant who participated in the former Dauphin Deposit Corporation Savings Plan may withdraw all or part of his Protected Balance attributable to after-tax contributions and rollover contributions at any time.

(2) A Former Allfirst Plan Participant who has attained age 59 1/2 may withdraw all or part of his Protected Balance, other than amounts attributable to additional employer contributions (excluding for this purpose excess sick leave contributed under Section 8.1(a) of the Allfirst Plan), at any time.

(b) If the Protected Balance of a Former Allfirst Plan Participant who terminates employment for any reason exceeds $5,000, that Former Allfirst Plan Participant may elect prior to April 1, 2004 to receive the amount of his Account equal to his Protected Balance in the form of installment payments as provided in the Allfirst Plan or in accordance with Article 8 hereof. Thereafter, Distribution of the Former Allfirst Plan Participant’s Protected Balance will be made in accordance with Article 8 hereof. If the Protected Balance of a Former Allfirst Plan Participant is $5,000 or less, Distribution of the Former Allfirst Plan Participant’s Protected Balance will be made in accordance with Article 8 hereof.

(c) Notwithstanding any other provision of this Plan, if a Former Allfirst Plan Participant’s Protected Balance is greater than $5,000, he is eligible to elect to defer Distribution of his Protected Balance until the Valuation Date preceding or coincident with the April 1 of the calendar year following the calendar year in which the later of the Former Allfirst Plan Participant’s attainment of age 70 1/2 or retirement occurs.

Section 15.11 Repayment of Cash-out.

(a) If, upon termination of service with an employer that participated in a Merged Plan, a Former Merged Plan Participant received a distribution from his account thereunder when he was less than 100 percent vested in his account and forfeited his nonvested account balance, and if the Former Merged Plan Participant then is employed by the Employer before he incurs five consecutive one-year Breaks in Service, his forfeited account balance will be restored to him if he repays to the Plan the full amount of the distribution attributable to employer contributions before the earlier of (1) five years after the date on which the Former Merged Plan Participant is employed by the Employer, or (2) the date on which the Former Merged Plan Participant incurs five consecutive one-year Breaks in Service following the distribution.

(b) If, upon termination of service with an employer that participated in a Merged Plan, a Former Merged Plan Participant who was zero percent vested in his account under a Merged Plan was deemed to have received a distribution of his vested account balance and forfeited his nonvested account balance, his forfeited account balance will be restored to him if he is employed by the Employer before he incurs five consecutive one-year Breaks in Service.

(c) For purposes of (a) and (b) above ((a) only in the case of the FNBR Plan and the Allfirst Plan), (i) the term “Merged Plan” means the Citizens Plan, the FNBR Plan, the Onbank Plan, the Statewide Plan, or the Allfirst Plan, and (ii) the term “Break in Service” has (1) the same meaning as assigned that term in the Citizens Plan, in the case of a Former Citizens Plan Participant; (2) the same meaning assigned that term in the FNBR Plan, in the case of a Former FNBR Plan Participant; (3) the same meaning as assigned that term in the Statewide Plan, in the case of a Former Statewide Plan Participant; (4) the same meaning as the term “One Year Period of Severance” in the Onbank Plan, in the case of a Former Onbank Plan Participant, and (5) the same meaning as assigned that term in the Allfirst Plan, in the case of a Former Allfirst Plan Participant. For purposes of (a) and (b) above, (i) the term “Merged Plan” also means the Wilmington Trust Plan, and (ii) the term “Break in Service” also has the same meaning as assigned to the term “Period of Severance” in Wilmington Trust Plan, in the case of a Former Wilmington Trust Plan Participant.

Section 15.12 Preservation of Code Section 411(d)(6) Benefits. Notwithstanding any other provision of the Plan, the Plan will preserve all applicable optional forms of benefits available under a Merged Plan with respect to any Protected Balance transferred from the Merged Plan to this Plan to the extent required by Code Section 411(d)(6).

Section 15.13 Protected Benefit Options for Former Partners Trust Plan Participants.

(a) A Former Partners Trust Plan Participant is eligible to elect to receive an amount of his Account up to his Protected Balance as an in-service withdrawal as described in Article 6 hereof, or as described below. Amounts withdrawn under this Section 15.13(a) will be withdrawn pro rata from the Investment Options in which the Former Partners Trust Plan Participant’s Protected Balance is invested.

(1) Not more than once in any 12-month period, a Former Partners Trust Plan Participant may withdraw all or part of his Protected Balance attributable to after-tax contributions rollover contributions at any time.

(2) A Former Partners Trust Plan Participant who has attained age 59 1/2 may withdraw all or part of his Protected Balance attributable to pre-tax contributions, BSB bonus contributions, rollover contributions, matching contributions and BSB matching contributions at any time

(b) If a Former Partners Trust Plan Participant terminates from service in connection with his retirement or disability, and if the Former Partners Trust Plan Participant’s Protected Balance is greater than $1,000, he (or his Beneficiary if the Participant had not made a Distribution election prior to his death) is eligible to elect to receive a Distribution of an amount of the Participant’s Account equal to his Protected Balance at any time prior to the date Distribution is required pursuant to Sections 8.3(c) through (f) hereof, in (i) a lump sum, (ii) monthly, quarterly, semi-annual or annual installments over a fixed and reasonable period not to exceed the life expectancy of the Participant, or (iii) a partial distribution of the Participant’s Account equal to his Protected Balance, with the balance of such amount paid in installments over a period not to exceed 20 years. Except in the case of a surviving spouse, a Beneficiary’s election under the preceding sentence is subject to any restrictions designated by the Participant in writing and not revoked at the time of his death. For purposes of Sections 8.3(e) and (f) hereof, the Committee will redetermine the life expectancy of the Participant and/or, if applicable, his spouse, upon written request.

For purposes of this subsection, a Distribution will be a distribution on account of early retirement if the Participant retires before age 65, but after —

(1) With respect to a Former BSB Plan Participant other than a former Skaneatles Savings Bank employee, the Participant’s completion of five consecutive years of credited service, provided the Participant (A) attains age 60, or (B) the sum of his attained age and vested service equals or exceeds 75 years. For this purpose, vested service and credited service mean vested service and credited service as defined under Section 1.28 of the Partners Trust Plan.

(2) With respect to a Former BSB Plan Participant who was a former Skaneatles Savings Bank employee, (A) the Participant attains age 60, or (B) the sum of the Participant’s attained age and period of service equals or exceeds 75 years. For this purpose, period of service means period of service as defined under Section 1.28 of the Partners Trust Plan.

(c) If a Former Partners Trust Plan Participant terminates from service other than in connection with his retirement or disability, and if the Former Partners Trust Plan Participant’s Protected Balance is greater than $1,000, he (or his Beneficiary if the Participant had not made a Distribution election prior to his death) is eligible to elect to receive a Distribution of an amount of the Participant’s Account equal to his Protected Balance at any time prior to the date Distribution is required pursuant to Sections 8.03(c) through (f) hereof, in accordance with Article 8.

(d) Notwithstanding any other provision of this Plan, if a Former Partners Trust Plan Participant’s Protected Balance is greater than $1,000, he is eligible to elect to defer Distribution of his Protected Balance until the Valuation Date preceding or coincident with the April 1 of the calendar year following the calendar year in which the later of the Former Partners Trust Plan Participant’s attainment of age 70 1/2 or retirement occurs.

Section 15.14 Protected Benefit Options for Former Provident Plan Participants. A Former Provident Plan Participant is eligible to elect to receive an amount of his Account up to his Protected Balance as an in-service withdrawal as described in Article 6 hereof or as described below. Amounts withdrawn under this Section 15.14 will be withdrawn pro rata from the Investment Options in which the Former Provident Plan Participant’s Protected Balance is invested.

(a) A Former Provident Plan Participant may withdraw all or part of his Protected Balance attributable to rollover contributions at any time.

Section 15.15 Protected Benefit Options and Other Provisions for Former Wilmington Trust Plan Participants

(a) Former Wilmington Trust Plan Participants who had previously terminated employment and who were receiving installment payments under Wilmington Trust Plan Section 6.02 on the Merger Date will have the remaining balance of their account distributed to them in a lump sum as soon as practicable after the Merger Date.

(b) A Former Wilmington Trust Plan Participant may withdraw all or part of his Protected Balance attributable to rollover contributions or voluntary contributions at any time, provided that a withdrawal of rollover contributions may not be made more often than once in any 12 month period.

(c) A Former Wilmington Trust Plan Participant who is covered by the “Protected Benefit Addendum” to the Wilmington Trust Plan and who terminates employment due to disability as defined in such Addendum will be 100% vested in his Protected Balance.

(d) A Former Wilmington Trust Plan Participant who has an outstanding loan from the Wilmington Trust Plan on the Merger Date may continue to repay the loan in accordance with the terms of the promissory note evidencing such loan. Otherwise, the provision of Article 7 of this Plan will apply to the loan to the extent not inconsistent with promissory note.

ARTICLE 16

ESOP PROVISIONS

Section 16.1 General. The provisions of this Article 16 apply solely to the ESOP Component of the Plan.

Section 16.2 Right to Distribution of M&T Stock. A Participant entitled to a Distribution has the right to elect to receive the Distribution in the form of M&T Stock. If a Participant elects a Distribution in the form of M&T Stock, his election will be treated as an election by the Participant (i) to transfer the balance in the Participant’s Account invested in the Money Market Account to M&T Stock, and (ii) to receive his Distribution from the ESOP Component of the Plan in the form of M&T Stock in accordance with Section 8.4(b) hereof.

Section 16.3 Dividends on M&T Stock. Subject to Section 16.7(b)(2) hereof, a Participant may elect, in the time and in the manner prescribed by the Committee, to receive a distribution of dividends paid on shares of M&T Stock held in the Trust and allocated to the Participant’s Account. Those dividends will be distributed quarterly, as soon as administratively practicable after those dividends are paid to the Trust. If a Participant elects not to take a distribution of dividends, the dividends will be reinvested in M&T Stock to which the Participant will have a 100% vested and nonforfeitable right.

Section 16.4 Diversification. A Participant may elect, pursuant to Section 5.2(d) hereof, to transfer all or part of his Account invested in M&T Stock to any other Investment Option. Section 5.2(d) hereof is intended to satisfy the diversification requirements of Code Section 401(a)(28).

Section 16.5 Voting Rights.

(a) On any matter that involves the voting of the M&T Stock held in the Trust, each Participant has the right to direct the Trustee as to the manner in which it is to vote M&T Stock allocated to his Account. The Trustee will vote M&T Stock held in the Trust in accordance with those directions. If the matter involving the voting of M&T Stock held in the Trust is not an exchange or tender offer, then as to M&T Stock for which the Trustee does not receive timely and proper directions (including unallocated shares), the Trustee will vote the M&T Stock in the same proportion as it votes M&T Stock as to which timely and proper directions are received. If the matter involving the voting of M&T Stock held in the Trust is an exchange or tender offer, then the Trustee will not tender or exchange M&T Stock as to which the Trustee does not receive timely and proper directions (including unallocated shares).

(b) The Committee will promptly distribute to all Participants all or a part of whose Accounts are invested in M&T Stock all notices of M&T Bank Corporation shareholder meetings and any other notices, reports or materials distributed by M&T Bank Corporation to its shareholders. On any matter with respect to which a Participant is entitled to direct the Trustee hereunder, the Committee will solicit those directions by distributing to each Participant to whose Account M&T Stock has been allocated, the information distributed to shareholders of M&T Bank Corporation generally in connection with the matter, together with any additional information the Committee deems appropriate for each Participant to give proper directions to the Trustee. The directions received from any Participant will be held in confidence by the Committee and the Trustee and will not be individually divulged or released to any person, including officers or employees of the Employer. Any proper and reasonable costs incurred in connection with obtaining directions will be treated as expenses of the Committee for the purposes of Section 9.3 hereof.

Section 16.6 Put Rights. If M&T Stock, when distributed to a Participant or Beneficiary (“Distributee”), is (i) not a Publicly Traded Security, (ii) subject to trading limitations under any federal or state securities laws, any regulations thereunder, or any agreement affecting the M&T Stock that would make the M&T Stock not as freely tradable as stock not subject to those restrictions, or (iii) is a Publicly Traded Security without restriction but ceases to be so traded within 12 months after distribution, that M&T Stock will be subject to a put option to sell any or all that M&T Stock to the Corporation. The put option may be exercised by the Distributee and is subject to the terms and conditions of this Section 16.6 as follows:

(a) Exercise of Option. The put option exercise period commences on the day following the date on which the M&T Stock is Distributed to the Distributee and ends 60 days thereafter. If the Distributee does not exercise the put option during this first put option exercise period, the Distributee may exercise the put option in the next following Plan Year during the subsequent 60-day period beginning on the day after the Committee mails written notice to the Distributee of the then most recent determination of the fair market value of the M&T Stock.

(b) Terms of Option. Unless extended as provided in paragraph (c) or (f) below, each put option expires at 12:00 midnight (Eastern Standard or Eastern Daylight Time, whichever is in effect at the Corporation’s principal office) on the day after the applicable 60-day put option exercise period expires. The option price is the fair market value of the M&T Stock, as determined in good faith and based on all relevant factors for determining the fair market value of M&T Stock on the date of valuation, by the Trustee. The date of valuation is the Anniversary Date immediately preceding the date of exercise of the option provided, however, that the date of valuation with respect to a transaction between the Plan and a Participant who is a Disqualified Person on the date of the transaction is the date of the transaction. If the Distributee received the M&T Stock in a Distribution of the Participant’s entire Account, then the Corporation may elect to pay the option price in equal annual installments over a period not longer than five years from the date on which the option is exercised. If the Corporation so elects, it may pay interest on the unpaid balance at the M&T Bank prime rate on the date of sale, plus two percentage points. Any other terms of sale will be determined by agreement between the Corporation and the Distributee. The Distributee, in any event, will be provided with adequate security for the payment of any amounts deferred beyond 30 days from the exercise of the put option.

(c) Obligation to Purchase Limited. The Corporation is not required to purchase M&T Stock pursuant to a put option under this Section 16.6 to the extent that, at the time the option is exercised, the purchase would be prohibited by applicable federal or state law.

If a Distributee is unable to exercise his option during any 60-day put option exercise period because the Corporation is prohibited by applicable federal or state law from honoring the option, then the put option exercise period will be postponed until the prohibition on the option transaction has been removed. Under no circumstances will the Trustee be bound to purchase M&T Stock pursuant to a put option under this Section 16.6. If, however, a purchase by the Trustee is not then prohibited by law, and would not in the opinion of the Trustee, violate any fiduciary obligation imposed on it, then the Trustee may, with the consent of the Corporation, elect to assume the rights and obligations of the Corporation under the put option.

(d) Nontransferability. The put option granted under this Section 16.6 may not be transferred or assigned.

(e) Certain Arrangements Barred. Neither the Corporation nor the Trustee may enter into any arrangements involving the Plan that would provide for the issuance of put options by the Plan other than as specified in this Section 16.6. Furthermore, neither the Corporation nor the Trustee is obligated to purchase M&T Stock except as specifically provided herein.

(f) Notice of Grant of Certain Put Options. If a put option is granted because M&T Stock was a Publicly Traded Security without restriction when Distributed but subsequently ceased to be a Publicly Traded Security, then the first put option exercise period during which the option is exercisable begins on the date on which the Distributee is notified that the M&T Stock has ceased to be a Publicly Traded Security.

(g) Payment. Payment for the purchase of M&T Stock under this Section 16.6 will occur on a date specified by the Corporation or Trustee, but not more than 30 days after a put option is exercised. If the Corporation or Trustee elects to pay for the M&T Stock in annual installments, the first annual installment toward the Trustee’s or Corporation’s purchase of M&T Stock under this Section 16.6 is due no later than 30 days after the put option is exercised.

(h) Definitions. For purposes of this Section 16.6, the term (i) “Publicly Traded Security” means a security listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934 or that is quoted on a system sponsored by a national securities association registered under Section 15A(b) of the Securities Exchange Act; and (ii) “Disqualified Person” means a “disqualified person” within the meaning of Code Section 4975(e)(2).

Section 16.7 Acquisition Loans.

(a) Definition. An “Acquisition Loan” means any loan or extension of credit, such as a purchase money security interest, that is made to the Plan, and either is made or is guaranteed by the Corporation or by a Disqualified Person (as defined in Section 16.6(h) hereof), and meets the following requirements:

(1) Primary Benefit. The Acquisition Loan must be for the primary benefit of Participants and their Beneficiaries. This requirement is not met unless, at the time that the Acquisition Loan is made, both (i) the interest rate for the

Acquisition Loan and the price of the M&T Stock to be acquired with the Acquisition Loan proceeds are not such that Plan assets might be diminished, and (ii) the terms of the Acquisition Loan, whether or not between independent parties, are at least as favorable to the Plan as the terms of a comparable loan resulting from arm’s length negotiations between independent parties.

(2) Use of Loan Proceeds. Within a reasonable time after receipt of the Acquisition Loan proceeds, the Trustee must use the proceeds to acquire M&T Stock, to repay such Acquisition Loan or to repay a prior Acquisition Loan. The proceeds of the Acquisition Loan may not be used for any purpose or purposes other than as set forth in the preceding sentence. M&T Stock acquired with the proceeds of the Acquisition Loan will not be subject to any options or buy-sell or similar arrangements or restrictions while held by and distributed from the Plan.

(3) Liability and Collateral. The Acquisition Loan must be without recourse against the Plan. The only assets that may be used as collateral for the Acquisition Loan are M&T Stock acquired with the proceeds of the Acquisition Loan or used as collateral on a prior Acquisition Loan repaid with the proceeds of the current Acquisition Loan. The only assets of the Plan to which any person entitled to payment under the Acquisition Loan has any right are (i) the collateral of the Acquisition Loan, (ii) Contributions (other than in the form of M&T Stock) made under the Plan to meet the Plan’s obligations under the Acquisition Loan, and (iii) earnings attributable to the collateral and to the investment of the Contributions.

(4) Default. In the event of a default on the Acquisition Loan, the value of Plan assets transferred in satisfaction of the Acquisition Loan may not exceed the amount of the default. Any Acquisition Loan made to the Plan by a Disqualified Person, but not including an Acquisition Loan made to the Plan by an independent person and merely guaranteed by a Disqualified Person, will provide that, upon default, Plan assets will be transferred only upon and to the extent of the failure of the Plan to meet the payment schedule of the loan.

(5) Rate of Interest. The rate of interest of the Acquisition Loan may not exceed a reasonable rate of interest, considering all relevant factors including the amount and duration of the Acquisition Loan, the security and guarantee (if any) involved, the credit standing of the Plan and the guarantor (if any) and the interest rate then prevailing for comparable loans. A variable interest rate may be deemed to be reasonable when the foregoing factors are considered.

(6) Release from Encumbrance. The Acquisition Loan must provide for the release from encumbrance of Plan assets used as collateral for the Acquisition Loan according to one of the following formulas, as specified by the Committee:

(i) The number of shares of M&T Stock released for each Plan Year during the term of the Acquisition Loan will equal the number of shares of Stock held immediately before release for the current Plan Year, multiplied by the amount of principal and interest paid for the Plan Year, divided by the amount of principal and interest both paid for the current Plan Year and remaining to be paid in all future Plan Years. The number of future Plan Years under the Acquisition Loan must be definitely ascertainable and will not take into account any possible extensions or renewal periods. In computing the interest due in all future years on an Acquisition Loan with a variable interest rate, the interest rate applicable at the end of the current Plan Year will be used. If the collateral for a Acquisition Loan consists of more than one class of M&T Stock, the number of shares of stock of each class to be released in any Plan Year will be determined by applying the same fraction to each class; or

(ii) The number of shares of M&T Stock to be released from encumbrance may be determined solely with reference to principal payments if (A) the Acquisition Loan provides for annual payments of principal and interest at a cumulative rate not less rapid at any time than level annual payment of those amounts for 10 years, (B) the interest portion of any payment is disregarded only to the extent that it would be deemed to be interest under standard loan amortization tables, and (C) the sum of the expired duration of the Acquisition Loan and the period of any renewal or extension or the duration of a new Acquisition Loan does not exceed 10 years.

(7) Term of Loan. The term of the Acquisition Loan must be specific and may not be payable on the demand of any person except in the case of default.

(b) Accounts and Allocations of Contributions.

(1) Suspense Account. Notwithstanding any provisions in Article 5 hereof to the contrary, the Trustee will maintain a separate Suspense Account to which it will add all M&T Stock acquired with the proceeds of an Acquisition Loan. All M&T Stock held in the Suspense Account will be assets of the Plan. At the time an Acquisition Loan is made, the Committee must inform the Trustee whether it is to release M&T Stock from the Suspense Account according to the formula set forth in (a)(6) above. At the end of each Plan Year the Trustee must release those shares of M&T Stock from the Suspense Account in accordance with the applicable formula and must withdraw those shares of M&T Stock from the Suspense Account. Immediately upon releasing M&T Stock from the Suspense Account, the Trustee will allocate to the Participants’ Accounts, the shares and fractions of shares withdrawn from the Suspense Account (subject to the limitations set forth in Section 5.3 hereof) in the same ratio that each Participant’s Compensation bears to the total of all Participants’ Compensation.

(2) Earnings. The Trustee will allocate the earnings, if any, received with respect to M&T Stock held in the Suspense Account acquired with the proceeds of an Acquisition Loan as earnings of the Plan except to the extent that those earnings are used to repay the Acquisition Loan or are collateral for the Acquisition Loan. If the Plan receives cash dividends with respect to M&T Stock held in the Suspense Account, the Trustee may, as directed by the Committee, use the cash dividends to make payments on the Acquisition Loan. If the Plan receives cash dividends with respect to M&T Stock allocated to a Participant’s Account acquired with the proceeds of an Acquisition Loan while the Plan remains obligated to make payments on the Acquisition Loan, the Trustee may, as directed by the Committee, use the cash dividends to make payments on the Acquisition Loan, provided, however, that the Trustee will allocate to the Participant’s Account M&T Stock with a fair market value at least equal to the amount of the cash dividend that, but for the repayment of the Acquisition Loan, would have been allocated to the Participant. If the cash dividends are not used to make payments on an Acquisition Loan, the cash dividends will be distributed to the Participant or credited to the Participant’s Account as described in Section 16.3 hereof. Notwithstanding the foregoing, no cash dividend on M&T Stock will be applied to make payments on an Acquisition Loan unless the proceeds of the Acquisition Loan were used to (i) acquire the M&T Stock with respect to which the cash dividend was paid, or (ii) repay another Acquisition Loan the proceeds of which were used to acquire the M&T Stock.

(c) Valuation.

(1) For the purposes of this Section 16.7, the valuation of all M&T Stock is the fair market value of the shares, as determined in good faith and based on all relevant factors for determining the fair market value of securities, on the date of valuation. In the case of a transaction between the Plan and a Disqualified Person, the date of valuation is the date of the transaction. For all other purposes relating to allocation, the date of valuation is the most recent Anniversary Date.

(2) Notwithstanding anything in the Plan to the contrary, if at any time M&T Stock is not readily tradable on an established market (within the meaning of Code Section 401(a)(28)(C)), all valuations of M&T Stock under the Plan will be made by an independent appraiser, selected by the Committee, who meets the requirements of the regulations promulgated under Code Section 170(a)(1).

(d) Distribution. If M&T Stock acquired with the proceeds of an Acquisition Loan consists of more than one class of securities, each Distributee (as defined in Section 16.6 hereof) will receive substantially the same proportion of each class as such securities are held by the Trust Fund. The provisions of Article 8 hereof govern the form of Distribution.

(e) Termination of the Plan. If this Plan ever ceases to be an employee stock ownership plan, all M&T Stock that has been acquired with proceeds of an Acquisition Loan will continue, after the Acquisition Loan is paid, to be subject to Section 16.6 hereof.

(f) Preemption. Any provision herein to the contrary notwithstanding, the provisions of this Section 16.7 govern all transactions relating to Acquisition Loans and M&T Stock acquired with the proceeds of the Loans.

MANUFACTURERS AND TRADERS TRUST COMPANY

Dated:	By:

APPENDIX A

GOOD FAITH AMENDMENT FOR FINAL 415 REGULATIONS

PREAMBLE

This Appendix contains provisions that are intended to comply with the requirements of the final regulations under Code Section 415 that were published in the Federal Register on April 5, 2007 (“Final 415 Regulations”) and is to be construed in accordance with guidance issued thereunder.

ARTICLE 1

RULES OF CONSTRUCTION

Section 1.1 Superseding Of Inconsistent Provisions. This Appendix supersedes the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Appendix.

Section 1.2 Construction. Except as otherwise provided in this Appendix, any reference to “Section” in this Appendix refers only to sections within this Appendix, and is not a reference to the Plan. The Article and Section numbering in this Appendix is solely for purposes of this Appendix, and does not relate to any Plan article, section or other numbering designations.

Section 1.3 Defined Terms. Except as otherwise provided in this Appendix, any reference in this Appendix to a defined term will have the same meaning as otherwise defined in the Plan.

Section 1.4 Effect of Restatement of Plan. If the Company restates the Plan, then this Appendix will remain in effect after such restatement unless the provisions in this Appendix are restated or otherwise become obsolete (e.g., if the Plan is restated onto a plan document which incorporates the Final 415 Regulation provisions).

ARTICLE 2

AMENDMENT FOR THE FINAL 415 REGULATIONS

Section 2.1 Effective Date of Article. This Article is effective for Limitation Years and Plan Years beginning on or after July 1, 2007, except as otherwise provided herein.

Section 2.2 General Provisions. The provisions of the Plan setting forth the definition of Compensation for purposes of Code Section 415 (hereinafter referred to as “415 Compensation”), as well as compensation for purposes of determining Highly Compensated Employees pursuant to Code Section 414(q) of the Code and for top-heavy purposes under Code Section 416 (including the determination of Key Employees), will be modified as provided in this Amendment.

Section 2.3 415 Compensation Paid After Severance From Employment. 415 Compensation will be adjusted for the following types of compensation paid after a Participant’s Severance from Employment with the Employer maintaining the Plan (or any other entity that is treated as the Employer pursuant to Code Section 414(b), (c), (m) or (o)). However, amounts described in subsections (a) and (b) below may only be included in 415 Compensation to the extent such amounts are paid by the later of 2 1/2 months after Severance from Employment or by the end of the Limitation Year that includes the date of such severance from employment. Any other payment of compensation paid after Severance from Employment that is not described in the following types of compensation is not considered 415 Compensation within the meaning of Code Section 415(c)(3), even if payment is made within the time period specified above.

(a) Regular Pay. 415 Compensation will include regular pay after Severance from Employment if:

(1) The payment is regular compensation for services during the Participant’s regular working hours, or compensation for services outside the Participant’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments; and

(2) The payment would have been paid to the Participant prior to a Severance from Employment if the Participant had continued in employment with the Company.

(b) Leave Cashouts and Deferred Compensation. Leave cashouts will be included in 415 Compensation if those amounts would have been included in the definition of 415 Compensation if they were paid prior to the Participant’s Severance from Employment, and the amounts are payment for unused accrued bona fide sick, vacation, or other leave, but only if the Participant would have been able to use the leave if employment had continued. In addition, deferred compensation will be included in 415 Compensation if the compensation would have been included in the definition of 415 Compensation if it had been paid prior to the Participant’s Severance from Employment, and the compensation is received pursuant to a nonqualified unfunded deferred compensation plan, but only if the payment would have been paid at the same time if the Participant had continued in employment with the Employer and only to the extent that the payment is includible in the Participant’s gross income.

(c) Salary Continuation Payments for Military Service Participants. 415 Compensation will include payments to an individual who does not currently perform services for the Employer by reason of qualified military service (as that term is used in Code Section 414(u)(1)) to the extent those payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering qualified military service.

(d) Salary Continuation Payments for Disabled Participants. 415 Compensation will include compensation paid to a Participant who is permanently and totally disabled (as defined in Code Section 22(e)(3)).

Section 2.4 Administrative Delay (“The First Few Weeks”) Rule. 415 Compensation for a limitation year will not include amounts earned but not paid during the Limitation Year solely because of the timing of pay periods and pay dates.

Section 2.5 Inclusion of Certain Nonqualified Deferred Compensation Amounts. If the Plan’s definition of Compensation for purposes of Code Section 415 is the definition in Regulation Section 1.415(c)-2(b) (Regulation Section 1.415 2(d)(2) under the Regulations in effect for limitation years beginning prior to July 1, 2007) and the simplified compensation definition of Regulation Section 1.415(c) 2(d)(2) (Regulation Section 1.415-2(d)(10) under the Regulations in effect for limitation years prior to July 1, 2007) is not used, then 415 Compensation will include amounts that are includible in the gross income of a Participant under the rules of Code Section 409A or Code Section 457(f)(1)(A) of the Code or because the amounts are constructively received by the Participant. [Note if the Plan’s definition of Compensation is W-2 wages or wages for withholding purposes, then these amounts are already included in Compensation.]

Section 2.6 Definition of Annual Additions. The Plan’s definition of “Annual Additions” is modified as follows:

(a) Restorative Payments. Annual Additions for purposes of Code Section 415 will not include restorative payments. A restorative payment is a payment made to restore losses to a Plan resulting from actions by a fiduciary for which there is reasonable risk of liability for breach of a fiduciary duty under ERISA or under other applicable federal or state law, where Participants who are similarly situated are treated similarly with respect to the payments. Generally, payments are restorative payments only if the payments are made in order to restore some or all of the plan’s losses due to an action (or a failure to act) that creates a reasonable risk of liability for such a breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan). This includes payments to a plan made pursuant to a Department of Labor order, the Department of Labor’s Voluntary Fiduciary Correction Program, or a court approved settlement, to restore losses to a qualified defined contribution plan on account of the breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan). Payments made to the Plan to make up for losses due merely to market fluctuations and other payments that are not made on account of a reasonable risk of liability for breach of a fiduciary duty under ERISA are not restorative payments and generally constitute contributions that are considered Annual Additions.

(b) Other Amounts. Annual Additions for purposes of Code Section 415 of the Code will not include: (1) The direct transfer of a benefit or employee contributions from a qualified plan to this Plan; (2) Rollover contributions (as described in Code Sections 401(a)(31), 402(c)(1), 403(a)(4), 403(b)(8), 408(d)(3), and 457(e)(16)); (3) Repayments of loans made to a Participant from the Plan; and (4) Repayments of amounts described in Code Section 411(a)(7)(B) of the Code (in accordance with Code Sections 411(a)(7)(C)) and 411(a)(3)(D) or repayment of contributions to a governmental plan (as defined in Code Section 414(d)) as described in Code Section 415(k)(3) of the Code, as well as Employer restorations of benefits that are required pursuant to such repayments.

(c) Date of Tax-Exempt Employer Contributions. Notwithstanding anything in the Plan to the contrary, in the case of an Employer that is exempt from Federal income tax (including a governmental employer), Employer contributions are treated as credited to a Participant’s account for a particular Limitation Year only if the contributions are actually made to the plan no later than the 15th day of the tenth calendar month following the end of the calendar year or fiscal year (as applicable, depending on the basis on which the employer keeps its books) with or within which the particular Limitation Year ends.

Section 2.7 Change of Limitation Year. The Limitation Year may only be changed by a Plan amendment. Furthermore, if the Plan is terminated effective as of a date other than the last day of the Plan’s Limitation Year, then the Plan is treated as if the Plan had been amended to change its Limitation Year.

Section 2.8 Excess Annual Additions. Notwithstanding any provision of the Plan to the contrary, if the Annual Additions exceed the Maximum Permissible Amount for any Participant, then the Plan may only correct such excess in accordance with the Employee Plans Compliance Resolution System (EPCRS) as set forth in Revenue Procedures 2006-27, 2008-50 or any superseding guidance, including, but not limited to, the preamble of the final Regulations under Code Section 415.

Section 2.9 Aggregation and Disaggregation of Plans.

(a) For purposes of applying the limitations of Code Section 415, all defined contribution plans (without regard to whether a plan has been terminated) ever maintained by the Employer (or a “predecessor employer”) under which the participant receives annual additions are treated as one defined contribution plan. The “Employer” means the Employer that adopts this Plan and all members of a controlled group or an affiliated service group that includes the Employer (within the meaning of Code Sections 414(b), (c), (m) or (o)), except that for purposes of this Section, the determination will be made by applying Code Section 415(h), and will take into account tax exempt organizations under Regulation Section 1.414(c) 5, as modified by Regulation Section 1.415(a)-1(f)(1). For purposes of this Section:

(1) A former Employer is a “predecessor employer” with respect to a participant in a plan maintained by an Employer if the Employer maintains a plan under which the participant had accrued a benefit while performing services for the former Employer, but only if that benefit is provided under the plan maintained by the Employer. For this purpose, the formerly affiliated plan rules in Regulation Section 1.415(f)-(b)(2) apply as if the Employer and predecessor Employer constituted a single employer under the rules described in Regulation Sections 1.415(a)-1(f)(1) and (2) immediately prior to the cessation of affiliation (and as if they constituted two, unrelated employers under the rules described in Regulation Sections 1.415(a)-1(f)(1) and (2) immediately after the cessation of affiliation) and cessation of affiliation was the event that gives rise to the predecessor employer relationship, such as a transfer of benefits or plan sponsorship.

(2) With respect to an Employer of a Participant, a former entity that antedates the Employer is a “predecessor employer” with respect to the participant if, under the facts and circumstances, the employer constitutes a continuation of all or a portion of the trade or business of the former entity.

(b) Break up of an Affiliate Employer or an Affiliated Service Group. For purposes of aggregating plans for Code Section 415, a Formerly Affiliated Plan of an employer is taken into account for purposes of applying the Code Section 415 limitations to the employer, but the Formerly Affiliated Plan is treated as if it had terminated immediately prior to the Cessation of Affiliation. For purposes of this paragraph, a “Formerly Affiliated Plan” of an employer is a plan that, immediately prior to the Cessation of Affiliation, was actually maintained by one or more of the entities that constitute the employer (as determined under the employer affiliation rules described in Regulation Sections 1.415(a)-1(f)(1) and (2)), and immediately after the Cessation of Affiliation, is not actually maintained by any of the entities that constitute the employer (as determined under the employer affiliation rules described in Regulation Sections 1.415(a)-1(f)(1) and (2)). For purposes of this paragraph, a “Cessation of Affiliation” means the event that causes an entity to no longer be aggregated with one or more other entities as a single employer under the employer affiliation rules described in Regulation Sections 1.415(a)-1(f)(1) and (2) (such as the sale of a subsidiary outside a controlled group), or that causes a plan to not actually be maintained by any of the entities that constitute the employer under the employer affiliation rules of Regulation Sections 1.415(a)-1(f)(1) and (2) (such as a transfer of plan sponsorship outside of a controlled group).

(c) Midyear Aggregation. Two or more defined contribution plans that are not required to be aggregated pursuant to Code Section 415(f) and the Regulations thereunder as of the first day of a Limitation Year do not fail to satisfy the requirements of Code Section 415 with respect to a Participant for the Limitation Year merely because they are aggregated later in that Limitation Year, provided that no Annual Additions are credited to the Participant’s account after the date on which the plans are required to be aggregated.

Section 2.10 Compensation Limit. If the Plan is a 401(k) plan, then Participants may not make elective deferrals with respect to amounts that are not 415 Compensation. However, for this purpose, 415 Compensation is not limited to the annual compensation limit of Code Section 401(a)(17).

A-5